UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Praxair, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PRAXAIR

Making our planet more productive

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making it
clean&green
N2
pipeline
protection
CO2
sparkle
fizz
&POP!
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light
bright
Ar
sparking
productivity

A MESSAGE FROM OUR LEAD DIRECTOR

Dear Fellow Shareholder,

On behalf of Praxair’s entire Board of Directors, thank you for entrusting us with the oversight of your company.  The Board and management are committed to driving the company’s performance and shareholder value creation.

Strong Corporate Governance Structure

The Board has adopted Corporate Governance Guidelines and policies and practices that implement a strong governance architecture that compares very favorably to those of other S&P 500 companies and to the standards of recognized governance organizations.  Please see pages 8-15 in the accompanying 2017 proxy statement.

A Diverse, Qualified, Independent and Engaged Board of Directors

Your Board is comprised of members who bring a broad diversity of experiences, competencies, backgrounds and perspectives that are well-suited for advice and counsel to, and oversight of, Praxair’s business and its management.  Each director has executive management and oversight experience in most, if not all, of the areas that are critical to the conduct of Praxair’s business, as discussed on pages 22-28 of the proxy statement.  All directors are independent of management except for the Chairman and CEO.

Shareholder Outreach and Executive Compensation Program Changes

Praxair has a robust shareholder outreach program that it has conducted for many years that ensures the Board and management remain responsive to shareholder concerns.  This includes ongoing interaction with institutional investors, as well as an extensive annual shareholder outreach program focused on corporate governance and executive compensation matters.  Among other things, this outreach provided the Compensation & Management Development Committee with valuable input that enabled it to make changes to the executive compensation program in 2016 that were responsive to shareholders (these changes are discussed on pages 4 and 36 of the proxy statement).

Environmental and Social Responsibility

Praxair’s mission of “Making our Planet More Productive” represents Praxair’s commitment to sustainability through its Sustainable Development Program.  In 2016, Praxair was again included in the prestigious Dow Jones Sustainability World Index, making Praxair the only U.S. chemical company selected for 14 consecutive years, and Praxair was again named in 2016 to the Forbes Magazine list of the 500 best large employers in the U.S.  You can learn more about our Sustainable Development Program on our website, www.praxair.com in the Our Company/Sustainable Development section.

Proposed Merger with Linde AG

On December 20, 2016, Praxair and Linde AG announced that the companies intend to combine in a merger of equals under a new holding company through an all-stock transaction.  The companies have signed a non-binding term sheet and expect to execute a definitive Business Combination Agreement as soon as practicable.  Based on 2016 reported results, the combination would create an industrial gases company with pro forma revenues of approximately $28.5 billion (EUR 27 billion), prior to any divestitures, and a current market value in excess of $63.4 billion (EUR 59.8 billion).  The combined company would be governed by a single Board of Directors with equal representation from Linde and Praxair.  Linde’s Supervisory Board Chairman, Professor Dr. Wolfgang Reitzle, would become Chairman of the new company’s Board, and Praxair’s Chairman and CEO, Steve Angel, would become CEO and a member of the Board of Directors.

The Board strongly supports this proposed business combination with Linde because, among other things, we believe that the combined company would create significant value for shareholders through the realization of approximately $1 billion (EUR 0.9 billion) in annual synergies, driven by scale benefits, cost savings and efficiency improvements.  If the companies execute a definitive Business Combination Agreement, we will seek approval of the proposed business combination by Praxair’s shareholders at a future meeting of shareholders.

Other 2016 and Recent Highlights

The Compensation & Management Development Committee made significant changes to the Executive Compensation Program to more closely align pay and performance.  You, our shareholders, expressed your approval of these changes by approving the annual “Say-on-Pay” vote on executive compensation at the 2016 Annual Meeting of Shareholders by 94%, compared to 62% in 2015, before we made the changes.

Ira D. Hall is retiring from the Board just prior to the 2017 Annual Meeting after thirteen years of service, as required by the Board’s Director retirement policy.  The Board thanks Ira for his dedicated service and contributions.

The Board thanks you for your continued support and confidence in Praxair and we look forward to continuing our strong partnership with you.

Regards,

ROBERT L. WOOD

Independent Lead Director

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT HIGHLIGHTS	1
Voting Items	1
Performance Highlights	2
Compensation Highlights	4
Board and Governance Highlights	6
CORPORATE GOVERNANCE AND BOARD MATTERS	8
Praxair’s Corporate Governance Framework	8
Board Committees	16
Director Compensation	20
Director Nominees	22
ITEM 1: ELECTION OF DIRECTORS	29
AUDIT MATTERS	30
Independent Auditor Selection Process	30
Auditor Independence	31
Fees Paid to the Independent Auditor	32
Audit Committee Report	33
ITEM 2: PROPOSAL TO RATIFY THE APPOINTMENT OF THE INDEPENDENT AUDITOR	34
EXECUTIVE COMPENSATION MATTERS	35
Compensation Discussion and Analysis	35
Executive Compensation Highlights	35
Praxair’s Executive Compensation Program	38
Pay Design and Decisions	40
Report of the Compensation Committee	49
Executive Compensation Tables	50
Table 1: Summary Compensation	50
Table 2: Grants of Plan-Based Awards	52
Table 3: Outstanding Equity Awards at Fiscal Year-End	53
Table 4: Option Exercises and Stock Vested	54
Table 5: Pension Benefits	54
Table 6: Nonqualified Deferred Compensation	57
Severance and Other Change-In Control Benefits	58
Table 7: Amounts Potentially Payable upon Termination	59
ITEM 3: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION	62
ITEM 4: ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION	63
ITEM 5: PROPOSAL TO APPROVE AMENDMENTS TO THE AMENDED AND RESTATED 2009 PRAXAIR, INC. LONG TERM INCENTIVE PLAN TO, AMONG OTHER THINGS, AUTHORIZE ADDITIONAL SHARES FOR GRANT AND TO APPROVE THE MATERIAL TERMS OF PERFORMANCE GOALS FOR AWARDS UNDER THE PLAN	64
INFORMATION ON SHARE OWNERSHIP	73
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	74
General Information	74
Miscellaneous	77
APPENDIX 1: AMENDMENTS TO THE AMENDED AND RESTATED 2009 PRAXAIR, INC. LONG TERM INCENTIVE PLAN	1-1

NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS

APRIL 25, 2017

Dear Praxair Shareholder:

The Annual Meeting of Shareholders of Praxair, Inc. (“Praxair” or the “Company”) will be held at 11:00 a.m. on Tuesday, April 25, 2017 at the Ritz-Carlton Westchester Hotel, Three Renaissance Square, White Plains, New York, for the following purposes:

1.	To elect nine directors to the Board of Directors.
2.	To ratify the appointment of the independent auditor.
3.	To provide an advisory vote on Named Executive Officer Compensation.
4.	To provide an advisory vote on the frequency of holding future advisory votes on Named Executive Officer Compensation.
5.

To approve amendments to the Amended and Restated 2009 Praxair, Inc. Long Term Incentive Plan (the “Plan”) to, among other things, authorize additional shares for grant and to approve the material terms of performance goals for awards under the Plan.

6.	To conduct such other business as may properly come before the meeting.

This Proxy Statement and a form of proxy are first being sent to shareholders on or about March 15, 2017.  Only holders of record of Praxair Common Stock at the close of business on March 1, 2017 will be entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

It is important that your shares be represented and voted at the meeting.  You may vote your shares by means of a proxy form as described in the accompanying Proxy Statement.  The giving of such proxy does not affect your right to vote in person if you attend the meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE PROMPTLY SUBMIT YOUR PROXY OR VOTING INSTRUCTION.  Most shareholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card.  Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.  We urge you to complete and submit your proxy electronically or by telephone (if those options are available to you) as a means of reducing Praxair’s expenses related to the meeting.

Please be aware that, if you own shares in a brokerage account, you must instruct your broker on how to vote your shares.  Without your instructions, New York Stock Exchange rules do not allow your broker to vote your shares on any of the proposals except the ratification of the appointment of the independent auditor.  Please exercise your right as a shareholder to vote on all proposals, including the election of directors, by instructing your broker by proxy.

BY ORDER OF THE BOARD OF DIRECTORS

GUILLERMO BICHARA,
Vice President, General Counsel & Secretary

March 15, 2017

PROXY STATEMENT HIGHLIGHTS

PROXY STATEMENT HIGHLIGHTS

This summary highlights selected information in this Proxy Statement.  Please review the entire document before voting.

Annual Meeting of Shareholders of Praxair, Inc.

Voting Items

Voting Item		Board Voting Recommendation	Reason(s) for Board Recommendation	Further Information (page)
1.	To elect nine directors to the Board of Directors	FOR each nominee	Our nominees are seasoned leaders who bring a mix of skills and qualifications to the Board.	22-28
2.	To ratify the appointment of the independent auditor	FOR	Based on its recent evaluation, our Audit Committee believes that the retention of PricewaterhouseCoopers LLP is in the best interests of the Company and its shareholders.	30-34
3.	To provide an advisory vote on Named Executive Officer Compensation	FOR	Our executive compensation program reflects our commitment to paying for performance and reflects recent significant changes based upon feedback received from our shareholder outreach.	62
4.	To provide an advisory vote on the frequency of holding future advisory votes on Named Executive Officer Compensation	FOR an Annual Say-On-Pay Vote	The Company has held an annual vote on Named Executive Officers Compensation (“Say-On-Pay” vote) since this vote was required beginning in 2011. The Board believes that shareholders should continue to have the opportunity to provide an annual advisory Say-On-Pay vote.	63
5.

To approve amendments to the Amended and Restated 2009 Praxair, Inc. Long Term Incentive Plan (“Plan”) to, among other things, authorize additional shares for grant and to approve the material terms of performance goals for awards under the Plan.

		FOR

The Board requests shareholder approval for additional shares for grant under the Plan, as the Plan does not have sufficient shares remaining for future grants.  The Board also requests shareholder approval of the Section 162(m) performance goals under the Plan so that the Company may deduct equity compensation grants to certain executives for federal tax purposes.

				64-72

How to Vote

Your vote is important. You are eligible to vote if you were a shareholder of record at the close of business on March 1, 2017.  Even if you plan to attend the meeting, please vote as soon as possible using one of the following methods. In all cases, you should have your proxy card in hand.

Praxair, Inc.	1

PROXY STATEMENT HIGHLIGHTS

Performance Highlights

Performance Highlights

2016 year in review

Praxair delivered solid results for the full year of 2016 despite continued challenging global macro-economic trends and foreign currency headwinds.  Volume growth from resilient end-markets and new project start-ups was offset by weaker volumes in North and South America, primarily in the manufacturing and up-stream energy end-markets. Excluding foreign currency headwinds, sales growth came from higher overall pricing and acquisitions.  Operating cash flow was 3% higher than 2015 despite lower net income from currency and base volume headwinds.

High-quality results

We took prompt actions to mitigate these headwinds and Praxair employees once again delivered high-quality results that included:

Business Optimization

•	Attained positive pricing and proactively took cost reduction measures
•	Achieved high-quality operating and earnings before interest, taxes, depreciation and amortization (“EBITDA”) margins of 22.2% and 33.2%, respectively*

Sustainable Growth

•	Won seven new onsite projects for customers under long-term contracts, including four in the U.S. Gulf Coast, and finished the year with a project backlog of $1.5 billion
•	Successfully started-up nine large projects in Asia, Europe and South America
•	Grew resilient end-markets to 27% of sales, which include food and beverage, healthcare, environmental, specialty gases and aerospace
•	Increased our carbon dioxide capacity in the U.S. by 50% to support our growing food and beverage end-markets
•	Acquired Yara’s carbon dioxide business in Europe, significantly strengthening our growth platform on the continent
•	Concluded the joint venture with GE for aircraft engine coatings, which we expect will triple our coating sales with GE in a few years
•	Completed 13 synergistic acquisitions in support of our strategy

Strong Cash Flow and Return to Shareholders

•	Generated operating cash flow of $2.8 billion (26% of sales) and free cash flow of $1.3 billion*
•	Returned approximately $1 billion to shareholders, primarily in the form of dividends
•	Increased the annual dividend by 5% for 2017, the 24th consecutive annual dividend increase

The graphs on page 3 show some of the Company’s key financial performance achievements including: (1) a ten-year average ROC that well exceeds the industrial gases industry ten-year average ROC; (2) the growth in the Company’s operating cash flow since 2000, the majority of which was used to invest in organic growth through capital expenditures and acquisitions; (3) the high quality operating and EBITDA margins as a percent of sales; and (4) for 24 consecutive years since 1993, the Company has increased its dividends to shareholders.

2	Praxair, Inc.

PROXY STATEMENT HIGHLIGHTS

Performance Highlights

*

Operating margin, EBITDA margin, ROC, and free cash flow are non-GAAP measures.  A reconciliation of reported amounts to non-GAAP measures can be found in Praxair's 2016 Form 10-K and Annual Report in “Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations” in the sub-section called “Non-GAAP Financial Measures”.  Free cash flow equals operating cash flow minus capital expenditures.

Praxair, Inc.	3

PROXY STATEMENT HIGHLIGHTS

Compensation Highlights

Compensation Highlights

Shareholder Feedback is Critical to Executive Compensation Design

Praxair continues to have a long-standing, robust outreach program whereby management regularly discusses executive compensation design and other relevant matters with shareholders.  The Compensation & Management Development Committee of the Board of Directors (the “Compensation Committee”) carefully considers shareholder feedback as it makes compensation program decisions.

In April 2015, certain proxy advisory firms recommended that shareholders vote against the Company’s Advisory Vote on NEO Compensation, and as a result, additional shareholder outreach was conducted.  Fifty-four individual meetings were held, and collectively, shareholders representing 49% of shares outstanding provided feedback for consideration.

In response to, and after carefully considering shareholder feedback, the Compensation Committee approved changes to certain elements of the Company’s executive compensation program as highlighted below.  Some of the changes were retroactive to 2015, and others affected the Company’s 2016 executive compensation programs.

These changes were disclosed to shareholders in the 2016 proxy statement, and shareholders approved the Say-on-Pay proposal in April 2016 with 94% of shares voted in its favor, compared to 62% in favor in 2015 before the changes were made.

What We Heard	What We Did	Effective	For More Detail
Concern that variable compensation awards can be too greatly influenced by elements other than financial performance

Reduced and limited the impact of the non-financial performance on payouts:

•       Financial performance must account for at least 80% of total business performance for NEOs

•       Eliminated the individual performance adjustment for the CEO’s payout

		2015 (retroactive)	See page 41
Want additional alignment with shareholder returns in the variable compensation program	Revised the annual variable compensation program by increasing the weighting of net income and by replacing the working capital metric with a cash flow metric	2016	See page 41
ROC is viewed as a solid measure for long-term incentive equity awards. Additionally, some shareholders also prefer relative metrics and linking payouts to TSR	Modified the annual performance share unit grants to incorporate a relative total shareholder return (“TSR”) measure, while maintaining the ROC measure	2016	See page 45
Concern about CEO special pension arrangements	Agreements to provide additional service credit for the Company’s pension program have not been made with any current executive since 2001, and will not be made in the future	legacy	See page 51
Desire for enhanced disclosure in the proxy statement	• Performance goals disclosed for the TSR and ROC performance share units in the year of grant • Improved the readability and redesigned the presentation of the proxy statement	2016	See page 45

4	Praxair Inc.

PROXY STATEMENT HIGHLIGHTS

Compensation Highlights

Alignment of Executive Compensation Programs with Praxair Business Objectives

The Compensation Committee seeks to achieve its executive compensation objectives by aligning the design of the Company’s executive compensation programs with the Company’s business objectives, ensuring a balance between financial and strategic non-financial goals.

FINANCIAL BUSINESS OBJECTIVE:

Achieve sustained growth in profitability and shareholder return resulting in a robust cash flow to fund capital investment growth opportunities, dividend payments and share repurchases.

•	Annual performance-based variable compensation earned by meeting or exceeding pre-established financial goals.
•	Annual grants of performance share units that vest based upon performance results over three years.
•	Annual grants of stock options, the value of which is directly linked to the growth in the Company’s stock price.

STRATEGIC BUSINESS OBJECTIVES:

Maintain world-class standards in safety, environmental responsibility, global compliance, productivity, talent management, and financial controls.

•	Annual payout of variable compensation is impacted by non-financial performance in these areas.

Attract and retain executives who thrive in a sustainable performance-driven culture.

•	A competitive compensation and benefits program regularly benchmarked against peer companies of similar size in market cap, revenue and other financial metrics and business attributes.
•	Realized compensation that varies with Company performance, with downside risk and upside opportunity.

Best Practices Supporting Executive Compensation Objectives

What We Do:

✓Link a substantial portion of total compensation to Company performance:

✓Annual variable compensation awards based principally upon performance against objective, pre-established financial goals

✓Equity grants consisting of performance share units and stock options, focused on longer term shareholder value creation

✓Set compensation within competitive market ranges

✓Require substantial stock ownership and retention requirements for officers

✓Limit perquisites and personal benefits

✓Have double trigger change-in-control severance agreements and, for post-2009 agreements, with payouts of 2 times salary plus target variable compensation

✓Include double trigger vesting requirements for officer equity awards in the event of a change-in-control

✓Have a clawback (“recapture”) policy that applies to performance based equity and cash awards including gains realized through exercise or sale of equity securities

What We Do Not Do:

X Guarantee bonuses for executive officers

X Regularly grant time vested restricted stock

X Have employment agreements for executive officers

X Allow pledging or hedging of Company stock held by officers

X Pay tax “gross-ups” on perquisites and personal benefits unless related to relocation expenses that are available to employees generally

X Accelerate equity award vesting upon change-in-control

X Include an excise tax “gross-up” provision in any change-in-control arrangements

Praxair Inc.	5

PROXY STATEMENT HIGHLIGHTS

Board and Governance Highlights

Board and Governance Highlights

Board Nominees

The following nine persons currently serve on the Board of Directors and have been nominated for reelection to serve until the 2018 annual meeting and the election and qualification of their successors.

Name	Age	Director Since	Background	Independent		Current Committee Memberships(1)	Other Current Public Company Boards
				Yes	No
Stephen F. Angel	61	2006	Chief Executive Officer and Chairman of the Board of Praxair, Inc.		X		• PPG Industries, Inc.
Oscar Bernardes	70	2010	Managing Partner at Yguapora Consultoria e Empreendimentos Ltda; former Chief Executive Officer of Bunge International	X		CMD, FP, TSS	• DASA Laboratorios da America SA • Localiza Rent A Car S.A. • Marcopolo S.A.
Nance K. Dicciani	69	2008	Former President & Chief Executive Officer of Honeywell Specialty Materials	X		AC, CMD, Chairperson of TSS	• AgroFresh Solutions, Inc. • Halliburton Company • LyondellBasell Industries
Edward G. Galante	66	2007	Former Senior Vice President and a member of the Management Committee of ExxonMobil Corporation	X		Chairman of CMD, GN, TSS	• Celanese Corporation • Clean Harbors, Inc. • Tesoro Corporation
Raymond W. LeBoeuf	70	1997	Former Chairman & Chief Executive Officer of PPG Industries, Inc.	X		Chairman of AC, GN	• MassMutual Financial Group
Larry D. McVay	69	2008	Principal of Edgewater Energy, LLC; former Chief Operating Officer of TNK-BP Holding	X		AC, Chairman of FP, TSS	• Callon Petroleum Company • Chicago Bridge & Iron Company
Martin H. Richenhagen	64	2015	Chief Executive Officer, President and Chairman of the Board of AGCO Corporation	X		FP, GN	• AGCO Corporation • PPG Industries, Inc.
Wayne T. Smith	71	2001	Chairman, President & Chief Executive Officer of Community Health Systems, Inc.	X		CMD, FP	• Community Health Systems, Inc.
Robert L. Wood	62	2004	Former Chairman, President & Chief Executive Officer of Chemtura Corporation	X		FP, Chairman of GN	• MRC Global Inc. • Univar Inc.

(1)

AC means Audit Committee

CMD means Compensation & Management Development Committee

FP means Finance & Pension Committee

GN means Governance & Nominating Committee

TSS means Technology, Safety & Sustainability Committee

6	Praxair, Inc.

PROXY STATEMENT HIGHLIGHTS

Board and Governance Highlights

Board Highlights

Corporate Governance Highlights

Praxair has a strong corporate governance structure that compares very favorably to that of other S&P 500 companies and to the standards of recognized governance organizations.  The key aspects of our corporate governance structure are listed below and are discussed more fully in the “Corporate Governance and Board Matters” section of this Proxy Statement.

Board and Governance Information
Size of Board	9	Board Orientation and Continuing Education Program	Yes
Number of Independent Directors	8	Limits service on other Boards	Yes-4 Other Boards
Board Meetings Held in 2016	9	Succession Planning Process	Yes
Annual Election of Directors	Yes	Board Risk Oversight	Yes
Mandatory Retirement Age	72	Codes of Conduct for Directors, Officers and Employees	Yes
Board Diversity	Yes	Stock Ownership Guidelines for Directors and Executive Officers	Yes
Majority Voting in Director Elections	Yes	Anti-Hedging and Pledging Policies	Yes
Proxy Access	Yes	Clawback Policy	Yes
Lead Independent Director	Yes	Rights Agreement (Poison Pill)	No
Independent Directors Meet Without Management Present	Yes	Comprehensive Sustainability Program	Yes
Annual Board Strategy Review	Yes	Shareholders May Call Special Meetings	Yes
Annual Board and Committee Evaluations	Yes

Praxair Inc.	7

CORPORATE GOVERNANCE AND BOARD MATTERS

Praxair’s Corporate Governance Framework

CORPORATE GOVERNANCE AND BOARD MATTERS

Praxair’s Corporate Governance Framework

Praxair operates under Corporate Governance Guidelines which are posted at Praxair’s public website, www.praxair.com in the Our Company/Corporate Responsibility section.  Consistent with those guidelines, the Board has adopted the following policies and practices, among others:

Director Independence

The Board has adopted independence standards for service on Praxair’s Board of Directors which are posted at Praxair’s public website referenced above.  The Board has applied these standards to all of the non-management directors (all directors are non-management except for Mr. Angel, the Company’s Chairman & CEO), and has determined that each qualifies as independent.  The Board is not otherwise aware of any relationship with the Company or its management that could potentially impair the independent judgment of these directors.  See also related information in this Proxy Statement under the caption “Certain Relationships and Transactions.”

Board Leadership

As set forth under the Corporate Governance Guidelines, the Board believes that the best leadership model for the Company at this time is that of a combined Chairman & CEO, balanced by practices and policies designed to assure effective independence in the Board’s oversight, advice and counsel of management.  These include having an independent Lead Director, as discussed below.  The Governance & Nominating Committee (consisting entirely of independent directors) periodically examines the Board leadership structure as well as other governance practices and conducts an annual assessment of Board and Committee effectiveness.  The Governance & Nominating Committee has determined that the present leadership structure is effective and appropriate.  The Board believes that the substantive duties of the Chairman, including calling and organizing meetings and preparing agendas, are best performed by someone having day-to-day familiarity with the business issues confronting the Company and an understanding of the specific areas in which management seeks advice and counsel from the Board.

Lead Director

In order to enhance the Board’s independence and oversight of management, the independent directors elect a Lead Director from among the independent directors to serve for at least one year.  The Board’s practice has been to select the Chairman of the Governance & Nominating Committee to serve as the Lead Director.  Although elected to serve at least one year, the Lead Director is generally expected to serve multiple terms.  Mr. Wood, who is the Chairman of the Governance & Nominating Committee, has been the Lead Director since 2013.  The designated responsibilities of the Lead Director are set forth in the Board’s Corporate Governance Guidelines and include:

•	serving as chairman of the meetings of the independent directors and all meetings of the Board at which the Chairman is not present;
•	having the authority to call meetings of the independent directors;
•	serving as a liaison between the Chairman and CEO and the independent directors;
•	being available to consult with the Chairman and CEO about the concerns of the Board;
•	approving the Board meeting agendas and related information sent to the Board;
•	approving the Board meeting schedules to assure that there is sufficient time for discussion of all agenda items;
•	being available for consultation and direct communication with major shareholders if requested; and
•	coordinating an annual performance review of the CEO with input from the Compensation Committee and the other independent directors.

8	Praxair Inc.

CORPORATE GOVERNANCE AND BOARD MATTERS

Praxair’s Corporate Governance Framework

Board Role in Risk Oversight

At least annually, the full Board reviews the Company’s risk identification, assessment and management processes and the guidelines and policies by which key risks are managed.  As part of that review, the Board discusses (1) the key enterprise risks that management has identified, (2) management accountability for managing or mitigating each risk, (3) the steps being taken to manage each risk, and (4) which Board Committees will oversee each risk area on an ongoing basis.

The risk factors disclosed in Item 1A of the Company’s Form 10-K and Annual Report illustrate the range of the risks faced by a global industrial company and help explain the need for strong Board Committee oversight of the management of risks in specific subject areas.  Each Committee’s calendar of recurring meeting agenda topics addresses risk areas pertinent to the Committee’s subject-matter responsibilities.  These areas include: financing and currency exchange risks (Finance & Pension Committee); compensation risks, and executive development and retention (Compensation Committee); regular review of the Board’s governance practices (Governance & Nominating Committee);

internal controls, investigations, and integrity standards compliance (Audit Committee); and a regular review of the Company’s sustainability program and certain enterprise risks such as natural disasters and plant control systems and security (Technology, Safety & Sustainability Committee).  Other risk areas are regularly reviewed by the full Board.  These include: safety and environmental risk (covered at each Board meeting), economic, market and competitive risk (part of business operating reports at each Board meeting, and the annual operating and strategic reviews), cyber security, and global compliance risks (supplementing reporting within the Audit Committee).  In addition, risk identification and assessment is integrated into Board decision-making with respect to capital projects and acquisitions, entry into new markets, financings, and cash flow analysis, among other matters.  In Committee meetings and full Board deliberations, each director brings his or her particular operating, financial, management development, and other experiences and expertise to bear in assessing management’s response to specific risks and in providing advice and counsel with respect to risk mitigation and management.

Board Oversight of Business Strategy

Each year, the Board conducts a comprehensive long-term strategic review of the Company’s outlook and business plans and provides advice and counsel to management regarding the Company’s strategic issues.  This process involves engagement by all Board members and senior management.  The Board performs a detailed review of management’s proposed strategy for each of the key business units, which is designed to drive profitability over the near-and long-term independent of the macro environment and drive long-term shareholder value creation.

Board Effectiveness Assessment

The Board assesses its effectiveness annually under a process determined by the Governance & Nominating Committee.  Typically, this assessment includes each non-management director completing written questionnaires that are used to evaluate the Board’s effectiveness in the areas of Performance of Core Responsibilities, Decision-Making Support, the Quality of Deliberations, Director Performance, and Committee Functions, as well as consideration of additional Board practices and policies recommended as best practices by recognized governance authorities.  Similarly, each Committee annually assesses its effectiveness in meeting its oversight responsibilities under its charter from the Board.  The Governance & Nominating Committee reviews the results of the written assessments, provides the results to all Board members, and the Lead Director conducts a discussion of the results in an executive session of the non-management directors. Subsequently, the Governance & Nominating Committee may recommend certain actions be taken to enhance the operations and effectiveness of the Board and its committees.

Praxair Inc.	9

CORPORATE GOVERNANCE AND BOARD MATTERS

Praxair’s Corporate Governance Framework

Governance Practices Review

In addition to leading the annual Board and Committee effectiveness assessment referred to above, the Governance & Nominating Committee annually reviews with an outside expert the Company’s governance practices, and updates those practices as it deems appropriate.  The Committee considers, among other things, the results of the

Board and Committee effectiveness assessments, developments in Delaware Corporation Law, federal laws and regulations promulgated by the SEC, and the views and standards of recognized governance authorities and institutional investors.

Succession Planning and Personnel Development

The Compensation Committee conducts an annual Succession Planning and Personnel Development session to which all Board members are invited and at which executives are evaluated with respect to their potential for promotion into senior leadership positions, including that of the CEO.  In addition, a wide variety of executives are introduced to the Board by way of Board and Committee presentations, and directors have unrestricted access to a broad cross-section of managers and high potential employees.

Mandatory Director Retirement

The Board’s policy is that a director who has attained the age of 72 may not stand for re-election at the next annual shareholders’ meeting.  The Board also has a policy against service on the Board by an officer of the Company after his or her retirement, resignation or removal as an officer.

Limits to Service on Other Boards

The Board’s policy is that a non-management director may not serve on more than four additional public company boards and a member of the Audit Committee may not serve on more than two additional public company audit committees.  Also, the Chairman & CEO may not serve on more than two additional public company boards.

Shareholder Outreach and Communications with the Board

The Company has a robust shareholder outreach program that it has conducted for many years and which ensures that the Board and management remain responsive to shareholder concerns.  This includes ongoing interaction between the Director of Investor Relations and major institutional investors, as well as an extensive shareholder outreach program that is conducted annually.

In addition, the Board has established procedures to enable a shareholder or other interested party to direct a communication to the Board of Directors.  Such communications may be confidential or anonymous and may be communicated by mail, e-mail, or telephone.  Information on how to submit communications, and how they will be handled, is included at www.praxair.com in the Our Company/Corporate Responsibility section.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Praxair’s Corporate Governance Framework

Director Attendance at Board and Committee Meetings and the Annual Shareholders Meeting

Absent extenuating circumstances, each member of the Board is expected to attend all meetings of the Board, all meetings of each Committee of which he or she is a member, and the Annual Meeting of Shareholders.  All of the then serving directors attended the 2016 annual meeting.  Director meeting attendance is one of the factors that the Governance & Nominating Committee considers in determining whether to re-nominate an incumbent director for election at the Annual Meeting.

Business Integrity and Ethics

Praxair’s Board of Directors has adopted policies and standards regarding Compliance with Laws and Business Integrity and Ethics that are posted on Praxair’s public website, www.praxair.com, in the Our Company/Corporate Responsibility section and are available in print to any shareholder who requests it.  This Code of Ethics applies to Praxair’s directors and to all employees, including Praxair’s CEO, CFO and Controller, and other officers.

Director Election by Majority Vote and Resignation Policy

Praxair’s Certificate of Incorporation and Bylaws require directors to be elected annually and that a director nominee must receive a majority of the votes cast at an annual meeting in order to be elected (meaning a greater number of “for” votes than “against” votes) in an uncontested election of directors.  The Board’s Corporate Governance Guidelines require that any director nominee who is then serving as a director must tender his or her resignation if he or she fails to receive this majority vote.  The Governance & Nominating Committee of the Board would then consider the resignation offer and recommend to the Board whether to accept or reject the resignation, or whether other action should be taken.  The Board would take action on the Committee’s recommendation within 90 days following certification of the vote, and promptly thereafter publicly disclose its decision and the reasons therefor.

Proxy Access

A shareholder, or a group of up to 20 shareholders, who have owned at least 3% of the Company’s outstanding common stock continually for at least three years, may nominate persons for election as directors and have these nominees included in the

Company’s proxy statement.  The shareholders or group must meet the requirements in the Company’s bylaws.  The number of nominees is generally limited to the greater of two persons or 20% of the number of directors serving on the Board.

Shareholder Rights Agreements

The Company does not have a Stockholder Protection Rights Agreement (sometimes referred to as a “Poison Pill”).  In addition, the Board’s policy is that the Board will adopt or materially amend a future Stockholder Protection Rights Agreement only if, in the exercise of its fiduciary responsibilities under Delaware law, and acting by a majority of its independent directors, it determines that such action is in the best interests of Praxair’s shareholders.  If the Board adopts or materially amends a Stockholder Protection Rights Agreement, it will submit such action to a non-binding shareholder vote as a separate ballot item at the first annual meeting of shareholders occurring at least six months after such action.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Praxair’s Corporate Governance Framework

Special Shareholder Meetings

Shareholders may call a special shareholders’ meeting in accordance with the conditions set forth in Praxair’s Certificate of Incorporation and By-laws.

Director Stock Ownership Guidelines

The Board’s policy is that non-management directors must acquire and hold shares of the Company’s stock equal in value to at least five times the base cash retainer for non-management directors.  Directors have five years from their initial election to meet this guideline.  All non-management directors have met this guideline or are within the five-year transition period afforded to them to do so; and most substantially exceed the guideline.

Executive Stock Ownership and Shareholding Policy

The Board believes that it is important for executive officers to acquire a substantial ownership position in Praxair.  In this way, their interests will be more closely aligned with those of shareholders.  Significant stock ownership ensures that executives manage Praxair as equity owners.

Accordingly, a stock ownership and shareholding policy has been established for the Company’s officers that requires them to own a minimum number of shares as set forth below.  Individuals must meet the applicable ownership level no more than five years after first becoming subject to it by acquiring at least 20% of the required stock each year.  Until the stock ownership requirement is met, executive officers (i) may not sell, transfer or otherwise dispose of any of their Praxair common stock, and (ii) must retain and hold all Praxair common stock acquired from all equity incentive awards, net of shares withheld for taxes and option exercise prices, including performance share unit awards, restricted stock unit awards and stock options.

Set forth below is the minimum number of shares required by the policy for each officer position.  As of the date of this Proxy Statement, all covered individuals are in compliance with this policy.  Stock ownership of the Named Executive Officers can be found in the table presented under the caption “Information on Share Ownership.”

Minimum Shares to be Owned
Chief Executive Officer	100,000
Executive Vice Presidents	30,000
Chief Financial Officer	25,000
Senior Vice Presidents	20,000
Other Executive Officers	10,000-15,000

HEDGING, PLEDGING AND SIMILAR TRANSACTIONS PROHIBITED. Directors and officers may not engage in hedging transactions related to Praxair’s stock that would have the effect of reducing or eliminating the economic risk of holding Praxair stock.  They also may not pledge or otherwise encumber Praxair stock.

Review, Approval or Ratification of Transactions with Related Persons

The Company’s Compliance with Laws and Business Integrity and Ethics Policy (“Ethics Policy”) prohibits employees, officers and Board members from having a personal, financial or family interest that could in any way prevent the individual from acting in the best interests of the Company (a “conflict of interest”) and

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CORPORATE GOVERNANCE AND BOARD MATTERS

Praxair’s Corporate Governance Framework

provides that any conflict of interest waiver relating to Board members or executive officers may be made only after review and approval by the Board upon the recommendation of its Governance & Nominating Committee.  In addition, the Board’s Corporate Governance Guidelines require that any “related party transaction” by an executive officer or director be pre-approved by a committee of independent and disinterested directors.  For this purpose, a “related party transaction” means any transaction or relationship that is reportable under Regulation S-K, Item 404, of the Securities and Exchange Commission (“SEC”) or that, in the case of a non-management director, would violate the Board’s independence standards.

REPORTING AND REVIEW PROCEDURES. To implement the foregoing policies, the Governance & Nominating Committee has adopted a written procedure for the Handling of Potential Conflicts of Interests which specifies a process for the referral of potential conflicts of interests to the Board and standards for the Board’s evaluation of those matters.  This policy applies to any transaction or relationship involving an executive officer, a member of the Board of Directors, a nominee for election as a director of the Company, or a family member of any of the foregoing which (1) could violate the Company’s Ethics Policy provisions regarding conflicts of interest, (2) would be reportable under the SEC’s disclosure rules, or (3) in the case of a non-management director, would violate the Board’s independence standards.

Under this procedure, potential conflicts of interest are reported to the Corporate Secretary for preliminary analysis to determine whether referral to the Governance & Nominating Committee is appropriate.  Potential conflicts of interest can be self-identified by the director or executive officer or may arise from internal audits, the integrity hotline or other referrals, or through periodic due diligence conducted by the Corporate Secretary’s office.  The Governance & Nominating Committee then examines the facts and circumstances of each matter referred to it and makes a final determination as to (1) whether the transaction or relationship would (or does) constitute a violation of the conflicts of interest provisions of the Company’s Ethics Policy, and (2) whether the transaction or relationship should be approved or ratified and the conditions, if any, of such approval or ratification.  In determining whether a transaction or relationship constitutes a violation of the conflicts of interest provisions of the Company’s Ethics Policy, the Governance & Nominating Committee considers, among other factors, the materiality of the transaction or relationship to the individual’s personal interest, whether the individual’s personal interest is materially adverse to or competitive with the interests of the Company, and whether the transaction or relationship materially interferes with the proper performance of the individual’s duties or loyalty to the Company.  In determining whether to approve or ratify a transaction or relationship, the Governance & Nominating Committee considers, among other factors, whether the matter would constitute a violation of the conflicts of interest provisions of the Company’s Ethics Policy, whether the matter would violate the NYSE listing standards, the expected practical impact of the transaction or relationship on the individual’s independence of judgment or ability to act in the best interests of the Company, the availability, practicality and effectiveness of mitigating controls or safeguards such as recusal, restricted access to information, reassignment etc., and the best interests of the Company and its shareholders generally.

APPLICATION OF POLICIES & PROCEDURES. During 2016, no actual or potential conflicts of interest were identified with respect to the executive officers and directors of the Company.

Certain Relationships and Transactions

When determining whether any director or nominee is independent, the Board considers all facts and circumstances and any relationships that a director or nominee may have with the Company, directly or indirectly, other than in the capacity of serving as a director.  To assist the Board in making independence determinations, it also applies the independence standards which are posted at Praxair’s public website, www.praxair.com in the Our Company/Our People/Our Board of Directors section.  In February 2017, the Board considered the following circumstances and relationships of those directors and nominees who then had any direct or indirect relationship with the Company.  In the ordinary course of its business, (1) Praxair: sells medical oxygen and other industrial gases products to Community Health Systems, Inc. of which Mr. Smith is an executive officer; and (2) sells industrial gases to AGCO Corporation, of which Mr. Richenhagen is an executive officer.  The 2016 consolidated revenues for each of Praxair, Community Health and AGCO Corporation were $10.5 billion, $18.4 billion, and $7.4 billion, respectively.  For the last three fiscal years, the dollar value of Praxair’s sales to Community

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CORPORATE GOVERNANCE AND BOARD MATTERS

Praxair’s Corporate Governance Framework

Health ranged from $1.3 million to $4.7 million, and sales to AGCO Corporation ranged from $1.5 million to $2.4 million.  Such sale and purchase transactions were well below the limits set forth in the Board’s independence standards and, for any of the last three fiscal years, were significantly less than 1% of either Praxair’s, Community Health Systems’, or AGCO

Corporation’s consolidated revenues.  Therefore, the Board has determined that such ordinary course business relationships are not material and do not otherwise impair the ability of either Mr. Smith or Mr. Richenhagen to exercise independent judgment as a director.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of SEC Forms 3, 4 and 5 furnished to the Company and written representations from the Company’s executive officers and directors,

the Company believes that those persons complied with all Section 16(a) filing requirements during 2016 with respect to transactions in the Company’s stock.

Director & Nominee Selection Criteria

The Governance & Nominating Committee will consider any candidate for election to the Board who is timely recommended by a shareholder and whose recommendation otherwise complies with the requirements under Praxair’s certificate of incorporation.  Recommendations should be sent to the Corporate Secretary of Praxair and should include the candidate’s name and qualifications and a statement from the candidate that he or she consents to being named in the proxy statement and will serve as a director if elected.  In order for any candidate to be considered by the Governance & Nominating Committee and, if nominated, to be included in the proxy statement, such recommendations must be received by the Corporate Secretary on or before the date specified in this Proxy Statement under the caption “Shareholder Proposals for the 2018 Annual Meeting.”

In addition to considering any shareholder-recommended candidates for election as directors, prior to each annual meeting of shareholders, the Governance & Nominating Committee considers each of the incumbent directors for nomination for reelection to the Board, unless an incumbent does not wish to be reelected or will be retiring from the Board under the Board’s retirement policy.

The qualities and skills sought in director nominees are governed by the projected needs of the Board at the time the Governance & Nominating Committee considers adding a new director or renominating incumbent directors. Consistent with the Board’s Corporate Governance Guidelines, the Committee seeks to build and maintain a Board that contains a range of experiences, competencies, and perspectives that is well-suited for advice and counsel to, and oversight of, the Company’s business and operations.  In doing so, the Committee takes into account a variety of factors, including:

(1)  the Company’s strategies and its market, geographic and regulatory environments, both current and projected,

(2)  the mix of experiences, competencies, and perspectives (including gender, ethnic and cultural diversity) currently represented on the Board,

(3)  the results of the Board’s annual self-assessment process,

(4)  the CEO’s views as to areas in which management would like to have additional advice and counsel from the Board, and

(5)  with respect to the incumbent directors, meeting attendance, participation and contribution, and the director’s current independence status.

The Committee also seeks in each director candidate a breadth of experience and background that (a) will allow the director to contribute to the full range of issues confronting a global industrial company and (b) will qualify the director to serve on, and contribute to, any of the Board’s standing committees, thus facilitating the Board’s committee rotation policy.  In addition, the Governance & Nominating Committee believes that every director nominee should demonstrate a strong record of integrity and ethical conduct, an absence of conflicts that might interfere with the exercise of his or her independent judgment, and a willingness and ability to represent all shareholders of the Company.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Praxair’s Corporate Governance Framework

When the need to recruit a director arises, the Governance & Nominating Committee will consult the other directors and the CEO, and will typically engage third party recruiting firms to identify potential candidates.  The candidate evaluation process may include inquiries as to the candidate’s reputation and background, examination of the candidate’s experiences and skills in relation to the Board’s needs at the time, consideration of the candidate’s independence as measured by the Board’s independence standards, and other considerations that the Governance & Nominating Committee deems appropriate at the time.  Prior to formal consideration by the Governance & Nominating Committee, any candidate who passes such screening is interviewed by the Governance & Nominating Committee or its Chairman and by the CEO.

Additional information about the specific skills, qualifications and backgrounds of each of the director nominees is set forth in this Proxy Statement under the under caption “Director Nominees.”

PROXY ACCESS NOMINEES. The foregoing description applies only to the Governance & Nominating Committee’s consideration of director nominees who may be nominated by the Committee itself.  It does not apply to persons nominated by eligible shareholders under the Company’s Proxy Access structure which has separate requirements that are set forth in the Company’s bylaws.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Board Committees

Board Committees

The Board currently has five standing committees as described below and each is comprised of only independent directors.  The Charters for each of these committees may be found on Praxair’s public website, www.praxair.com, in the Our Company/Our People/Our Board of Directors section.

Board Committees
Director	Audit Committee	Compensation & Management Development Committee	Finance & Pension Committee	Governance & Nominating Committee	Technology, Safety & Sustainability Committee
OSCAR BERNARDES		•	•		•
NANCE K. DICCIANI	•	•			Chairperson
EDWARD G. GALANTE		Chairman		•	•
IRA D. HALL (1)	•		•
RAYMOND W. LEBOEUF	Chairman			•
LARRY D. MCVAY	•		Chairman		•
MARTIN H. RICHENHAGEN			•	•
WAYNE T. SMITH		•	•
ROBERT L. WOOD			•	Chairman
(1)	Mr. Hall is retiring from the Board immediately prior to the Annual Meeting.

Description of Key Committee Functions

AUDIT COMMITTEE
Committee Chair Raymond W. LeBoeuf Current Members: Nance K. Dicciani Ira D. Hall (retiring) Larry D. McVay Meetings in 2016 5

The Audit Committee assists the Board in its oversight of (a) the independence, qualifications and performance of Praxair’s independent auditor, (b) the integrity of Praxair’s financial statements, (c) the performance of Praxair’s internal audit function, and (d) Praxair’s compliance with legal and regulatory requirements.  In furtherance of these responsibilities, the Audit Committee, among other duties,

(1)  appoints the independent auditor to audit Praxair’s financial statements, approves the fees and terms of such engagement, approves any non-audit engagements of the independent auditor, and meets regularly with, and receives various reports from, the independent auditor.  The independent auditor reports directly to the Audit Committee;

(2)  reviews Praxair’s principal policies for accounting and financial reporting and its disclosure controls and processes, and reviews with management and the independent auditor Praxair’s financial statements prior to their publication;

(3)  reviews assessments of Praxair’s internal controls, the performance of the Internal Audit function, the performance evaluations of the General Auditor and the Chief Compliance Officer, and the guidelines and policies by which Praxair undertakes risk assessment and risk management; and

(4)  reviews the effectiveness of Praxair’s compliance with laws, business conduct, integrity and ethics programs.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Board Committees

COMPENSATION & MANAGEMENT DEVELOPMENT COMMITTEE
Committee Chair Edward G. Galante Current Members: Oscar Bernardes Nance K. Dicciani Wayne T. Smith Meetings in 2016 6

The Compensation Committee assists the Board in its oversight of (a) Praxair’s compensation and incentive policies and programs, and (b) management development and succession, in both cases particularly as they apply to Praxair’s executive officers.  In furtherance of these responsibilities, the Compensation Committee, among other duties,

(1)  determines Praxair’s policies relating to the compensation of executive officers and assesses the competitiveness and appropriateness of their compensation and benefits;

(2)  determines the salaries, performance-based variable compensation, equity awards, terms of employment, retirement or severance, benefits, and perquisites of executive officers;

(3)  approves corporate goals relevant to the CEO’s compensation, evaluates the CEO’s performance in light of these goals and sets the CEO’s compensation accordingly;

(4)  reviews management’s long-range planning for executive development and succession, and develops a CEO succession plan;

(5)  reviews design, administration and risk associated with Praxair’s management incentive compensation and equity compensation plans; and

(6)  reviews periodically the Company’s diversity policies and objectives, and programs to achieve those objectives.

Certain Committee Processes for Determining Executive Compensation

DELEGATION AND CEO INVOLVEMENT. Except under limited circumstances, the Compensation Committee may not delegate its executive compensation authority to any other persons.  With respect to the allocation of compensation and awards to employees other than the executive officers, the Compensation Committee may, and has, delegated authority to the CEO, subject to guidelines established by the Compensation Committee.  The CEO does not determine the compensation of any of the executive officers but he does offer for the Compensation Committee’s consideration his views on relevant matters, as described in more detail in this Proxy Statement in the CD&A section.

COMPENSATION RISK ANALYSIS. The Compensation Committee considers whether the Company’s compensation policies and practices create incentives for risk-taking that could have a material adverse effect on the Company.  Each year, the Compensation Committee examines management’s review of the Company’s incentive compensation programs applicable to all employees, including executive officers, in order to evaluate whether they encourage excessive risk-taking through either the design of the executive and management incentive programs, or operational decision-making that could affect compensation payouts.  The Compensation Committee has determined that (1) there exist sufficient operational controls, checks and balances that prevent or constrain compensation-driven decision-making that is inappropriate or excessively risky including, among others, frequent risk discussions with the Board, particularly in connection with capital project or acquisition proposals, (2) the Company does not use highly leveraged short-term incentives that would tend to drive high short-term risk decisions or unsustainable gains, and (3) the Company’s executive stock ownership policy and the “recapture” policy described in the CD&A also serve as disincentives for unacceptable risk-taking.  Based upon this review, the Compensation Committee has concluded that the Company’s incentive compensation programs and related controls are designed appropriately and that risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

A more detailed description of how the Compensation Committee considers and determines executive compensation is described in this Proxy Statement in the CD&A section.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Board Committees

GOVERNANCE & NOMINATING COMMITTEE
Committee Chair Robert L. Wood Current Members: Edward G. Galante Raymond W. LeBoeuf Martin H. Richenhagen Meetings in 2016 5

The Governance & Nominating Committee assists the Board in its oversight of (a) the selection, qualifications, compensation and performance of Praxair’s directors, (b) Praxair’s governance, including the practices and effectiveness of the Board, and (c) various important public policy concerns that affect the Company.  In furtherance of these responsibilities, the Governance & Nominating Committee, among other duties,

(1)  recommends to the Board nominees for election as directors, and periodically reviews potential candidates, including incumbent directors;

(2)  reviews policies with respect to the composition, compensation, organization and practices of the Board, and developments in corporate governance matters generally; and

(3)  reviews Praxair’s policies and responses to broad public policy issues such as social responsibility, corporate citizenship, charitable contributions, legislative issues, and important shareholder issues, including management and shareholder proposals offered for shareholder approval.

FINANCE & PENSION COMMITTEE
Committee Chair Larry D. McVay Current Members: Oscar Bernardes Ira D. Hall (retiring) Martin H. Richenhagen Wayne T. Smith Robert L. Wood Meetings in 2016 3

The Finance & Pension Committee assists the Board in its oversight of (a) Praxair’s financial position and financing activities, (b) Praxair’s financial risk management policies and activities, and (c) the ERISA-qualified, funded plans sponsored by Praxair.  In furtherance of these responsibilities, the Finance & Pension Committee, among other duties,

(1)  monitors Praxair’s financial condition and its requirements for financing, and reviews, and recommends to the Board, the amounts, timing, types and terms of public stock issues and public and private debt issues;

(2)  reviews Praxair’s foreign exchange and interest rate exposures, the results of its foreign exchange hedging activities, and Praxair’s practices for managing insurable risks;

(3)  reviews Praxair’s policies on dividends and stock repurchases; and

(4)  appoints administration and investment committees to act as fiduciaries of Praxair’s funded benefit plans, and reviews the investment performance, administration and funded status of such plans.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Board Committees

TECHNOLOGY, SAFETY & SUSTAINABILITY COMMITTEE
Committee Chair Nance K. Dicciani Current Members: Oscar Bernardes Edward G. Galante Larry D. McVay Meetings in 2016 2

The Technology, Safety & Sustainability Committee assists the Board in its oversight of: (a) technology and research & development, including the use of technology in products applications; (b) safety, particularly the use of technology in enhancing safety performance; (c) sustainability and environmental matters; and (d) certain enterprise risks.  In furtherance of these duties, the Technology, Safety & Sustainability Committee, among other duties,

(1)  reviews and evaluates Praxair’s use of technology and its technology capabilities and Praxair’s strategies, objectives and effectiveness of research and development efforts;

(2)  monitors and reviews Praxair’s personnel, process and distribution safety goals and performance and the use of technology to enhance safety performance;

(3)  reviews Praxair’s policies, programs and practices related to sustainability and the environment; and

(4)  provides oversight and guidance on certain enterprise risks that are not otherwise reviewed by the full Board of Directors or its other committees including (a) natural disasters, and (b) plant control systems security.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Director Compensation

Director Compensation

Director Compensation Program

The Company paid the amounts reported in the 2016 Director Compensation table below pursuant to its director compensation program in effect for 2016.  The Company does not pay any director who is a Company employee (Mr. Angel in 2016) for serving as a member of the Board of Directors or any committee of the Board of Directors.  The Governance & Nominating Committee of the Board determines non-management director compensation consistent with the Directors’ Compensation principles set forth in the Corporate Governance Guidelines.  The director compensation program in effect for 2016 is described below.

Cash Compensation

•	A $100,000 annual retainer paid quarterly.
•	An additional $15,000 annual retainer paid quarterly to each chairman of a Board committee ($20,000 for the chairman of the Audit Committee).
•	An additional $25,000 annual retainer paid quarterly to the Lead Director.

Equity Compensation

Each active non-management director participates in the Amended and Restated 2009 Praxair, Inc. Long Term Incentive Plan.  The Plan allows for grants of stock options, restricted stock, unrestricted stock, and restricted stock units or any combination thereof, as the Governance & Nominating Committee determines.  The Committee may make an annual equity grant under this Plan to each non-management director having a value up to an amount set by the Board.  For 2016, the Board set this amount at $160,000.

The Governance & Nominating Committee selected restricted stock units as the sole form of equity for the 2016 grant.  The restricted stock units are fully vested (non-forfeitable) after one-year from the date of grant, and will be forfeited if a director’s service on the Board terminates for any reason before the one year anniversary of the grant.  Restricted stock units will be paid out as soon as practicable after the vesting date unless a director further defers the payout.

The number of restricted stock units granted so as to deliver the $160,000 value as of the April 26, 2016 grant date was based upon the average of the closing prices of the Company’s stock for the 200 trading days prior to April 1, 2016.  Because the closing price of the Company’s stock on April 26, 2016 was higher than this 200-day average, the full grant date fair market value of the restricted stock units granted on April 26, 2016 and reported in the 2016 Director Compensation Table below was $175,667.

Fees Deferral Plan

Under the Directors’ Fees Deferral Plan, non-management directors may, before the beginning of a calendar year, elect to defer to a later date payment of some or all of the cash fees that may be earned in the upcoming year.  A director may fix this deferred payment date when making a deferral election.  A director also chooses whether the deferred fees will earn amounts based upon a “Cash Account,” or a “Stock Unit Account.”  The Cash Account earns interest at the prime rate, while the value of the Stock Unit Account tracks the market price of the Company’s common stock. Stock Unit Accounts are also credited with additional stock units whenever dividends are paid on the Company’s common stock.  Dividends are credited at the same rate as they are paid to all shareholders.  Stock units provide directors the economic equivalent of owning the Company’s stock, except that the units may not be transferred or sold and they do not provide any voting or other shareholder rights.  The “Cash Account” is paid to the director in cash on the designated payment date.  The “Stock Unit Account” is paid in shares of Company common stock upon his or her termination of service as a director or the attainment of an age specified by the director not to exceed age 75.

Expenses

The Company pays or reimburses directors for travel, lodging and related expenses incurred in connection with attending board and committee meetings, the Annual Meeting and other Company business-related events (including the expenses related to the attendance of spouses if they are specifically invited for appropriate business purposes), and may provide use of Company chartered aircraft.  From time to time, the Company may reimburse a director’s expenses for his or her participation in third party-supplied continuing education related to the director’s board or committee service.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Director Compensation

The table below shows (i) the fees that the Company’s non-management directors earned in 2016, (ii) the value of restricted stock units granted in

2016, and (iii) other amounts disclosed as “All Other Compensation.”

2016 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation ($)(5)	Total ($)
Oscar Bernardes	100,000	175,667	0	0	0	0	275,667
Nance K. Dicciani	115,000	175,667	0	0	0	15,000	305,667
Edward G. Galante	115,000	175,667	0	0	0	0	290,667
Ira D. Hall (6)	120,000	175,667	0	0	0	15,000	310,667
Raymond W. LeBoeuf	100,000	175,667	0	0	0	15,000	290,667
Larry D. McVay	115,000	175,667	0	0	0	14,000	304,667
Denise L. Ramos (7)	75,000	0	0	0	0	0	75,000
Martin H. Richenhagen	100,000	175,667	0	0	0	0	275,667
Wayne T. Smith	100,000	175,667	0	0	0	0	275,667
Robert L. Wood	140,000	175,667	0	0	0	0	315,667

(1)

Certain non-management directors elected to defer some or all of their cash retainers earned in 2016 pursuant to the Directors’ Fees Deferral Plan described above.  Any deferred amounts are included in this column.

(2)	Full grant date fair value of restricted stock units granted to each director on April 26, 2016 as determined under accounting standards related to shared-based compensation.
(3)

At December 31, 2016, the non-management directors had the following outstanding stock option awards: Oscar Bernardes 0 shares; Nance K. Dicciani, 6,146 shares; Edward G. Galante, 9,025 shares; Ira D. Hall, 0 shares; Raymond W. LeBoeuf, 8,485 shares; Larry D. McVay 0 shares; Denise L. Ramos, 0 shares; Martin H. Richenhagen, 0 shares; Wayne T. Smith, 0 shares; and Robert L. Wood, 3,885 shares.

(4)

Some non-management directors defer cash fees pursuant to the Directors’ Fees Deferral Plan and/or have balances from previous deferrals.  As none of the earnings on these deferred amounts is above-market or otherwise preferential, no amounts are included in this column.

(5)

Amounts in this column do not represent compensation paid to the directors.  These amounts are the Company’s 2016 matching contributions for the director’s eligible charitable donations. SEC rules require disclosure of these amounts in this table.  In 2016, Praxair matched personal donations to eligible charitable institutions up to a $15,000 maximum per year per donor.  This matching gift program is available to Company employees and non-management directors on the same basis.

(6)	Mr. Hall will retire from the Board immediately prior to the 2017 Annual Meeting.
(7)	Ms. Ramos resigned from the Board in September 2016, and received compensation through the effective date of her resignation.

Praxair, Inc.	21

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Nominees

Director Nominees

Experience and Qualifications of All Nominees

Nine persons will be elected to the Board to serve until the 2018 Annual Meeting of shareholders and the election and qualifications of their successors. The Governance & Nominating Committee has nominated each current director of the Board for reelection at the Annual Meeting except for Mr. Hall, who is retiring from the Board immediately before the Annual Meeting.  The Governance & Nominating Committee believes that each director nominee has an established record of accomplishment in areas relevant to our business and objectives and possesses the characteristics identified in our Corporate Governance Guidelines as essential to a well-functioning and deliberative governing body, including integrity, independence and commitment.

Each of the director nominees listed below has experience as a senior executive of a public company.  Each nominee also is serving or has served as a director of one or more public companies and on a variety of board committees.  As such, each has executive management and director oversight experience in most, if not all, of the following areas which are critical to the conduct of the Company’s business, including: strategy development and implementation, risk assessment and management, financial accounting and reporting, internal controls, corporate finance, capital project evaluation, the evaluation, compensation, motivation and retention of senior executive talent, public policies as they affect global industrial corporations, compliance, corporate governance, productivity management, safety management, project management, and, in most cases, global operations.  Many of the nominees also bring particular insights into specific end-markets and foreign markets that are important to the Company.  These nominees collectively provide a range of perspectives, experiences and competencies well-suited to providing advice and counsel to management and to overseeing the Company’s business and operations.  In addition to these qualifications that are shared by all of the nominees, more specific information about each of their individual experience and qualifications is included below.

The following pages include information about those persons currently serving on Praxair’s Board of Directors who have been nominated for election to serve until the 2018 annual meeting and until their successors are elected and qualify.  The graph below shows the number of directors who have certain of the skills, qualifications and experience in key areas that are important for the Board’s oversight of the Company’s business.

Director Meeting Attendance

During 2016, the Board held nine meetings.  The nominees for reelection to the Board collectively attended 98% of all Board meetings and meetings of committees of which they are members.

22	Praxair Inc.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Nominees

STEPHEN F. ANGEL
Chief Executive Officer and Chairman of Praxair
Age Director Since Other Public Company Directorships	61 2006 PPG Industries, Inc.	Qualification Highlights • Industry • Praxair End-Markets • Praxair Foreign Markets • Operations • International business • Technology • Risk Management • Public company board

BIOGRAPHY

Chief Executive Officer of Praxair, Inc. since January 1, 2007, and Chairman since May 1, 2007.  Before becoming the Chief Executive Officer, Mr. Angel served as President & Chief Operating Officer from March to December 2006, and as Executive Vice President from 2001 to March 2006.  Prior to joining Praxair in 2001, Mr. Angel spent 22 years in a variety of management positions with General Electric.

Mr. Angel is a director of PPG Industries, Inc. (where he serves on the Officers-Directors Compensation Committee and is Chairman of the Technology and Environment Committee).  He is also a member of The Business Council, is a Co-Chair of the U.S. – Brazil CEO Forum, and a member of the Board of the U.S. – China Business Council where he serves on its Nominating Committee.

EXPERIENCE AND QUALIFICATIONS

As the Chief Executive Officer of the Company and a former senior operating executive at General Electric, a global diversified manufacturing company, Mr. Angel brings the senior executive experience and skills described above.  He also has a deep insight into the industrial gases industry and the needs, challenges and global opportunities of the Company in particular.  Mr. Angel utilizes his deep operating experience and knowledge of the industry and the Company in performing his role as Chairman to, among other things, drive capital discipline and to help facilitate Board discussions and keep the Board apprised of significant developments in the Company’s business.

OSCAR BERNARDES
Managing partner at Yguapora Consultoria e Empreendimentos Ltda.
Age Director Since Other Public Company Directorships	70 2010 DASA Laboratorios da America SA Localiza Rent A Car S.A. Marcopolo S.A.	Qualification Highlights • Praxair End-Markets • Praxair Foreign Markets • Operations • International business • Risk Management • Public company board

BIOGRAPHY

Managing partner at Yguapora Consultoria e Empreendimentos Ltda. in São Paulo, Brazil, a consulting and investment firm.  From 2003 to 2010, he was a managing partner at Integra Assessoria em Negocios Ltda. in São Paulo, Brazil, a consulting firm specializing in financial restructuring, governance and interim management in turnaround situations.  From 1997 to 1999, he was Chief Executive Officer of Bunge International, a leading global agribusiness and food company.  Prior to joining Bunge, he was Senior Vice President and Managing Partner for Latin America with Booz Allen and Hamilton, Inc. and prior to that, operations director in Brazil for Ferro Corporation.

Mr. Bernardes is a director of three public companies in Brazil: DASA Laboratorios da America SA, Localiza Rent A Car S.A. (where he is Chairman of the Audit Committee), and Marcopolo S.A.  During the past five years, he was also a director of Gerdau S.A., Metalurgica Gerdau S.A., Johnson Electric Holdings Ltd. in Hong Kong, and São Paulo Alpargatas S.A.  He is also on the advisory board of Amerys, Johnson Electric and a Board Member of Votorantim Participacoes and OMINI, both private companies.

Praxair, Inc.	23

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Nominees

EXPERIENCE AND QUALIFICATIONS

As a former chief executive officer at Bunge International, and as a senior executive of Booz Allen and Hamilton, Mr. Bernardes brings the senior executive experience and skills described above.  He also has an in-depth understanding of markets and business operations in South America generally, and in Brazil particularly, where the Company has a large presence.

NANCE K. DICCIANI
Former President & Chief Executive Officer of Honeywell Specialty Materials
Age Director Since Other Public Company Directorships	69 2008 AgroFresh Solutions, Inc. Halliburton Company LyondellBasell Industries	Qualification Highlights • Industry • Praxair End-Markets • Praxair Foreign Markets • Operations • International business • Technology • Risk Management • Public company board

BIOGRAPHY

Former President & Chief Executive Officer of Honeywell Specialty Materials, a strategic business group of Honeywell International, Inc., from 2001 until her retirement in 2008.  Dr. Dicciani joined Honeywell from Rohm and Haas Company where she was Senior Vice President and Business Group Executive of Chemical Specialties and Director of the European Region, responsible for business strategy and worldwide operations of five business units and for the company’s operations and infrastructure in Europe, the Middle East and Africa.  Previously, she served as Rohm and Haas’ Vice President and General Manager of the Petroleum Chemicals division and headed the company’s worldwide Monomers business.

In 2006, President George W. Bush appointed Dr. Dicciani to the President’s Council of Advisors on Science and Technology. She has served on the Board of Directors and Executive Committee of the American Chemistry Council and has chaired its Research Committee.  She currently serves on the Board of Directors of AgroFresh Solutions, Inc. (where she serves as non-executive Chair and a member of the Compensation Committee).  Dr. Dicciani also serves on the Board of Directors of Halliburton Company (where she serves on the Audit, and the Health, Safety and Environment Committees), LyondellBasell Industries (where she serves on the Finance, and the Health, Safety and Environmental Committees), and on the Board of Trustees of Villanova University.  During the past five years, Dr. Dicciani also served on the Board of Directors of Rockwood Holdings, Inc. (where she was the Lead Director and served on the Compensation Committee and was the Chairperson of the Corporate Governance and Nominating Committee).

EXPERIENCE AND QUALIFICATIONS

As a former senior operating executive at Honeywell, a global industrial and consumer products manufacturing company, and at Rohm and Haas, a global chemicals company, Dr. Dicciani brings the senior executive experience and skills described above.  She also has a substantial understanding of technology policy, management and markets.  Her technical expertise in the chemical industry, an important end-market for the Company, and her international operations experience, also enable her to provide the Board and management with valuable insight and counsel.

24	Praxair, Inc.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Nominees

EDWARD G. GALANTE
Former Senior Vice President of ExxonMobil Corporation
Age Director Since Other Public Company Directorships	66 2007 Celanese Corporation Clean Harbors, Inc. Tesoro Corporation	Qualification Highlights • Praxair End-Markets • Praxair Foreign Markets • Operations • International business • Technology • Risk Management • Public company board

BIOGRAPHY

Former Senior Vice President and a member of the Management Committee of ExxonMobil Corporation from 2001 until his retirement in 2006.  His principal responsibilities included the worldwide downstream business - Refining & Supply, Fuels Marketing, Lubricants and Specialties, and Research and Engineering.  Immediately prior to that, Mr. Galante was Executive Vice President of ExxonMobil Chemical Company.

Mr. Galante is the Lead Independent director of Celanese Corporation (where he serves on the Compensation and Management Development Committee and the Environmental, Health, Safety and Public Policy Committee), a director of Clean Harbors, Inc. (where he is Chairman of the Corporate Governance Committee and serves on the Compensation Committee), and a director of Tesoro Corporation (where he serves on the Compensation Committee and the Environmental, Health, Safety and Security Committee).  He also serves on the Board of the United Way Foundation of Metropolitan Dallas, and is the Vice Chairman of the Board of Trustees of Northeastern University.  During the past five years, Mr. Galante also served on the Board of Directors of Foster Wheeler Ltd. (where he served on the Audit Committee and was the Chairman of the Compensation and Executive Development Committee).

EXPERIENCE AND QUALIFICATIONS

As a former senior operating executive at ExxonMobil, one of the largest global energy companies, Mr. Galante brings the senior executive experience and skills described above and also has significant experience in the operations and management of a large, global business.  He has substantial experience in the oil, gas, refining and chemical sectors of the energy industry, all of which are important end markets for the Company, as well as an in-depth understanding of engineering management, operations and technology, which are important in the execution of many of the Company’s large capital projects.

RAYMOND W. LEBOEUF
Former Chairman & Chief Executive Officer of PPG Industries, Inc.
Age Director Since Other Public Company Directorships	70 1997 MassMutual Financial Group	Qualification Highlights • Industry • Praxair End-Markets • Praxair Foreign Markets • Operations • International business • Financial Expert • Risk Management • Public company board

BIOGRAPHY

Former Chairman & Chief Executive Officer of PPG Industries, Inc. (principally a manufacturer of coatings) from 1997 to 2005.  From 1995 to 1997, Mr. LeBoeuf served as President & Chief Operating Officer of PPG Industries, Inc. and was elected a director in 1995.  From 1988-1994, he was the Chief Financial Officer of PPG.

Mr. LeBoeuf is a director of MassMutual Financial Group (where he serves on the Audit Committee and is the Chairman of the Human Resources Committee).

Praxair, Inc.	25

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Nominees

EXPERIENCE AND QUALIFICATIONS

As a former Chief Executive Officer and Chief Financial Officer of PPG Industries, a global diversified manufacturing company, Mr. LeBoeuf brings the senior executive experience and skills described above.  He also has an in-depth understanding of corporate and international finance, accounting, financial reporting and internal controls and the review and preparation of financial statements.

LARRY D. MCVAY
Principal of Edgewater Energy, LLC
Age Director Since Other Public Company Directorships	69 2008 Callon Petroleum Company Chicago Bridge and Iron Company	Qualification Highlights • Praxair End-Markets • Praxair Foreign Markets • Operations • International business • Technology • Risk Management • Public company board

BIOGRAPHY

Principal of Edgewater Energy, LLC, an oil and gas industry investment firm.  Mr. McVay served as the Chief Operating Officer of TNK-BP Holding from 2003 until his retirement in 2006.  TNK-BP Holding, based in Moscow, Russia, was a vertically integrated oil company that was 50%-owned by BP PLC.  Mr. McVay’s responsibilities at TNK-BP included executive leadership for the upstream, downstream, oil field services, technology and supply chain management.  He previously served as Technology Vice President — Operations and Vice President of Health Safety Environment for BP’s Exploration and Production operations from 2000 to 2003.  Prior to joining BP, Mr. McVay held numerous positions at Amoco, including engineering management and senior operating leadership positions.

Mr. McVay is a director of Callon Petroleum Company (where he serves on the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and is the Chairman of the Strategic Planning and Reserves Committee) and Chicago Bridge & Iron Company (where he serves on the Audit Committee, the Strategic Initiatives Committee and is the Chairman of the Corporate Governance Committee).

EXPERIENCE AND QUALIFICATIONS

As a former senior operating executive at BP, one of the largest global energy companies, Mr. McVay brings the senior executive experience and skills described above.  He has an in-depth understanding of engineering management and of worldwide energy markets, operations and technology, all of which are important to the Company’s operations, particularly those involving large capital project investments.  He also has practical experience in operating in Russia and the Middle East, both of which are emerging markets for the Company.

26	Praxair, Inc.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Nominees

MARTIN H. RICHENHAGEN
Chairman, President and Chief Executive Officer of AGCO Corporation
Age Director Since Other Public Company Directorships	64 2015 AGCO Corporation PPG Industries, Inc.	Qualification Highlights • Praxair Foreign Markets • Operations • International business • Risk Management • Public company board

BIOGRAPHY

President and Chief Executive Officer of AGCO Corporation, a global manufacturer and distributor of agricultural equipment, since 2004, and Chairman of the Board of Directors since 2006.  From 2003 -2004, Mr. Richenhagen was Executive Vice President of Forbo International SA, a flooring material company headquartered in Switzerland.  He also served as Group President for CLAAS KgaA mbH, a global agricultural equipment manufacturer and distributor headquartered in Germany, from 1998 – 2002.  Mr. Richenhagen was the Senior Executive Vice President for Schindler Deutschland Holdings GmbH in Germany, a worldwide manufacturer and distributor of elevators and escalators, from 1995 – 1998.

Mr. Richenhagen is a director of PPG Industries, Inc., a leading coatings and specialty products and services company (where he is Chairman of the Audit Committee and serves on the Officers-Directors Compensation Committee).  He is the Chairman of the German American Chambers of Commerce of the United States, and he is a member of the U.S. Chamber of Commerce Board of Directors.   Mr. Richenhagen has served as Chairman of the Board of the Association of Equipment Manufacturers (AEM) and is a Life Honorary Director of AEM.

EXPERIENCE AND QUALIFICATIONS

As Chairman, President and Chief Executive Officer of AGCO Corporation, a large international manufacturer and distributor of agricultural equipment, Mr. Richenhagen brings the senior executive experience and skills described above.  In particular, his background includes extensive international, operational and manufacturing experience.  In addition, AGCO Corporation operates in many of the foreign markets in which the Company operates, including Europe and South America, and Mr. Richenhagen therefore adds his understanding of these large, foreign markets where the Company has a significant presence.

WAYNE T. SMITH
Chairman, President & Chief Executive Officer of Community Health Systems, Inc.
Age Director Since Other Public Company Directorships	71 2001 Community Health Systems, Inc.	Qualification Highlights • Praxair End-Markets • Operations • Risk Management • Public company board

BIOGRAPHY

Chairman, President & Chief Executive Officer of Community Health Systems, Inc. (a hospital and healthcare services company) since 2001.  In 1997, Mr. Smith was elected President and then Chief Executive Officer and a director of Community Health Systems, Inc.  Prior to joining Community Health Systems, he served as Chief Operating Officer, President, and a director of Humana Inc.

Mr. Smith is a trustee of Auburn University, and is a trustee and the past Chairman of the Federation of American Hospitals.

EXPERIENCE AND QUALIFICATIONS

As the Chief Executive Officer of Community Health Systems, a large healthcare services company, Mr. Smith brings the senior executive experience and skills described above.  He also has an in-depth understanding of the health care business and the regulatory, compliance and business environment in which it operates.  Mr. Smith also brings his experience in leading a senior management team on the numerous issues required of the CEO of Community Health, as well as his experience in leading a board of directors as the Chairman of Community Health.

Praxair, Inc.	27

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Nominees

ROBERT L. WOOD
Former Chairman, President & Chief Executive Officer of Chemtura Corporation
Age Director Since Other Public Company Directorships	62 2004 MRC Global Inc. Univar Inc.	Qualification Highlights • Industry • Praxair End-Markets • Operations • Risk Management • Public company board

BIOGRAPHY

Former Chairman, President & Chief Executive Officer of Chemtura Corporation (a specialty chemicals company) from 2004 to 2008.  Prior to joining Chemtura, Mr. Wood served in various senior management positions at Dow Chemical Company, most recently as business group president for Thermosets and Dow Automotive, from November 2000.  Mr. Wood has been Praxair’s Lead Director since January 1, 2013.

Mr. Wood is a director of MRC Global Inc. (where he serves as Chairman of the Compensation Committee and a member of the Governance Committee), and a director of Univar Inc. (where he serves on the Audit Committee).  During the past five years, Mr. Wood was also a director of Jarden Corporation (where he served on the Nominating and Policies Committee and was Chairman of the Audit Committee).  He has served as Chairman of the American Plastics Council and the American Chemistry Council, and is a member of the United States Olympic Committee.

EXPERIENCE AND QUALIFICATIONS

As a former Chief Executive Officer of Chemtura Corporation, a global specialty chemicals company, and a former senior operating executive of Dow, a global chemicals company, Mr. Wood brings the senior executive experience and skills described above.  He also has a deep understanding of the specific challenges and opportunities facing a global basic materials company.  Mr. Wood’s knowledge of the chemicals industry, an important end market for the Company, provides valuable insight to the Board and management.

28	Praxair, Inc.

ITEM 1: ELECTION OF DIRECTORS

ITEM 1: ELECTION OF DIRECTORS

Nine Directors will be elected to serve until the 2018 annual meeting of shareholders, and until their successors are elected and qualify.  The Governance & Nominating Committee recommended to the Board, and the Board approved and recommends that Stephen F. Angel, Oscar Bernardes, Nance K. Dicciani, Edward G. Galante, Raymond W. LeBoeuf, Larry D. McVay, Martin H. Richenhagen, Wayne T. Smith, and Robert L. Wood, each be elected to serve for a one-year term, until the 2018 annual meeting of shareholders, and until their successors are elected and qualify.  Each nominee has agreed to be named in this Proxy Statement and to serve if elected.  Qualifications and biographical data for each of these nominees is presented above.  If one or more of the nominees becomes unavailable for election or service as a director, the proxy holders will vote your shares for one or more substitutes designated by the Board of Directors, or the size of the Board of Directors will be reduced.

To be elected, a nominee must receive a majority of the votes cast at the Annual Meeting in person or by proxy by the shareholders entitled to vote (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee).  See the vote counting rules on page 76 of this Proxy Statement.

THE BOARD RECOMMENDS YOU VOTE IN FAVOR OF EACH OF THE NINE NOMINEES FOR ELECTION TO THE PRAXAIR BOARD OF DIRECTORS

Praxair, Inc.	29

Audit Matters

Independent Auditor Selection Process

Audit Matters

Independent Auditor Selection Process

The Audit Committee is directly responsible for the appointment, compensation (including approval of audit and non-audit fees), retention and oversight of the independent registered public accounting firm that audits our financial statements and our internal control over financial reporting.  The Audit Committee has selected PricewaterhouseCoopers LLP (“PWC”) as our independent auditor for 2017.  PWC has served as our independent auditor since 1992.  Representatives of PWC are expected to be present at the Annual Meeting to be available to respond to appropriate questions and to make a statement if they desire.

The Audit Committee annually reviews PWC’s independence and performance in deciding whether to select PWC as the independent auditor.  In the course of these reviews, the Audit Committee considers, among other things:

•     PWC’s recent performance on the Praxair audit, including the results of an internal, worldwide survey of PWC’s service and quality;

•     PWC’s capability and expertise in providing audit and related services to companies with the breadth and complexity of our worldwide operations;

•     An analysis of PWC’s known legal risks and any significant legal or regulatory proceedings in which it is involved;

•     External data on audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) reports on PWC and its peer firms;

•     The appropriateness of PWC’s fees for audit and non-audit services, on both an absolute basis and as compared to the fees paid by our peer companies;

•     PWC’s independence (discussed below); and

•     PWC’s tenure as our independent auditor, including the benefits of having a tenured auditor and controls and processes that help ensure PWC’s independence.

TENURE BENEFITS	INDEPENDENCE CONTROLS

Higher audit quality.  Through its years of experience with Praxair, PWC has gained institutional knowledge of and deep experience regarding Praxair’s global operations and businesses, accounting policies and practices, and internal control over financial reporting.

Thorough Audit Committee oversight.  The Audit Committee’s oversight includes private meetings with PWC (the full committee meets with PWC at each of its five regularly scheduled meetings per year), and a comprehensive annual evaluation by the Committee in determining whether to engage PWC.

Efficient fee structure.  PWC’s aggregate fees are competitive with fees paid by our peer companies in part because of PWC’s familiarity with our business and the Audit Committee’s negotiation of three-year fixed fee engagements.

Rigorous limits on non-audit services.  Praxair requires Audit Committee preapproval of non-audit services, limits certain types of non-audit services that otherwise would be permissible under SEC rules, and requires that PWC is engaged only when it is best-suited for the job (see discussion below).

Continuity Efficiency.  Bringing on a new auditor would require a significant time commitment that could distract from management’s focus on financial reporting and internal controls and the Audit Committee’s oversight of these matters.

Strong internal PWC independence process and strong regulatory framework.  PWC conducts periodic internal quality reviews of its audit work, assigns separate lead and concurring partners for Praxair and rotates lead partners at least every five years.  PWC, as an independent registered public accounting firm, is subject to PCAOB inspections, and PCAOB and SEC oversight.

30	Praxair, Inc.

AUDIT MATTERS

Auditor Independence

Auditor Independence

As noted in the Audit Committee Charter and in the Audit Committee Report presented below, the independent auditor reports directly to the Audit Committee and the Audit Committee is charged with evaluating its independence.  The Audit Committee has adopted the policies and procedures discussed below that are designed to ensure that PWC is independent.  Based on this evaluation and representations from PWC, the Audit Committee believes that PWC is independent and that it is in the best interest of Praxair and our shareholders to retain PWC as our independent auditor for 2017.

Non-Audit Engagement Services Pre-Approval Policy

The Audit Committee has retained PWC (along with other accounting firms) to provide non-audit services in 2017.  We understand the need for PWC to maintain objectivity and independence as the auditor of our financial statements and our internal control over financial reporting.  Accordingly, the Audit Committee has established a policy whereby all non-audit fees of the independent auditor must be approved in advance by the Audit Committee or its Chairman, and has adopted a guideline that, absent special circumstances, the aggregate cost of non-audit engagements in a year should not exceed the audit fees for that year.  The non-audit fees that are incurred are typically far less than this limit and, as noted below in the report on independent auditor fees, such non-audit fees were approximately 2.6% of audit fees in 2016.  All of the Audit-Related Fees, Tax Fees and All Other Fees disclosed below were approved by the Audit Committee.

Audit Partner and Audit Firm Rotation

The Audit Committee’s policy is that the audit engagement partner of the independent auditor must rotate off the Company’s account at least every five years.  With respect to audit firm rotation, the Audit Committee believes that it is inappropriate to establish a fixed limit on the tenure of the independent auditor.  Continuity and the resulting in-depth knowledge of the Company strengthens the audit.  Moreover, the mandatory partner rotation policy expressed above, normal turnover of audit personnel, the Audit Committee’s policy regarding the hiring of auditor personnel as described below, and the Audit

Committee’s practices restricting non-audit engagements of the independent auditor as described above, all mitigate against any loss of objectivity that theoretically could arise from a long-term relationship.  As provided in the Audit Committee’s Charter and as further described above, the Audit Committee continuously evaluates the independence and effectiveness of the independent auditor and its personnel, and the cost and quality of its audit services in order to ensure that the Audit Committee and the Company’s shareholders are receiving the best audit services available.

Hiring Policy – Auditor Employees

The Audit Committee has established a policy whereby no former employee of the independent auditor may be elected or appointed an officer of the Company earlier than two years after termination of the engagement or employment.

Praxair Inc.	31

AUDIT MATTERS

Fees Paid to the Independent Auditor

Fees Paid to the Independent Auditor

The Audit Committee authorizes and overseas the fees paid to PWC for audit and non-audit services.  The aggregate fees billed by PWC in 2015 and 2016 for its services are set forth in the table below, followed by a description of the fees:

Types of Fees

	Audit	Audit - Related	Tax	All Other	Total	Non-Audit Fees % of Total Audit Fees
2016	6,206,000	28,000	94,000	39,000	6,367,000	2.6%
2015	6,131,000	38,000	98,000	24,000	6,291,000	2.6%

AUDIT FEES. These are fees paid for the audit of Praxair’s annual financial statements, the reviews of the financial statements included in Praxair’s reports on Form 10-Q, the opinion regarding the Company’s internal controls over financial reporting as required by §404 of the Sarbanes-Oxley Act of 2002, and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements for those fiscal years.

AUDIT-RELATED FEES.  These are fees paid for assurance and related services rendered that are reasonably related to the performance of the audit or review of Praxair’s financial statements other than the fees disclosed in the foregoing paragraph.  These fees included those related to due diligence services and certifications required by customers and others.

TAX FEES.  These are fees paid for professional services rendered for tax compliance and tax preparation, including preparation of original and amended tax returns, and claims for refunds.

ALL OTHER FEES.  These are fees paid for services rendered other than those described in the foregoing paragraphs.  These services related primarily to consulting and advice in regard to local country accounting issues for non-U.S. subsidiaries.

32	Praxair Inc.

AUDIT MATTERS

Audit Committee Report

Audit Committee Report

As set forth in the Audit Committee’s Charter, the management of the Company is responsible for: (1) the preparation, presentation and integrity of the Company’s financial statements; (2) the Company’s accounting and financial reporting principles; and (3) internal controls and procedures designed to ensure compliance with applicable laws, regulations, and standards, including internal control over financial reporting.  The independent auditor is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles, and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

A principal role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process.  In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditor.  The Audit Committee has also discussed with the independent auditor the matters that are required to be discussed in accordance with Public Company Accounting Oversight Board (PCAOB) standards relating to communications with audit committees.

The Audit Committee has discussed with the independent auditor its independence from the Company and its management.  The Audit Committee has received the written disclosures and the letters from the independent auditor required by applicable requirements of the PCAOB.  The Audit Committee has also received written confirmations from management with respect to non-audit services provided to the Company by the independent auditor in calendar year

2016 and those planned for 2017.  The Audit Committee has further considered whether the provision of such non-audit services is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

In its oversight role for these matters, the Audit Committee relies on the information and representations made by management and the independent auditor.  Accordingly, the Audit Committee’s oversight does not provide an independent basis to certify that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s independent auditor is, in fact, independent.

Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Form 10-K and Annual Report for the year ended December 31, 2016 filed with the SEC.

The Audit Committee

Raymond W. LeBoeuf, Chairman
Nance K. Dicciani

Ira D. Hall
Larry D. McVay

Praxair, Inc.	33

ITEM 2: PROPOSAL TO RATIFY THE APPOINTMENT OF THE INDEPENDENT AUDITOR

ITEM 2: PROPOSAL TO RATIFY THE APPOINTMENT OF THE INDEPENDENT AUDITOR

Under New York Stock Exchange (“NYSE”) and SEC rules, selection of the Company’s independent auditor is the direct responsibility of the Audit Committee.  The Board has determined, however, to seek shareholder ratification of that selection as a good practice in order to provide shareholders an avenue to express their views on this important matter.  If shareholders fail to ratify the selection, the Audit Committee may reconsider the appointment.  Even if the current selection is ratified by shareholders, the Audit Committee reserves the right to appoint a different independent auditor at any time during the year if the Audit Committee determines that such change would be in the best interests of the Company and its shareholders.

Information concerning the independent auditor may be found under the caption “Audit Matters” above.  The Audit Committee believes the selection of PWC as the Company’s independent auditor for 2017 is in the best interest of the Company and its shareholders.

In order for this proposal to be approved by the shareholders, a majority of the shares present in person or by proxy and entitled to vote on this matter must be voted FOR approval.  See the vote counting rules on page 76 of this Proxy Statement.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL TO RATIFY THE AUDIT COMMITTEE’S SELECTION OF THE INDEPENDENT AUDITOR.

34	Praxair, Inc.

Executive Compensation Matters

Compensation Discussion and Analysis

Executive Compensation Matters

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides context for the policies and decisions underlying the compensation reported in the executive compensation tables included in this Proxy Statement for Praxair’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and the three other executive officers who had the highest total compensation for 2016, as set forth in the “Summary Compensation Table” of this Proxy Statement (these five executive officers are collectively referred to as the “Named Executive Officers” or the “NEOs”).  The Compensation Committee of the Company’s Board of Directors is responsible for policies and decisions regarding the compensation and benefits for NEOs.

Executive Compensation Highlights

2016 Company Performance: High Quality Results

In addition to building network density in targeted geographies to increase operating efficiency, profitability, cash flow and return on capital, the Company made significant strides on implementing the core strategy which benefits not only supported 2016, but laid the groundwork for future earnings over the next several years. The Company actively focused efforts towards faster growing resilient end-markets, which include food, beverage, healthcare, specialty gases, environmental and aerospace while remaining well positioned for any recovery in industrial end-markets.  As another important element of the strategy, the Company won seven new large on-site projects that brought the backlog to just over $1.5 billion, with 70% of that value supporting Praxair’s extensive network in the U.S. Gulf Coast.

However, Praxair faced significant headwinds from global macro-economic trends and foreign currency.  The continued strengthening of the U.S. dollar reduced earnings from the translation of foreign subsidiary income by 3%.  Additionally, up-stream energy and manufacturing end-markets continued to decline, primarily in North America.  Although foreign currency exchange rates and other macroeconomic weakening in demand are outside of management’s control, Praxair continued to focus on high-quality results and during 2016 proactively took cost reduction measures to protect the quality of the existing business.  Praxair remains well-positioned for strong accretive growth when key end markets recover and foreign currency exchange rate headwinds reverse.

2016 Variable Pay Aligned with Shareholder Interests

For calendar year 2016, financial results such as cash flow and operating margins continued to demonstrate the success of the Praxair management team. Annual variable compensation goals were set to align target payout with earnings guidance provided to shareholders at the beginning of the year.  Though continued foreign currency exchange and other macro-economic weakening impacted results, financial performance was near target, and strategic non-financial performance was strong.

For long-term incentives, whose challenging goals were established three years ago, performance continued to be weak, and for a second year in a row, significant value related to performance share units (“PSUs”) was not realized.

2016 PAYOUTS: The variable compensation programs continue to work as designed.

•     Annual variable compensation business result

•     85% financial

•     21% strategic non-financial

•     ROC performance share units: 60% of target

* Operating margins, EBITDA margin, and ROC are non-GAAP measures.  A reconciliation of reported amounts to non-GAAP measures can be found in Praxair's Form 2016 10-K and Annual Report in “Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations” in the sub-section called “Non-GAAP Financial Measures.”

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Compensation Discussion and Analysis

Shareholder Feedback is Critical to Executive Compensation Design

Praxair continues to have a long-standing, robust outreach program whereby management regularly discusses executive compensation design and other relevant matters with shareholders.  The Compensation Committee carefully considers shareholder feedback as it makes compensation program decisions.

In April 2015, certain proxy advisory firms recommended that shareholders vote against the Company’s Advisory Vote on NEO Compensation, and as a result, additional shareholder outreach was conducted.  Fifty-four individual meetings were held, and collectively, shareholders representing 49% of shares outstanding provided feedback for consideration.

In response to, and after carefully considering shareholder feedback, the Compensation Committee approved changes to certain elements of the Company’s executive compensation program as highlighted below.  Some of the changes were retroactive to 2015, and others affected the Company’s 2016 executive compensation programs.

These changes were disclosed to shareholders in the 2016 proxy statement, and shareholders approved the Say-on-Pay proposal in April 2016 with 94% of shares voted in its favor, compared to 62% in favor in 2015 before the changes were made.

What We Heard	What We Did	Effective	For More Detail
Concern that variable compensation awards can be too greatly influenced by elements other than financial performance

Reduced and limited the impact of the non-financial performance on payouts:

•     Financial performance must account for at least 80% of total business performance for NEOs

•     Eliminated the individual performance adjustment for the CEO’s payout

		2015 (retroactive)	See page 41
Want additional alignment with shareholder returns in the variable compensation program	Revised the annual variable compensation program by increasing the weighting of net income and by replacing the working capital metric with a cash flow metric	2016	See page 41
ROC is viewed as a solid measure for long-term incentive equity awards. Additionally, some shareholders also prefer relative metrics and linking payouts to TSR	Modified the annual performance share unit grants to incorporate a relative total shareholder return (“TSR”) measure, while maintaining the ROC measure	2016	See page 45
Concern about CEO special pension arrangements	Agreements to provide additional service credit for the Company’s pension program have not been made with any current executive since 2001, and will not be made in the future	legacy	See page 51
Desire for enhanced disclosure in the proxy statement	• Performance goals disclosed for the TSR and ROC performance share units in the year of grant • Improved the readability and redesigned the presentation of the proxy statement	2016	See page 45

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Compensation Discussion and Analysis

Alignment of Executive Compensation Programs with Praxair Business Objectives

The Compensation Committee seeks to achieve its executive compensation objectives by aligning the design of the Company’s executive compensation programs with the Company’s business objectives ensuring a balance between financial and strategic non-financial goals.

FINANCIAL BUSINESS OBJECTIVE: Achieve sustained growth in profitability and shareholder return resulting in a robust cash flow to fund capital investment growth opportunities, dividend payments and share repurchases.

•	Annual performance-based variable compensation earned by meeting or exceeding pre-established financial goals.
•	Annual grants of performance share units that vest based upon performance results over three years.
•	Annual grants of stock options, the value of which is directly linked to the growth in the Company’s stock price.

STRATEGIC BUSINESS OBJECTIVES:

Maintain world-class standards in safety, environmental responsibility, global compliance, productivity, talent management, and financial controls.

•	Annual payout of variable compensation is impacted by non-financial performance in these areas.

Attract and retain executives who thrive in a sustainable performance-driven culture.

•	A competitive compensation and benefits program regularly benchmarked against peer companies of similar size in market cap, revenue and other financial metrics and business attributes.
•	Realized compensation that varies with Company performance, with downside risk and upside opportunity.

Best Practices Supporting Executive Compensation Objectives

What We Do:

✓Link a substantial portion of total compensation to Company performance:

✓Annual variable compensation awards based principally upon performance against objective, pre-established financial goals

✓Equity grants consisting of performance share units and stock options, focused on longer term shareholder value creation

✓Set compensation within competitive market ranges

✓Require substantial stock ownership and retention requirements for officers

✓Limit perquisites and personal benefits

✓Have double trigger change-in-control severance agreements and, for post-2009 agreements, with payouts of 2 times salary plus target variable compensation

✓Include double trigger vesting requirements for officer equity awards in the event of a change-in-control

✓Have a clawback (“recapture”) policy that applies to performance based equity and cash awards including gains realized through exercise or sale of equity securities

What We Do Not Do:

X Guarantee bonuses for executive officers

X Regularly grant time vested restricted stock

X Have employment agreements for executive officers

X Allow pledging or hedging of Company stock held by officers

X Pay tax “gross-ups” on perquisites and personal benefits unless related to relocation expenses that are available to employees generally

X Accelerate equity award vesting upon change-in-control

X Include an excise tax “gross-up” provision in any change-in-control arrangements

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EXECUTIVE COMPENSATION MATTERS

Compensation Discussion and Analysis

Praxair’s Executive Compensation Program

Praxair’s Executive Compensation Objectives

Praxair’s executive compensation program is focused on motivating performance to effectively build shareholder value.  The Company delivers a total compensation package that includes salary, performance-based cash and equity incentives, and a competitive employee benefits program.  The Compensation Committee has established the following objectives for Praxair’s executive compensation program:

•	attract and retain executive talent;
•	motivate executives to deliver strong business results in line with shareholder expectations;
•	build and support a sustainable performance-driven culture; and
•	encourage executives to own Company stock, aligning their interests with those of shareholders.

Determining Compensation Opportunity

In order to align executive compensation with Company performance, the Compensation Committee considers a variety of factors, including the degree to which executive compensation is “at risk.”

At Risk Pay

Between 74% and 89% of the NEOs’ target total direct compensation opportunity for 2016 was in the form of performance-based variable compensation and equity grants, motivating them to deliver strong business performance and drive shareholder value.  This portion of compensation is “at risk” and dependent upon the Company’s achievement of pre-established financial and other business goals set by the Compensation Committee and, for equity incentives, the Company’s stock price performance.  The annual variable compensation payout and the ultimate value of the equity compensation awards could be zero if the Company does not perform.

CEO Pay Mix

Performance-based equity compensation is valued at the “grant-date fair value” of each award as determined under accounting standards related to share-based compensation.

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Compensation Discussion and Analysis

Aggregate Compensation

CONSIDERATIONS: The Compensation Committee considers whether the value of each NEO’s aggregate compensation package is consistent with its objectives for Praxair’s executive compensation program.  It evaluates the following factors when determining compensation levels for NEOs:

•	internal equity: respective role, responsibilities and reporting relationships
•	experience and time-in-position
•	contribution to results, and exhibition of values, competencies and behaviors critical to the success of the Company
•	year-to-year updates in market median data
•	retention objectives

The Compensation Committee does not have a set formula for determining target compensation opportunity, however it refers to the median benchmark data during its regular review. Compensation levels tend to be established towards the lower end of a competitive market range for an executive officer who is new to the role.  Conversely, a longer tenured executive officer who consistently performs at a high level will have target compensation levels set higher in the competitive range.

As part of the review, the Compensation Committee compares the CEO’s pay to that of the other NEOs. As in previous years, the CEO’s pay as a multiple of the next highest paid NEO was determined to be appropriate, as the organization does not have a Chief Operating Officer, and the CEO has business executives reporting directly to him.  It was also noted that the ratio of CEO pay to the pay of other NEOs collectively changes year-over-year to reflect shifts in executive officer roles from promotions to, and retirements from, those roles.  For 2016, two NEOs were short tenured (three years or less) and the CEO has been in his role for ten years.

Compensation Peer Group

The Compensation Committee reviews the benchmark companies used to assess competitive market compensation ranges for U.S.-based officers (the Key Company Group).  Elements considered when choosing companies to be included are:

•	Market capitalization Considerable weight is given to market capitalization, as the Company’s market capitalization has consistently been about three times its annual revenue.
•	Revenue and net income Companies are included in the review if they are generally similar in size to Praxair in one or more of these measures.
•

Other considerations   Assets, number of employees, whether or not a company had global operations and whether a company’s operations were similar to that of Praxair or Praxair’s customers are considered.

Though the Compensation Committee reviews the Key Company Group annually, it values year-over-year consistency in the peer group and only makes changes when appropriate.  When the review was performed in October 2015, the Compensation Committee determined to remove Kraft Foods from the peer group as it no longer was a publically traded company.  The following Key Company Group was used for setting 2016 compensation:

Key Company Group
Air Products and Chemicals	Danaher	Kimberly-Clark
Anadarko Petroleum Corp	DuPont	Monsanto
Applied Materials	Ecolab	Mosaic
Baker Hughes	EMC	Norfolk Southern
Baxter International	General Mills	PPG Industries
Colgate-Palmolive	Illinois Tool Works	Sherwin-Williams
Corning	International Paper	Stryker
CSX Corp	Kellogg	Texas Instruments
Cummins

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EXECUTIVE COMPENSATION MATTERS

Compensation Discussion and Analysis

Role of the Compensation Consultant

The Compensation Committee engages a third-party compensation consultant to assist in analysis as is necessary to inform and support the Compensation Committee’s decisions on executive compensation.  At each of its meetings, the Compensation Committee conducts a private session with its consultant without management present. For its consideration of 2016 executive compensation, the Compensation Committee engaged Deloitte Consulting LLP (“Deloitte Consulting”).

In 2016, the scope of Deloitte Consulting’s engagement included:

•	Advice on the determination of NEO’s compensation, the consultant’s view of the CEO’s recommendations for other NEO compensation, as well as input on the CEO’s compensation
•	Preparation and presentation to the Compensation Committee of reports on executive compensation trends and other various materials
•	Review of the peer group analysis and compensation benchmarking studies prepared by management and review of other independent compensation data

Pay Design and Decisions

Direct Compensation for Executive Officers

Salary

The salary level for each NEO was established by the Compensation Committee after its consideration of multiple factors including positioning to market, CEO input (other than for himself) and advice from Deloitte Consulting. Salary adjustments, if any, are typically effective April 1 of each year.

Annual Performance-Based Variable Compensation

The Compensation Committee sets annual goals to drive desired short-term business performance by focusing executives on key objectives that position Praxair for sustained growth and create shareholder value without compromising long-term business objectives.  The program is designed to deliver pay commensurate with performance: results that are greater than goals are rewarded with above target payout levels, and performance not meeting minimum threshold expectations reduces the payout to zero.

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EXECUTIVE COMPENSATION MATTERS

Compensation Discussion and Analysis

DESIGN CHANGES: For 2016, changes were made to the variable compensation design to further align management and shareholder interests.

2016 DESIGN The Compensation Committee reviewed the financial measures in the annual variable compensation program and approved changes for the 2016 performance year. Recognizing that cash flow is a critical component of Praxair’s financial performance that also has significant importance to investors, it was determined that operating cash flow would be included in the 2016 financial goals at a weighting of 25%, replacing the working capital metric.  To reinforce the importance of making decisions that support the Company’s profitability, the weighting of net income was increased to 60%, and sales was reduced to 15%.

BUSINESS RESULTS:

financial goals Awards are determined based on Company performance against challenging, pre-established financial goals.  Payouts can range from zero to 200% of target variable compensation, and the financial performance must be at least 80% of the total business results for NEOs.

strategic non-financial goals The Compensation Committee may make a positive or negative adjustment of up to 35 percentage points to the total financial payout earned based on the Committee’s detailed review and assessment of performance against pre-established non-financial goals that relate directly to the Company’s strategic objectives.  Points awarded for strategic non-financial goals cannot exceed 20% of the total business payout for NEO payout determination.

INDIVIDUAL PERFORMANCE: The Compensation Committee does not assign an individual performance factor for the CEO, though it retains the discretion to decrease (but not increase) his payout if deemed appropriate.  The Compensation Committee may positively or negatively adjust each other NEO’s performance-based variable compensation to reflect each individual’s contribution to Company performance.  Individual performance adjustments can reduce each NEO’s payout to as low as zero or increase it by a factor of up to 1.5, however, in the past ten years, the maximum awarded has not exceeded 1.3.

MAXIMUM PAYOUT: Total payout for officers is capped at 260% of target variable compensation except for the CEO, whose maximum is 235%.

Annual Performance-Based Variable Compensation Opportunity for 2016

In December 2015, the 2016 variable compensation target for each NEO (expressed as a percent of salary that would be earned for 100% achievement of the performance goals) was established by the Compensation Committee.  The target level for each NEO ranged from 80% to 160% of base salary.

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Compensation Discussion and Analysis

Determining Financial Goals

At the time goals are established, the Compensation Committee considers many factors including the degree of control senior management may have over certain factors that affect financial performance.  Goals are established with the expectation that executives will be rewarded with higher variable compensation payouts if performance exceeds expectations.  Factors considered in assessing the challenge inherent in setting the threshold, target and maximum financial performance goals for each financial measure include:

•	management’s operating plan, including expected year-over-year challenges in performance,
•	external earnings guidance provided to shareholders,
•	macro-economic trends and outlooks in each of the countries in which the Company operates,
•	foreign exchange rate trends and outlook,
•	expected industrial gases industry peer performance and that of the broader S&P 500,
•	shifts in key customer markets, and
•	expected contribution from contracts already awarded and decisions or actions already made or taken.

When establishing the financial goals for 2016, the Compensation Committee placed great emphasis on the earnings per share (EPS) guidance that was provided to investors in February 2016.  The net income target goal was set to align with $5.50 annual EPS, which represented the middle of the full-year guidance published at that time.

Determining STRATEGIC Non-financial Goals

The Company’s culture has been institutionalized over decades and is the foundation on which employees drive and deliver financial results.  The Board believes culture must be driven from the top by example. As such, the Compensation Committee confirmed the importance of setting non-financial objectives to reinforce leadership’s focus on maintaining an enduring culture that supports both short- and long-term sustainable results.  The Compensation Committee identified the non-financial elements that were considered most important to long-term sustainable success and established annual non-financial goals with respect to those elements.

Most of the strategic non-financial goals are linked to quantitative and measurable objectives, although the Compensation Committee ultimately uses its judgment when determining the points awarded for goal achievement after a rigorous review of the results.

GOAL	ADDITIONAL DETAIL
Safety, Environmental Performance and Sustainability: • Zero fatalities • Maintain best in class safety rates • Superior performance in sustainable development including environmental stewardship

•    Providing our employees with a safe operating environment through investing in state of the art technology and by driving a culture in which safety is a top priority

•    Rigorous processes and procedures to ensure compliance with all applicable environmental regulations, to meet sustainable development performance targets and to continuously reduce the environmental impact of our operations in the communities in which we operate

People Development: • Strengthen leadership pipeline, including globally diverse talent

•    Attraction, retention and development of a diverse and engaged workforce through a robust succession planning process

•    Employee value proposition includes providing strong, dynamic leadership, a challenging work environment, industry-leading performance, competitive pay and benefits, and rewards and recognition for outstanding performance

Compliance: • Maintain a strong global compliance program and culture

•    Create and maintain a strong ethical culture in every country where we operate

•    All employees accountable for ensuring that business results are achieved in compliance with local laws and regulations and our Standards of Business Integrity

Strategy: • Position the business for long-term performance

•    Deliver excellent results in the short-term and over a longer, sustainable period of time

•    Rigorously assess the quality and future impact of actions taken, as benefits may not be recognized for several years

Project Selection and Execution: • Maintain industry-leading performance

•    Maintain a thorough capital allocation process to ensure careful selection of projects

•    Focus on meeting schedules and cost estimates, starting-up plants reliably and efficiently, and supporting plant availability

Productivity: • Enhance organizational capabilities in tools, processes and practices

•    Deliver value through continuous innovation to help our customers enhance their product quality, service, reliability, productivity, safety, and environmental performance

•    Work across disciplines, industries and sectors, with our employees, customers, suppliers and a range of other stakeholders to get more output utilizing fewer resources and with less environmental impact

Relative Performance: • Strong performance relative to peer companies

•    Continue to be the best performing industrial gases company in the world

•    Assess how well we anticipate and manage adversity to optimize results

•    Determine if management’s actions appear more or less effective than those of our peers

•    Appropriately respond to macroeconomic or other external factors unknown at the time financial goals were established

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EXECUTIVE COMPENSATION MATTERS

Compensation Discussion and Analysis

2016 Annual Performance-Based Variable Compensation Results and Payout

Financial Business Results

As noted above, financial goals are set considering multiple factors with the recognition that there are some items that cannot be easily predicted, and over which management has less control, such as foreign exchange rates and certain raw materials price changes.  As part of the variable compensation plan design, certain pre-determined adjustments may be made by the Compensation Committee to actual financial results in order to account for these elements.  The Compensation Committee may also conclude that additional adjustments are appropriate based upon unforeseen factors it deems extraordinary, non-recurring or otherwise properly modified.

Though continued foreign currency exchange and other macro-economic weakening impacted results, financial performance was near target. The overall weighted average payout factor for financial performance was 85% of target variable compensation.

The chart below shows for each financial performance measure, the Company’s 2016 financial targets set by the Compensation Committee and the actual performance achieved.

Financial Measure*	Target ($ millions)	Actual ($ millions)	Weight	Achievement	Payout
Sales	10,436	10,409	15%	97%	15%
Net Income	1,581	1,518	60%	61%	36%
Operating Cash Flow	2,475	2,773	25%	136%	34%

* For the annual variable compensation program, sales and net income are measured in accordance with GAAP subject to certain adjustments that the Compensation Committee approves.

strategic Non-financial Business Results

Coupled with its assessment of performance related to financial goals, the Compensation Committee reviewed the strategic actions taken by management that focused on long term sustainable success.  In December 2016, management presented to the Compensation Committee, the degree of achievement in meeting each goal, and for each element, provided its view of the relative degree of importance to long term success.

Based on the results, the Compensation Committee determined that the Company’s performance with respect to the non-financial goals was favorable and awarded a positive 21% adjustment for the NEOs (limited by the applicable cap).  The Compensation Committee noted the following as examples of actions that support the Company’s strategic objectives in determining 2016 variable compensation payouts:

•   Maintained world class performance in safety with a 10% reduction in significant safety events

•    Record year for recordable injury rates that was 8 times better than industry average

•    Maintained industry leading project execution with 98% first year reliability

•	Optimized base business through productivity and cost structure alignment
•	Strategically pursued resilient markets, on target to grow from 25% to 33% of total sales by 2020
•	Increased carbon dioxide capacity by 50% in the U.S., and in Europe, the Yara CO2 acquisition significantly strengthened the growth platform on the continent
•	Completed GE joint venture of aircraft engine coatings
•	Commercialized 15 new technologies in support of growth opportunities
•	Increased total value of backlog to $1.5 billion, 70% of which is located in the U.S. Gulf Coast
•	Continued to develop a diverse pipeline of future senior leaders
•	Received Public Recognition:
•	Dow Jones Sustainability World Index for 14th year in a row
•	9th consecutive year on the Climate Disclosure Leadership Index, and recognized as only industrial gases company that made the “A-List” for the Materials sector
•	Received “Top 25 Noteworthy Company” by DiversityInc and a perfect score of 100 by The Human Rights Campaign for workplace equality and advocacy
•	Had over 200 sites achieving over 90% waste reduction

Individual Performance Adjustments

Excluding the CEO, the Compensation Committee may make a positive, negative or no adjustment to each NEO’s performance-based variable compensation based on its evaluation of individual performance.  In evaluating if an individual performance adjustment was appropriate, the Compensation Committee considered various qualitative factors, such as the NEO’s:

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EXECUTIVE COMPENSATION MATTERS

Compensation Discussion and Analysis

•	performance in his or her principal area of responsibility,
•	degree of success in leading the Company to meet its strategic objectives, and
•	championing of the values and competencies that are important to the success of the Company.

Adjustments were made to the payouts of each NEO based upon individual performance in 2016.  The Compensation Committee did not find it practical, nor did it attempt, to assign relative weights to any individual factors or subject them to pre-defined, rigid formulas, or set financial or other objective goals related to personal performance, and the importance and relevance of specific factors varied for each NEO.  None of the adjustments made were material to annual performance-based variable compensation payments.

Equity Awards

Equity awards are the largest portion of each NEO’s target compensation.  This weighting helps ensure a strong alignment of NEOs’ and shareholders’ long-term interests. Annual grants of equity awards are made to incent and reward sustained performance.

Equity awards are granted as a mix of stock option and performance share unit (PSU) awards.  The mix and type of awards granted to the CEO and other NEOs is the same as those granted to all eligible executives of the Company. Fully aligning the leadership team, from mid-management to officers, is a long-standing practice of the Company that helps sustain its culture of incenting and rewarding all participants with the same goals and performance results.

2016 EQUITY AWARD TARGET VALUE

In December 2015, the target dollar value of 2016 equity awards for each NEO was established.  The Compensation Committee examined relative responsibility of the NEOs and each NEO’s position to market with consideration of how long he or she had been in the current role. Particular emphasis was placed on retention considerations and the importance of providing NEOs incentive and appropriate reward for taking high quality actions to support sustainable long-term growth.

Stock Options

The Compensation Committee believes that stock options continue to present an appropriate balance of risk and reward in that the options have no value unless the Company’s stock price increases above the option exercise price and that the opportunity for leveraged appreciation from growth in shareholder value over the ten-year grant term encourages long term decision-making.  The Compensation Committee notes that the Company’s historical record of strong stock price performance results in the Company’s executives placing high value on stock options as a compensation vehicle.

•     Exercise price is fixed at 100% of the closing market price on date of grant.

•     Vest in equal annual tranches over three years and expire after ten years.

•     Repricing only with shareholder approval.

•     NEOs must hold all shares obtained from exercise, net of taxes and exercise price, until the stock ownership requirement is met.

Performance Share Units

The Compensation Committee recognizes that PSUs can provide appropriate rewards to executives for performance while also potentially mitigating some of the impact of an economic downturn on the stock option portion of the annual awards.  A three-year performance period is believed to be an appropriate balance between the one-year performance-based variable compensation goals and the longer-term stock option share price growth goals.  Additionally, the overlapping three-year performance periods that result from regular annual grants promote retention and encourage management to focus on sustainable growth and shareholder returns.

•     Vest if pre-established performance goals are attained and forfeited if threshold goal is not met.

•     Pay no dividends nor accumulate dividend equivalents prior to vesting.

•     NEOs must hold all after-tax shares derived from vested awards until the stock ownership requirement is met.

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EXECUTIVE COMPENSATION MATTERS

Compensation Discussion and Analysis

2016 DESIGN CHANGES: To further align the Company’s executive compensation program and shareholder interests, changes were made to the Company’s equity awards mix for 2016, including the addition of relative TSR-measured PSU awards in place of EPS-measured PSU awards.

2016 EQUITY AWARDS

In 2015, the Compensation Committee conducted a complete review of the long-term incentive plan awards design.  It sought to find a balanced design that would address the needs of multiple stakeholders.  In its review, the Compensation Committee considered costs, both monetary and share usage, and recognized that leadership throughout the organization comprised of about 600 managers and executives, receives the same mix of equity awards as do the NEOs.  It considered information gathered from shareholders, management, its compensation consultant, and market practices.

As a result of its analyses, the Compensation Committee determined that it would be appropriate to provide 50% of the 2016 equity award value in stock options, 30% in PSUs that measure three-year ROC performance, and 20% as PSUs that measure relative TSR over a three year period.

ROC-measured performance share units

In January 2016, the ROC goal for the PSU awards covering fiscal years 2016 - 2018 was determined after the Compensation Committee examined prior-year ROC results, industry ROC averages, capital expenditure projections and the Company’s weighted average cost of capital. It was acknowledged that the Company had maintained industry-leading ROC, and the payout schedule set for the PSU awards would encourage and reward the executive team for taking actions that result in maintaining ROC performance.

The February 2016 awards are measured against the following ROC goals:

2016-2018	Average Annual ROC	Payout*
Below Threshold	<11.0%	0%
Threshold	11.0%	50%
Target	12.5%	100%
Maximum	≥13.5%	200%

*Interpolated for results between threshold and maximum.

ROC is the Company’s after-tax return on capital as reported in its quarterly and annual Consolidated Financial Statements, adjusted to eliminate the after-tax effect of any acquisition occurring during the Performance Period that was not known at the time the goals were set.

Relative TSR-measured performance share units

To further strengthen alignment of management payouts with shareholder returns, the Compensation Committee determined that it would be appropriate to provide a portion of the target equity award value through a PSU that measures relative TSR performance.

For the February 2016 awards, relative performance is measured against the companies of the S&P 500 as of January 1, 2016, excluding the Financial sector, and payouts will be determined based on the following schedule:

2016-2018	TSR Rank	Payout*
Below Threshold	<25%ile	0%
Threshold	25%ile	25%
Target	50%ile	100%
Maximum	≥75%ile	200%

*Interpolated for results between threshold and maximum.

2017 PERFORMANCE SHARE UNITS: In January 2017, it was determined that the February 2017 performance share unit awards would remain in the same form and would have the same goals as those awarded in 2016.

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Compensation Discussion and Analysis

2014 - 2016 PERFORMANCE SHARE UNIT PAYOUTS

In February 2017, the grants of the ROC-measured 2014 PSUs that met the pre-established performance criteria at the end of 2016 became vested and were converted to shares and distributed.

Though ROC over the 2014 - 2016 performance cycle remained industry-leading and the average annual ROC of 12.4% exceeded the performance threshold, actual performance was lower than the 14% required for a target level payout of the awards.  The Compensation Committee certified the vesting of 60% of the target number of PSUs granted.

ROC
ROC Target	Average ROC	2014 - 16 Payout*
14%	12.4%	60.0%

*Payout determined based on linear interpolation from actual results to the target.

Half of the PSUs awarded in 2014 had pre-established goals based on the Company’s adjusted diluted cumulative EPS growth for the 2014 - 2016 performance cycle.  The EPS goals, which included a 20% growth target, were not met. However, these awards also provide that the Compensation Committee may award up to 50% of target shares where the minimum EPS growth goal is not achieved due to materially adverse and unforeseen market conditions beyond the control of the Company and if the Company’s cumulative operating earnings growth exceeds the average cumulative growth in operating earnings of the companies in the Materials Index of the S&P 500 for the same three-year performance period.

As of the date of this Proxy Statement, the Compensation Committee had not made any such payout determination because not all companies in the Materials Index had reported operating earnings for 2016.  The Compensation Committee will make a payout determination (which could include forfeiture of these awards) at a future date when all data is available, and such determination will be disclosed in the Company’s 2018 Proxy Statement.

Benefits Available to Executive Officers

The Company makes available to NEOs essentially the same benefit plans generally available to other U.S. employees, and also provides to them limited perquisites and personal benefits.

Health, Welfare and Retirement Plans

Competitive benefits are provided to attract executive talent and promote employee health and well-being, to provide opportunity for retirement income accumulation, including opportunities to “invest in” Company stock and to encourage long term service.

Tax-Qualified Pension Plan

•	The Company maintains a tax-qualified pension plan for eligible employees, including the NEOs.

Supplemental Retirement Income Plan

•

The plan is maintained for the primary purpose of providing retirement benefits that would otherwise be paid to employees under the tax-qualified pension plan but for certain limitations under federal tax law.

•	Incremental benefits paid are calculated in the same manner as the underlying tax-qualified pension plan.
•	Only base salary and annual variable compensation awards are considered in pension calculations.

401(k) PLAN

•	Contributions to the plan are voluntary and may be invested in various funds, including the Company’s stock fund.

Deferred Compensation

•	Employees eligible to participate in the Variable Compensation Plan, including the NEOs, may participate in the plan.
•	Contributions to the plan are voluntary and represent compensation already earned by the participants.
•	No above-market earnings are payable.

Other Plans

•	Medical and dental plans, disability, life insurance, relocation and vacation programs are provided.

Perquisites and Personal Benefits

The Compensation Committee reviews items that could be construed as perquisites or personal benefits for each NEO to ensure they are provided for limited and specifically defined business purposes.  No “tax gross-up” is permitted for any executive officer unless such gross-up is available to employees generally.  The Company’s internal audit department performs an annual audit of executive officer expense reports for compliance with Company policies and the independent auditors review that work.

46	Praxair Inc.

EXECUTIVE COMPENSATION MATTERS

Compensation Discussion and Analysis

Other Compensation Policies and Considerations

Severance and Change-in-Control Arrangements

The Company maintains a severance plan that provides certain benefits to eligible employees, including NEOs. The Company has also entered into executive severance compensation agreements with certain senior executives, including NEOs. Additional information about these arrangements is included in this Proxy Statement beginning on page 58.

Stock Ownership, Retention Requirements, Hedging, and Pledging

In order to align executives’ interests with shareholder interests, the Compensation Committee has established a stock ownership policy for NEOs (see disclosure on details of this policy in the Corporate Governance and Board Practices section of this Proxy Statement).  NEOs may comply with this policy by acquiring Company stock or stock-equivalent units through equity incentive grants, as well as through the Company’s Compensation Deferral Program, 401(k) Plan, Dividend Reinvestment and Stock Purchase Plan and through other personal investments.  Under the Company’s Stock Ownership Policy, unless the stock ownership level is met, an executive officer may not sell any of his or her holdings of Company stock, and must hold all shares acquired after tax upon vesting of PSUs or restricted stock units and shares acquired upon an option exercise net of shares used to pay taxes and/or the option exercise price.  An executive officer may not engage in hedging transactions related to Company stock that would have the effect of reducing or eliminating the economic risk of holding Company stock.  In addition, no executive officer may pledge or otherwise encumber any of his or her Praxair stock.

The Compensation Committee reviewed 2016 stock transactions by executive officers and their year-end holdings to ensure that executives were compliant with the stock ownership policy, including the policy’s anti-hedging and anti-pledging provisions.  Based on this review, the Compensation Committee determined that the equity incentives previously granted to NEOs continue to be used appropriately.

Recapture Clawback Policy

The Compensation Committee has adopted a policy for the recapture of annual performance-based variable compensation payouts, equity grants and certain equity gains in the event of a later restatement of financial results. Specifically, if the Board, or an appropriate committee thereof, has determined that any fraud by any elected officer of the Company materially contributed to the Company having to restate all or a portion of its financial statement(s), the Board or committee shall take, in its discretion, such action as it deems necessary to remedy the misconduct.  In determining what remedies to pursue, the Board or committee will take into account all relevant factors, including consideration of fairness and equity.  Among those remedies, the Board or committee, to the extent permitted by applicable law, may require reimbursement of any performance-based cash, stock or equity-based award paid or granted to, or gains realized by (such as through the exercise of stock options or sale of equity securities), any or all elected officers of the Company, if and to the extent that:

•

the amount of such cash, stock or equity-based award was calculated based upon, or realized gain can reasonably be attributed to, certain financial results that were subsequently reduced due to a restatement, and

•	the amount of the cash, stock or equity-based award, or gain that would have been paid or granted or realized, would have been lower than the amount actually paid or granted or realized.

Tax and Accounting

Under Internal Revenue Code Section 162(m), the Company may not take a tax deduction for compensation paid to any NEO (other than the Company’s CFO) that exceeds $1 million in any year unless the compensation is “performance-based.”  While the Compensation Committee endeavors to structure compensation (including performance-based variable compensation as discussed above) so that the Company may take a tax deduction, it does not have a policy requiring that all compensation be deductible and it may, from time to time, authorize compensation that is not tax deductible.

In December 2015, the Compensation Committee identified participants and established an upper limit on performance-based variable compensation that could be paid to NEOs for 2016 under the shareholder-approved “Praxair, Inc. Plan for Determining Awards under Section 162(m)” (the “162(m) Plan”) based upon budgeted net income performance.  In January 2017, the Compensation Committee certified the net income earned and the maximum performance-based variable compensation awards available to each NEO under the 162(m) Plan.  It then exercised its downward discretion to adjust the actual payments to a level it deemed appropriate for each NEO according to the variable compensation methodology described in the 2016 Annual

Praxair, Inc.	47

EXECUTIVE COMPENSATION MATTERS

Compensation Discussion and Analysis

Performance-Based Variable Compensation Results and Payout section of this CD&A.

Additionally, in January 2016, the Compensation Committee established a performance threshold based upon the Company’s share price for the PSU awards that were granted in February 2016, which is intended to qualify future payments made in settlement of the awards as deductible under Section 162(m).

Accounting treatments were also reviewed by the Committee but did not impact the selection and design of equity and equity-related compensation for 2016, although all such grants to NEOs were made in such a manner as to not require liability accounting treatment.

48	Praxair, Inc.

EXECUTIVE COMPENSATION MATTERS

Report of the Compensation Committee

Report of the Compensation Committee

The Compensation Committee reviewed and discussed with management the “Compensation Discussion and Analysis” and recommended to the Board that it be included in this Proxy Statement.  The Compensation Committee has represented to management that, to the extent that the “Compensation Discussion and Analysis” discloses the Compensation Committee’s deliberations and thinking in making executive compensation policies and decisions, it is accurate and materially complete.

The Compensation & Management Development Committee

Edward G. Galante, Chairman
Oscar Bernardes
Nance K. Dicciani
Wayne T. Smith

Praxair Inc.	49

EXECUTIVE COMPENSATION MATTERS

Executive Compensation Tables

Executive Compensation Tables

The tables below present compensation information for NEOs and include footnotes and other narrative explanations important for understanding of the compensation information in each table.  The Summary Compensation Table summarizes key components of NEO compensation for 2016, 2015 and 2014. The tables following the Summary Compensation Table provide more detailed information about the various types of NEO compensation for 2016, some of which are included in the Summary Compensation Table.  The final table provides information regarding compensation that NEOs would receive if their employment with the Company terminates under various circumstances or in connection with a change-in-control.

Summary Compensation Table

NAME AND PRINCIPAL POSITION	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Stephen F. Angel,	2016	1,318,750	4,227,958	3,709,390	2,236,600	1,357,000	187,364	13,037,062
Chairman, President & Chief	2015	1,300,000	5,043,233	3,130,159	702,000	4,733,000	171,133	15,079,525
Executive Officer	2014	1,287,500	5,282,750	2,982,456	2,781,000	7,174,000	179,695	19,687,401
Matthew J. White,	2016	587,500	865,778	759,108	635,279	25,000	29,250	2,901,915
Senior Vice President &	2015	537,500	789,918	489,951	193,500	19,000	26,750	2,056,619
Chief Financial Officer	2014	500,000	806,952	454,688	576,000	38,000	24,500	2,400,140
Scott E. Telesz,	2016	615,000	903,570	792,429	554,140	31,000	43,813	2,939,951
Executive Vice President	2015	595,000	915,969	568,003	200,277	29,000	41,293	2,349,542
	2014	575,000	966,889	545,582	674,555	56,000	40,830	2,858,856
Eduardo F. Menezes,	2016	611,250	904,659	793,542	688,474	1,458,000	35,922	4,491,847
Executive Vice President	2015	578,750	915,969	568,003	203,662	160,000	34,246	2,460,630
	2014	552,500	966,889	545,582	591,838	2,079,000	33,800	4,769,608
Anne K. Roby,	2016	471,250	501,862	440,159	430,859	1,139,000	17,526	3,000,656
Senior Vice President(6)	2015	452,500	512,607	317,602	125,433	26,000	14,651	1,448,793
(1)	Amounts reported are actual salaries paid for the calendar year and include adjustments to base salary rates if applicable. Base salary adjustments are typically effective April 1 of each year.
(2)

These amounts were not paid in the respective year but rather are the full grant date fair value of equity awards made for each year as determined under accounting standards related to share-based compensation.  The Stock Awards amounts are the values for PSU grants made to each NEO in each of the years valued at the target number of shares granted. The Option Awards amounts are the values for options granted in each of the years.  The maximum payout values of the PSU awards (based upon the price per share used to compute the full grant date fair values in the table above) are: Mr. Angel: $8,455,916, $10,086,466, and $10,565,500 for 2016, 2015 and 2014, respectively; Mr. White: $1,731,556, $1,579,837, and $1,613,904 for 2016, 2015 and 2014, respectively; Mr. Telesz: $1,807,140, $1,831,939, and $1,933,777, for 2016, 2015 and 2014, respectively; Mr. Menezes: $1,809,318,$1,831,939 , and $1,933,777 for 2016, 2015 and 2014, respectively; and Ms. Roby: $1,003,724 and $1,025,213 for 2016 and 2015, respectively.  The assumptions used in computing the Option Awards and Stock Awards amounts are included in Note 15 to the Company’s 2016 financial statements in the 2016 Form 10-K and Annual Report.

The amounts shown in the Stock Awards and Option Awards columns are subject to vesting and performance conditions that may or may not result in actual payouts in future years.  In addition, a stock option has value only if the Company’s stock price increases above the option exercise price (an “in-the-money” option).  If a NEO exercises an in-the-money option, the NEO would then realize an actual gain.  Any gain actually realized for options exercised in 2016 and the PSUs that vested in 2016 and the value realized upon vesting, are reported in the “2016 Option Exercises and Stock Vested” table.

(3)

In 2016, 2015 and 2014, the Company achieved certain financial and strategic non-financial goals that the Compensation Committee set under the Company’s Variable Compensation Plan.  Therefore, the Compensation Committee awarded each NEO performance-based variable compensation payments in February 2017 (for 2016 performance), February 2016 (for 2015 performance), and February 2015 (for 2014 performance).  These amounts are reported as “Non-equity Incentive Plan Compensation.”  See the detailed description of the Variable Compensation Plan in the CD&A under the caption “Annual Performance-Based Variable Compensation.”

50	Praxair Inc.

EXECUTIVE COMPENSATION MATTERS

Executive Compensation Tables

(4)

Amounts in this column are the annual increase in actuarial present value of retirement benefits payable under the Company’s Pension Program.  These amounts were not actually paid to any NEO. See the detailed description of the Pension Program and how these amounts are calculated under “Change in Pension Value” below and under “Additional Information Regarding 2016 Pension Benefits Table.”  The total pension present value accrued for each NEO through 2016 under the Company’s Pension Program is disclosed in the 2016 Pension Benefits table.

No amounts accumulated under the Company’s Compensation Deferral Program earn above market or “preferential” interest or other earnings; therefore, no earnings are included in this column.

(5)

The amounts in this column include Company matching contributions to the Company’s 401(k) Plan and Company contributions to the Compensation Deferral Program described under the “2016 Nonqualified Deferred Compensation” table below.

This column also includes any perquisites or personal benefits that exceeded $10,000 for any NEO during 2016, valued at the Company’s incremental costs.  Consistent with Company policy, NEOs were not reimbursed for any taxes due based on the imputed value of Company-provided perquisites or personal benefits not generally available to all employees.  Such perquisites or personal benefits were:

Name	Matching Contribution	Personal Use of Corporate Aircraft	Financial Planning
Stephen F. Angel	48,703	125,661	13,000
Matthew J. White	29,250	0	0
Scott E. Telesz	30,813	0	13,000
Eduardo F. Menezes	22,922	0	13,000
Anne K. Roby	17,526	0	0

For reasons of security and time management, the Board requires the CEO to use the Company’s corporate aircraft for personal use as well as business travel.  The aircraft is available for the Company’s use through a time-share arrangement.  The Company pays a fixed time-share charge for the right to use the aircraft, and a per-trip charge.  The Company calculates the incremental aircraft costs for Mr. Angel’s personal use as the full amount of those per-trip charges attributable to his personal use.  The fixed time-share charge is not included as an incremental cost, as the Company must pay this amount even if Mr. Angel does not use the aircraft for personal travel.

In addition, the Company pays for or provides executive officer travel, lodging and related expenses incurred in connection with attending Company business related events, including Board meetings (including the expenses related to the attendance of spouses if they are specifically invited for appropriate business purposes), and may provide use of Company chartered aircraft if available.  No amounts are reported in the table for these business expenses.  The Company also maintains certain country club memberships for business entertainment purposes which memberships, by club rules, must be in an executive’s name.  By Company policy, reimbursement of club costs is authorized only when membership and use of the club facilities are judged to be important to the conduct of the Company’s business.  Since no NEO made personal use of these club memberships during 2016, no amounts are reported in the table.

(6)	Because Ms. Roby was not an NEO in 2014, only 2015 and 2016 compensation is provided for her.

CHANGE IN PENSION VALUE. In connection with Mr. Angel’s recruitment to the Company in 2001 and in order to provide him with a retention incentive, the Company agreed to provide Mr. Angel with additional credit under the Company’s Supplemental Retirement Income Plans (collectively referred to as the “SRIP”), subject to his continuous employment with the Company through established dates, to recognize his years of service with his prior employer, General Electric.  Under the arrangement, Mr. Angel received 10 years of General Electric service credit recognition on January 1, 2011 and an additional 11.64 years on January 1, 2016.  In connection with his Company employment completed in 2016 and later, Mr. Angel will receive service credit under the standard terms of the Company’s Pension Program.  When he retires, he will receive retirement benefits under the Pension Program based on his Company service plus the additional years of recognized General Electric service, less an offset for benefits he receives under the General Electric retirement plans.  If Mr. Angel is terminated for cause (as defined in the service credit agreement) he will forfeit recognition of his prior General Electric service.

Under financial accounting rules, the Company has recognized as an accrued pension liability, the additional years of service credit that Mr. Angel received under the SRIP over the course of his anticipated years of service.

The Compensation Committee has determined that the Company will not enter into any future supplemental pension service agreements with executives.

No further accruals to recognize additional years of service credit for Mr. Angel were required in 2016, and none are expected going forward as the liability has been fully accrued and the years of service credit fully vested.

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EXECUTIVE COMPENSATION MATTERS

Executive Compensation Tables

2016 Grants of Plan-Based Awards

Below is information regarding the 2016 Non-Equity Incentive Plan Compensation, Stock Awards and the Option Awards reported in the Summary Compensation Table above.  The 2016 option grants and performance share unit (PSU) awards reported in the table below were made under the Amended and Restated 2009 Praxair, Inc. Long Term Incentive Plan. Options and PSUs granted to NEOs are made on substantially the same terms as grants to all other eligible employees.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date(1)	Compen- sation Committee Approval Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Stephen F. Angel
Variable Cash (2)			0	2,110,000	4,958,500
ROC PSUs (3)	2/23/2016	1/25/2016				0	24,650	49,300			2,303,789
TSR PSUs (3)	2/23/2016	1/25/2016				0	15,495	30,990			1,924,169
Stock Options (4)	2/23/2016	1/25/2016							416,355	102.22	3,709,390
Matthew J. White
Variable Cash (2)			0	499,375	1,298,375
ROC PSUs (3)	2/23/2016	1/25/2016				0	5,045	10,090			471,506
TSR PSUs (3)	2/23/2016	1/25/2016				0	3,175	6,350			394,272
Stock Options (4)	2/23/2016	1/25/2016							85,205	102.22	759,108
Scott E. Telesz
Variable Cash (2)			0	522,750	1,359,150
ROC PSUs (3)	2/23/2016	1/25/2016				0	5,270	10,540			492,534
TSR PSUs (3)	2/23/2016	1/25/2016				0	3,310	6,620			411,036
Stock Options (4)	2/23/2016	1/25/2016							88,945	102.22	792,429
Eduardo F. Menezes
Variable Cash (2)			0	519,563	1,350,863
ROC PSUs (3)	2/23/2016	1/25/2016				0	5,275	10,550			493,002
TSR PSUs (3)	2/23/2016	1/25/2016				0	3,315	6,630			411,657
Stock Options (4)	2/23/2016	1/25/2016							89,070	102.22	793,542
Anne K. Roby
Variable Cash (2)			0	353,438	918,938
ROC PSUs (3)	2/23/2016	1/25/2016				0	2,925	5,850			273,371
TSR PSUs (3)	2/23/2016	1/25/2016				0	1,840	3,680			228,491
Stock Options (4)	2/23/2016	1/25/2016							49,405	102.22	440,159
(1)

On January 25, 2016, the Compensation Committee approved the stock options and target PSUs to be granted to NEOs and all other executive officers.  It set February 23, 2016 as the actual grant date of these awards.  For a more detailed description of equity grant practices, see the CD&A under the caption “Equity Awards.”

(2)

The actual amount of performance-based variable compensation paid in February 2017 for 2016 performance is shown in the “Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” column for 2016. The amounts shown in these columns in the table above are the range of potential 2016 payments that could have been made under the Company’s Variable Compensation Plan.  Target amounts assume achievement of 100% of Company financial goals. For more information, see the explanation in the CD&A under the caption “Annual Performance-Based Variable Compensation.”

(3)

These are the threshold, target and maximum number of shares that may be earned under PSU awards made in February 2016.  See the further description set forth in the CD&A under the caption “Equity Awards” for more information.

(4)	These are the number of shares underlying stock option grants made in February 2016. See the explanation set forth in the CD&A under the caption “Equity Awards” for more information.
(5)

The amounts are the full grant date fair values of the PSU awards (valued at the target number of shares granted) and the stock option grants made in 2016, calculated in accordance with accounting standards related to share-based compensation.  These amounts are neither paid to any NEO nor equal to the amounts recognized by the Company as compensation expense in 2016 under accounting standards related to share-based compensation.

52	Praxair, Inc.

EXECUTIVE COMPENSATION MATTERS

Executive Compensation Tables

2016 Outstanding Equity Awards at Fiscal Year-End

The table below shows outstanding equity awards at the end of 2016.  The material terms of the option grants and PSU awards are described under the caption “Equity Awards” in the CD&A and in the footnotes to the table below, and for outstanding restricted stock units in footnote (2) to the table below.  Treatment of equity awards upon termination of employment is described in the “Severance and Other Change-in-Control Benefits” section under the caption “Equity Awards.”

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have NotVested ($)(3)

Stephen F. Angel	195,200	0	83.89	2/26/2008	2/26/2018	0	0	117,035	13,715,332
	281,510	0	60.92	2/24/2009	2/22/2019
	204,640	0	76.16	2/23/2010	2/21/2020
	218,175	0	97.84	2/22/2011	2/22/2021
	236,510	0	109.68	2/28/2012	2/28/2022
	187,015	0	110.58	2/26/2013	2/24/2023
	135,953	67,977	128.80	2/25/2014	2/23/2024
	87,025	174,050	128.38	2/24/2015	2/24/2025
	0	416,355	102.22	2/23/2016	2/23/2026

Matthew White	18,000	0	83.89	2/26/2008	2/26/2018	0	0	20,128	2,358,800
	20,290	0	60.92	2/24/2009	2/22/2019
	13,640	0	76.16	2/23/2010	2/21/2020
	14,845	0	97.84	2/22/2011	2/22/2021
	18,430	0	109.68	2/28/2012	2/28/2022
	15,060	0	110.58	2/26/2013	2/24/2023
	20,726	10,364	128.80	2/25/2014	2/23/2024
	13,621	27,244	128.38	2/24/2015	2/24/2025
	0	85,205	102.22	2/23/2016	2/23/2026

Scott E. Telesz	42,880	0	97.84	2/22/2011	2/22/2021	25,001	2,929,867	22,594	2,647,791
	43,005	0	109.68	2/28/2012	2/28/2022
	35,220	0	110.58	2/26/2013	2/24/2023
	24,870	12,435	128.80	2/25/2014	2/23/2024
	15,791	31,584	128.38	2/24/2015	2/24/2025
	0	88,945	102.22	2/23/2016	2/23/2026

Eduardo F. Menezes	16,000	0	83.89	2/26/2008	2/26/2018	0	0	22,604	2,648,963
	19,610	0	76.16	2/23/2010	2/21/2020
	42,880	0	97.84	2/22/2011	2/22/2021
	43,005	0	109.68	2/28/2012	2/28/2022
	35,220	0	110.58	2/26/2013	2/24/2023
	24,870	12,435	128.80	2/25/2014	2/23/2024
	15,791	31,584	128.38	2/24/2015	2/24/2025
	0	89,070	102.22	2/23/2016	2/23/2026

Anne Roby	10,230	0	76.16	2/23/2010	2/21/2020	0	0	12,443	1,458,195
	13,195	0	97.84	2/22/2011	2/22/2021
	18,430	0	109.68	2/28/2012	2/28/2022
	15,790	0	110.58	2/26/2013	2/24/2023
	13,266	6,634	128.80	2/25/2014	2/23/2024
	8,830	17,660	128.38	2/24/2015	2/24/2025
	0	49,405	102.22	2/23/2016	2/23/2026
(1)	Each stock option vests in three consecutive equal annual installments beginning on the first anniversary of the grant date.
(2)

These are the number of shares underlying unvested one-time restricted stock unit grants made to Mr. Telesz of 15,000 units in April 2010 in connection with his joining the Company as a Senior Vice President, and 20,000 units in July 2012 as a long term retention incentive.  The first third of Mr. Telesz’s 2010 restricted stock unit award became vested in 2012, the second third vested on April 17, 2015, and the final third will vest on April 19, 2017.  Mr. Telesz’s 2012 restricted stock unit award vests in two installments of 10,000 shares each on August 31, 2022 and August 31, 2027.

(3)

The market value reported in this column is the number of unvested restricted stock units multiplied by the closing price of the Company’s common stock on the NYSE of $117.19 per share on December 31, 2016.

(4)

The number of shares reported is the actual number of ROC-measured shares earned for the PSUs granted in February 2014, plus the target number of EPS-measured PSUs granted in February 2014 as well as the target number of PSUs granted in February 2015 and 2016.  The 2014 PSUs based upon the Company’s ROC performance vested and paid out in February 2017 at 60% of target as discussed under the caption “Equity Awards” in the CD&A section of this Proxy Statement.

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EXECUTIVE COMPENSATION MATTERS

Executive Compensation Tables

2016 Option Exercises and Stock Vested

This table provides information about any stock options that were exercised or performance share units and restricted stock units that vested during 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2)

Stephen F. Angel	183,300	10,054,348	16,503	1,703,770
Matthew J. White	0	0	1,330	137,309
Scott E. Telesz	0	0	3,107	320,767
Eduardo F. Menezes	25,000	1,313,505	3,107	320,767
Anne K. Roby	20,000	670,273	1,396	144,123
(1)

The option exercise value realized for 2016 equals the (i) NYSE market price of the Company’s common stock at the time of the option exercise minus the option exercise price, multiplied by (ii) the option shares exercised.  These amounts are before taxes.

(2)

The values represent (a) shares acquired pursuant to a partial vesting and payout in February 2016 of PSU awards made in February 2013 for all NEOs.  The value of the shares is before taxes and equals the number of shares paid out multiplied by the NYSE closing price of the Company’s common stock on the vesting date.

2016 Pension Benefits

The table below shows certain retirement benefit information under the Company’s Pension Program.

Name	Plan Name(1)	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)

Stephen F. Angel(3)	Praxair Pension Plan	16	797,000	0
	Supplemental Retirement Income Plan	37	40,117,000	0
Matthew J. White	Praxair Pension Plan	12	104,000	0
	Supplemental Retirement Income Plan	12	121,000	0
Scott E. Telesz	Praxair Pension Plan	7	62,000	0
	Supplemental Retirement Income Plan	7	195,000	0
Eduardo F. Menezes(4)	Praxair Pension Plan	31	1,515,000	0
	Supplemental Retirement Income Plan	31	8,967,000	0
Anne K. Roby	Praxair Pension Plan	26	1,398,000	0
	Supplemental Retirement Income Plan	26	3,538,000	0
(1)

Messrs. Angel and Menezes and Ms. Roby participate in the Traditional Design component of the Pension Program and Messrs. White and Telesz participate in the Pension Program’s Account-Based Design Component.

(2)	See the narrative after the table for a description of the Present Value of Accumulated Benefit. The values for each plan listed above are additive.
(3)

The Praxair Pension Plan credited years of service for Mr. Angel represent his actual years of service with the Company.  The Supplemental Retirement Income Plan credited years of service adds the recognition of Mr. Angel’s 21.64 years of prior General Electric service as described in “Change in Pension Value” below the Summary Compensation Table. The values shown above include the effect of this offset for benefits Mr. Angel will receive under the General Electric retirement plans. At the end of 2016, the present value of the accumulated benefit for Mr. Angel’s 15.67 years of actual years of service with the Company under the SRIP was $15,801,000.

(4)

Credited years of service reported for Mr. Menezes combine his service with Praxair and White Martins, the Company’s Brazilian subsidiary.  Years of service reflect certain equitable adjustments for Mr. Menezes related to his service for White Martins, which adjustments were generally applicable to all similarly situated employees.  When he retires from the Company he will receive Pension Program retirement benefits based on his combined Praxair and White Martins service, less an offset for the benefits he receives under the White Martins retirement plan.  The values shown above include the effect of this offset.  The White Martins retirement plan in which Mr. Menezes participates is not a defined benefit plan and, therefore, is not separately included in the table above.

54	Praxair Inc.

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Executive Compensation Tables

Additional Information Regarding 2016 Pension Benefits Table

Present Value of Accumulated Benefit

The 2016 Pension Benefits table includes a “Present Value of Accumulated Benefit.”  This is the value in today’s dollars of the total expected future retirement benefits that each NEO may receive under the Pension Program, and these are accrued amounts as of the end of 2016.  None of these amounts have been paid to the NEOs.  For any given year, there will be a change in the accumulated benefit.  For example, from one year to the next, the accumulated benefit may increase because a NEO has worked for an additional year and received credit for that or his or her Pension Program compensation has increased.  The annual change in accumulated benefit is disclosed in the “Summary Compensation Table” in the “Change in Pension Value” column.

The Company recognizes these amounts as a future pension liability on its financial statements. The Company calculates these amounts using complex actuarial valuations and assumptions.  These assumptions are described in Footnote 16 to the Company’s 2016 financial statements and in Management’s Discussion and Analysis under the caption “Critical Accounting Policies-Pension Benefits” in the 2016 Form 10-K and Annual Report.  However, as required by SEC rules, the 2016 Pension Benefits table assumes that each NEO will retire at the earliest retirement age that would provide full (unreduced) benefits.  The value in today’s dollars of the total retirement benefits that each NEO eventually receives may be more or less than the amount shown in the 2016 Pension Benefits table.

General Terms of the Praxair Pension Program

The Company has a pension program for all of its eligible U.S. employees (the “Pension Program”).  The Company has an obligation to pay pension benefits according to formulas described below under “Benefits Calculations.”  The Pension Program does not include the Company’s 401(k) Plan.  The 401(k) Plan is funded by employee and Company contributions but the Company does not promise any given retirement benefit. Instead, any retirement payments will depend on employee and Company contributions and the investment return on those contributions.  As it applies to NEOs and certain other employees, the Pension Program has the following two parts:

1. The Praxair Pension Plan (the “Pension Plan”) is intended to meet Federal tax law rules so that it will be considered a “tax-qualified defined benefit retirement plan.”  Applicable laws require the Company to periodically set aside funds to meet its obligations under this plan.  The rules also limit the amount of benefits that can be paid and do not allow using pay above certain levels to calculate retirement benefits. One or more of these limitations apply to NEOs and to certain other employees.  Therefore, the Company maintains several “non-qualified” supplemental plans.

2. The Praxair Equalization Benefit and Supplemental Retirement Income Plans (collectively referred to as the “SRIP”) are non-qualified deferred compensation plans under the Federal tax rules.  Therefore, the Company does not set aside funds to meet these plan obligations.  Instead, SRIP participants have only the Company’s promise to pay the amounts due following their termination of employment with the Company.  The terms of the SRIP are largely identical to those of the Pension Plan except that: (i) benefits payable under the SRIP are not limited by the Federal tax law limits, (ii) in order to comply with Federal tax law governing non-qualified deferred compensation plans, benefits accrued under the SRIP are payable at different times and in different forms than those payable under the Pension Plan, and (iii) NEOs may have additional benefits paid under the SRIP that are not the same as the standard benefits of the Pension Plan (see “Change in Pension Value” below the Summary Compensation Table regarding Mr. Angel’s service crediting agreement).

Praxair Inc.	55

EXECUTIVE COMPENSATION MATTERS

Executive Compensation Tables

Benefits Calculations

The Company calculates Pension Program benefits using one of the following two basic designs:

Traditional Design

•

This benefit formula considers an employee’s final average pay and years of service with the Company. For this purpose, the employee’s “final average pay” is generally equal to the NEO’s highest three years of salary plus annual variable compensation out of his or her last ten years of service.

•

Generally, an employee’s annual pension benefit is determined using a formula of 1.5% times the employee’s years of service with the Company times the employee’s final average pay.  This is subject to several reductions, including offsets for the employee’s projected Social Security benefits and certain pension benefits payable under pension programs maintained by the Company’s subsidiaries or affiliates.

•

Unreduced pension benefits are generally payable from the Pension Plan in an annuity beginning upon the earliest of (i) the employee’s reaching age 65, (ii) the employee’s reaching age 62 and completing at least 10 years of service with the Company, or (iii) when the sum of the employee’s age plus years of service with the Company equals at least 85.

•

Employees may elect to retire and receive reduced early retirement benefits under the Pension Plan as early as age 50 with the completion of at least 10 years of service with the Company.  In this case, the employee’s Pension benefits are reduced by 5% for each year by which his or her early retirement date precedes the earliest date on which he or she would have been eligible to commence an unreduced benefit.  Messrs. Angel and Menezes and Ms. Roby are currently eligible for this reduced early retirement benefit.

•

Traditional Design benefits under the SRIP are generally payable in a lump sum following the employee’s separation from service with the Company with the lump sum payment being actuarially equivalent to the employee’s accrued benefit under the SRIP determined using actuarial factors set forth in the Pension Program.
•

Traditional Design SRIP benefits become immediately vested and payable in a lump sum upon the occurrence of a change-in-control of the Company (as defined in the SRIP) unless the NEO has made a valid election to waive the right to receive an accelerated payment of his or her SRIP benefit in connection with a change-in-control and to instead receive such payment in the ordinary course.

Account-Based Design

•

This is a “cash balance” pension design that applies to all eligible employees hired on or after May 1, 2002.  The Company makes an annual notional “contribution” for each participant equal to 4% of eligible pay (salary plus annual variable compensation) and credits each participant’s account with interest annually based on the 30-year Treasury Bond rate in effect during the preceding October.

•

Benefits vest upon the employee’s completion of three years of service and are generally payable in an annuity form or, if elected by the participant, in a lump sum, beginning any time after the participant’s termination of employment.  Account-based benefits under the SRIP are payable in a single lump sum following the employee’s separation from service and become immediately vested and payable upon the occurrence of a change-in-control of the Company (as defined in the SRIP) unless the NEO has made a valid election to waive the right to receive an accelerated payment of his or her SRIP benefit in connection with a change-in-control and to instead receive such payment in the ordinary course.

56	Praxair Inc.

EXECUTIVE COMPENSATION MATTERS

Executive Compensation Tables

2016 Nonqualified Deferred Compensation

This table shows information regarding compensation amounts that (i) the NEOs decided not to receive in cash but elected to defer to a later date under the Company’s Compensation Deferral Program, and (ii) are Company contributions to the Compensation Deferral Program.

Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(2)

Stephen F. Angel	0	39,516	1,135,257	0	7,631,717
Matthew J. White	0	16,125	8,498	0	53,232
Scott E. Telesz	0	17,500	14,531	0	93,004
Eduardo F. Menezes	0	12,984	12,929	0	83,608
Anne K. Roby	0	7,734	74,325	0	480,007
(1)

These amounts are the Company contributions made in 2017 for 2016.  These amounts are included in “All Other Compensation” in the “Summary Compensation Table.” Also, see the further explanation below under the caption “Additional Information Regarding Nonqualified Deferred Compensation Table.”

(2)

Balances are net of prior payouts and otherwise are the total of (i) all compensation that NEOs previously elected to defer (ii) Company contributions made to the Compensation Deferral Program on behalf of each NEO, and (iii) any notional investment earnings on these amounts. The balances are not amounts paid in 2016.

Material Terms of the Compensation Deferral Program

Deferral Elections; Company Contributions

Eligible employees, including NEOs, may elect to defer receipt of all or some portion of their annual variable compensation payments and up to 50% of their base salaries.  In addition, the Company makes a notional contribution to the Compensation Deferral Program on behalf of each NEO equal to the matching contributions that would have been made but for the application of certain Federal tax law limits under that plan.

The Company does not fund or segregate any monies from its general funds, create any trusts, or make any special deposits for payment of benefits under the Compensation Deferral Program.  A participant’s right to receive a payment under the Compensation Deferral Program is no greater than the right of an unsecured general creditor of the Company.

Deferral Investments

Participants may invest their deferred compensation into either (1) the Praxair stock-unit equivalent account whose value tracks the market value of Praxair common stock, including reinvestment of dividends into additional Praxair stock-equivalent units, or (2) a fixed income account whose interest rate is fixed annually and is equal to the 1-year U.S. Treasury Bond rate as of the end of the immediately preceding year, plus 50 basis points.  All Company contributions are made into the Praxair stock-unit equivalent account.  No preferential earnings are paid to participants, including NEOs.

Deferral Payouts

At the time he or she elects to defer the amounts, a participant elects to receive payment in either a lump sum or substantially equal installments over ten years following termination of employment or in a specified later year. Company contributions are paid out in a lump sum upon retirement or termination of employment.  If a change-in-control of the Company (as defined in the Compensation Deferral Program) occurs, all previously deferred amounts will be paid unless elected otherwise by the NEO.

Praxair Inc.	57

EXECUTIVE COMPENSATION MATTERS

Severance and Other Change-In-Control Beneﬁts

Severance and Other Change-In-Control Benefits

Severance Plan

The Company maintains a severance plan that provides certain benefits to all full-time employees, including NEOs, in connection with certain Company-initiated terminations.

•	Upon a without-cause termination, maximum payment is generally limited to 26 weeks of base pay, calculated based upon length of service and salary rate at time of termination.
•	The Company retains discretion to pay excess severance in limited cases.
•	No severance payout and a forfeiture of unvested equity are required upon a for-cause termination.

Change-in-Control Arrangements

The Company has entered into executive severance compensation agreements (“Severance Agreement”) with certain senior executives, including NEOs.  The agreements are meant to:

•	provide temporary income following an involuntary termination of employment,
•	encourage retention of executives for continuity of management, and
•	to keep executives focused on performing their duties in the event of a change-in-control or if the Board considers strategic transactions including a change-in-control.

The terms of the Severance Agreements include:

•	”Double trigger” is required for payments: A change in control of the Company must occur followed by the termination of the NEO’s employment within the following two years either by the Company other than for cause or by executive with “good reason”
•	No reimbursement of excise taxes and no “tax gross-ups” payments
•	As a condition of entering into the agreements, each NEO was required to enter into a Nondisclosure, Nonsolicitation and Noncompetition Agreement under which the NEO agrees not to:
•	Disclose Company confidential information both during and after termination of his or her employment with the Company
•	Solicit the Company’s customers and employees for a period of two years following the NEO’s termination of employment with the Company for any reason
•	Engage in any activities that compete with those of the Company for a period of two years following the NEO’s termination of employment

Upon the occurrence of the “double trigger,” the Severance Agreements generally provide the affected NEO with:

•	accrued salary, variable compensation, and benefits,
•	enhanced life, accident, health insurance and pension benefits, and
•

a lump sum severance payment equal to two times the sum of his or her annual salary and target performance-based variable compensation award (three times for executives who became officers of the Company prior to 2010).

General Assumptions

The table below shows the estimated payments and/or benefits in connection with the following events based upon the following assumptions.

“Voluntary Termination,” which includes a NEO’s voluntary resignation, before or after meeting specified age and service requirements, and “Involuntary-for-Cause Termination,” which includes the Company’s termination of the NEO’s employment for reasons such as violation of certain Company policies or for certain performance-related issues.  For purposes of this section, the specified “age and service” requirements are generally satisfied if a NEO terminates employment with the Company other than for cause after either attaining age 65, attaining age 62 and completing at least 10 years of employment with the Company, or accumulating 85 points, where each year of the NEO’s age and each year of employment with the Company, count as one point.

“Involuntary Termination,” which includes a termination other than for cause, but not including a termination related to a change-in-control of the Company.  Terminations due to death or disability result in substantially the same treatment as an Involuntary Termination, except as described.

A “Change-in-Control” of the Company, as defined under the Severance Agreements and under the terms of various plans and agreements described below. Generally, a “change-in-control” means, (1) any consolidation or merger in which the Company is not the continuing or surviving corporation; (2) the

58	Praxair, Inc.

EXECUTIVE COMPENSATION MATTERS

Severance and Other Change-In-Control Beneﬁts

liquidation of the Company or the sale of all or substantially all of the assets of the Company; (3) an acquisition by a person or group of more than 20% of the Company’s outstanding shares; or (4) a change in the majority composition of the Board not approved by two-thirds of the directors in office before the change.

Set forth below after the table are narrative descriptions of payments and/or benefits that would have been provided, if any, related to each employment termination event or a change-in-control as of December 31, 2016.  Also discussed is the basis upon which the payments and/or benefits were calculated. Except as noted, these amounts are the incremental or enhanced amounts that a NEO would have received that are greater than those that the Company would have provided to employees generally under the same circumstances.  They are estimates only and are based on various assumptions.  The actual amounts that would be paid or the benefits that would be provided can be determined only at the time that each event occurs.

The table and the narrative discussion assume that (i) each NEO’s employment terminated on December 31, 2016 due in turn to each termination event, including termination within two years after a change-in-control, as contemplated by the Severance Agreements; (ii) a change-in-control occurred on December 31, 2016 under the terms of various plans and agreements unrelated to the Severance Agreements, regardless of a termination of employment, and (iii) values related to outstanding stock awards reflect the market value of the Company’s common stock of $117.19 per share, which was the closing price on the NYSE as of  December 30, 2016.

2016 AMOUNTS POTENTIALLY PAYABLE UPON TERMINATION

Name	Termination Event	Severance Benefits ($)	Other Post- Termination Benefits ($)	Deferred Compensation Payout ($)	Performance- Based Variable Compensation Payments ($)	Equity Awards ($)	Retirement Benefit Enhancements ($)	Reduction of Payments ($)	Total for Each Termination Event

Stephen F. Angel	Voluntary or Involuntary for Cause	0	0	0	0	0	0	0	0
	Involuntary	0	0	0	0	20,970,063	0	0	20,970,063
	Change-in-Control	10,335,000	43,267	0	2,120,000	20,970,063	3,368,000	0	36,836,330
									0
Matthew J. White	Voluntary or Involuntary for Cause	0	0	0	0	0	0	0	0
	Involuntary	0	0	0	0	3,790,416	0	0	3,790,416
	Change-in-Control	3,330,000	48,884	0	510,000	3,790,416	94,000	(338,952)	7,434,349
									0
Scott E. Telesz	Voluntary or Involuntary for Cause	0	0	0	0	0	0	0	0
	Involuntary	0	0	0	0	7,096,200	(225,000)	0	6,871,200
	Change-in-Control	2,294,000	58,652	0	527,000	7,096,200	65,000	(1,899,028)	8,141,824
									0
Eduardo F. Menezes	Voluntary or Involuntary for Cause	0	0	0	0	0	0	0	0
	Involuntary	0	0	0	0	4,169,376	0	0	4,169,376
	Change-in-Control	3,441,000	35,121	0	527,000	4,169,376	1,276,000	0	9,448,497
									0
Anne K. Roby	Voluntary or Involuntary for Cause	0	0	0	0	0	0	0	0
	Involuntary	0	0	0	0	2,297,634	0	0	2,297,634
	Change-in-Control	2,493,750	50,066	0	356,250	2,297,634	2,661,000	(1,626,154)	6,232,546

Severance Benefits

NEOs are eligible for severance benefits which are determined in the same manner as for all other eligible employees.

CHANGE-IN-CONTROL. Each NEO’s Severance Agreement provides a formula for determining the severance benefit due to him or her for a termination of employment in connection with a change-in-control in lieu of benefits payable under the Company’s Severance Plan.  In a “double trigger” situation, under the Severance Agreements, NEOs would have received the amounts shown in the table.

Other Post-Termination Benefits

Company currently provides retiree medical benefits to employees who meet certain requirements at the time of their termination.

CHANGE-IN-CONTROL. Under the Severance Agreements, NEOs are entitled to continued life, accident and health insurance for two years.  If a NEO is re-employed and his new employer provides comparable or better medical coverage at no cost to the NEO, then the Company would not provide the continued coverage.

Praxair, Inc.	59

EXECUTIVE COMPENSATION MATTERS

Severance and Other Change-In-Control Beneﬁts

Deferred Compensation Payout

Each NEO’s accrued balance in his or her Compensation Deferral Program account is payable in accordance with his or her payout election, as described under the “Nonqualified Deferred Compensation” table.

CHANGE-IN-CONTROL. Under the Compensation Deferral Program, the payout of deferred balances is accelerated upon a change-in-control unless the NEO has previously made a valid election to waive rights to receive an accelerated payment in connection with the change-in-control, and instead, to receive payment in accordance with his or her previous election.  There is no value calculated for any acceleration as a NEO would simply receive payment sooner than the time he or she had originally elected the payment of the amount of compensation already earned but deferred.

Annual Performance-Based Variable Compensation Payments

Annual performance-based variable compensation awards that NEOs may receive are entirely at the discretion of the Board’s Compensation Committee.  It is speculative whether the Compensation Committee would have made such awards for 2016 if a NEO’s employment terminated under the Voluntary Termination, Involuntary-for-Cause Termination, or the Involuntary Termination events on or before December 31, 2016.  If the Compensation Committee had made such awards for 2016, it is also speculative how the amounts might have related to the amounts set forth in the “Grants of Plan-Based Awards” table in the “Estimated Possible Payouts Under Non-equity Incentive Plan Awards” columns.

CHANGE-IN-CONTROL. In a “double trigger” situation, the Severance Agreements provide a formula for determining the accrued annual performance-based variable compensation payment due to a NEO.  The amounts shown in the above table are based on the NEO’s target annual performance-based variable compensation award for 2016 (expressed as a percent of salary for that year) times current base salary.

Equity Awards

Each NEO has outstanding equity awards granted under the Amended and Restated 2009 Praxair, Inc. Long Term Incentive Plan or prior equity plans.  For purposes of this disclosure, values are attributed solely to any acceleration.

VOLUNTARY TERMINATION OR INVOLUNTARY-FOR-CAUSE TERMINATION. If a NEO voluntarily terminates employment or the Company terminates employment for cause, unexercised stock options and unvested performance share and restricted stock unit awards will be immediately forfeited.  However, if a NEO voluntarily terminates after the first anniversary of the grant date and satisfies the specified age and service requirements, unvested stock options will continue to vest at the time set forth in the grant agreement, and any unvested PSUs will continue to vest in the ordinary course if the applicable performance criteria are satisfied.  No acceleration of the exercisability of any stock option, or vesting of a restricted stock or PSU award, occurs and, therefore, no value is attributed to these awards under these termination events.

INVOLUNTARY TERMINATION OR CHANGE-IN-CONTROL. All stock option and PSU awards immediately vest upon a NEO’s death with PSU awards being paid out at target.  If a NEO terminates employment by reason of disability, stock options continue to become vested at the times set forth in the grant agreement, and PSU awards are immediately paid out at target.

If the Company terminates a NEO’s employment other than for cause prior to the first anniversary of the grant, unvested stock option and PSU awards are immediately forfeited.  If such termination occurs after the first anniversary of the grant date, stock options continue to become exercisable at the times set forth in the grant agreement and the PSUs will continue to vest in the ordinary course if the applicable performance criteria are satisfied.

For stock options and PSU awards granted in 2014, upon a change-in-control no accelerated vesting would occur if replacement awards are provided by the acquiring entity.  For stock options and PSU awards granted in 2015 and 2016, no accelerated vesting would occur regardless of whether or not replacement awards are provided.  For all awards, whether replacement awards are granted or not, upon the occurrence of “double trigger,” accelerated vesting of all awards would occur.  The table above reflects such acceleration.

As of December 31, 2016, Mr. Telesz is the only NEO with outstanding restricted stock unit awards.  The 2010 restricted stock unit award made to Mr. Telesz in connection with his hiring will immediately vest in full only upon his termination of employment by reason of death or disability or in the event that a replacement award is not made to him in connection with a change-in-control.  Mr. Telesz’s 2012 restricted stock unit award will immediately vest as to only 10,000 shares in the event his employment with the Company terminates prior to August 31, 2027 by reason of his death or disability, and as to only 5,000 shares in the event that his employment terminates by action of the Company other than for cause prior to such date.  Further, if a replacement award of equal value is made to Mr. Telesz, the vesting of his 2012

60	Praxair, Inc.

EXECUTIVE COMPENSATION MATTERS

Severance and Other Change- In-Control Benefits

restricted stock unit award will not accelerate upon a change-in-control.

To the extent that accelerated vesting occurs as described above, the option acceleration value shown in the above table is determined by the difference between the exercise price of the accelerated options and the per share price of the Company’s common stock times the number of the accelerated option shares.  The acceleration values of the PSU and restricted stock unit awards is determined as the per share price of the Company’s common stock times the number of shares subject to the award (target number of shares for PSUs).

Retirement Benefit Enhancements

The Pension Program benefits for each NEO are discussed as part of the “2016 Pension Benefits” table.  Except as discussed below, no enhanced benefits would be payable under the Pension Program that are not otherwise included in the 2016 Pension Benefits table.

VOLUNTARY TERMINATION, INVOLUNTARY-FOR-CAUSE TERMINATION, AND INVOLUNTARY TERMINATION. NEOs would not be entitled to any additional or enhanced benefit under these termination events, but any vested benefit would be preserved and would become payable under the Pension Program at such time as the NEOs would otherwise become eligible for pension payments.

CHANGE-IN-CONTROL. The Severance Agreements do not provide for the crediting of years of service or similar enhanced benefits that would be payable under the Pension Program itself.  Instead, the Severance Agreements provide for lump sum payments equal to the incremental value of three additional years of age and service credited under the Pension Program for NEOs participating in the Pension Program Traditional Design.  For Mr. White, the Severance Agreements provide for a lump sum payment equal to 12% of his pension eligible compensation to duplicate three years of Company contributions under the Pension Program Account-Based Design.  Similarly, Mr. Telesz’s Severance Agreement provides for a lump sum payment equal to 8% of his pension eligible pay to duplicate two years of Company contributions under the Pension Program Account-Based Design.  The amounts shown in the table above reflect these lump sum payments.

Benefits under the SRIP become immediately vested and payable in a lump sum upon the occurrence of a change in control unless the NEO has previously made a valid election to waive rights to receive such payment in connection with the change-in-control and to instead receive such payment in ordinary course.  There is no value calculated for any acceleration as each NEO is already fully vested in his or her SRIP benefit and would simply receive payment sooner than if a change in control had not occurred.

No Excise Tax Gross-Up Payments

Under the Severance Agreements, the Company would not reimburse NEOs for any excise or other taxes they owed under Section 4999 of the Internal Revenue Code or otherwise due to their receipt of excess “parachute” payments.  The total benefits payable to a NEO under the Severance Agreement in connection with a change-in-control will be reduced to the extent necessary to avoid the imposition of the Section 4999 excise tax where the effect of such reduction would be to place him or her in a better after-tax economic position than he would have been in had no such reduction been made.  Such reductions are shown for Messrs. White and Telesz and for Ms. Roby under the “Reduction of Payments” column in the table above.

Praxair, Inc.	61

ITEM 3: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

ITEM 3: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

This item is a non-binding, advisory shareholder vote on the compensation of the Named Executive Officers (“NEOs”).  This advisory vote, commonly known as “Say-on-Pay,” gives the Company’s shareholders an opportunity to express their views on the overall compensation of the NEOs and the Company’s related compensation philosophy, policies and practices. Since this advisory vote was required beginning in 2011, shareholders have consistently approved the Company’s executive compensation program by majority votes.

Unless the Board determines otherwise, this advisory vote will be held annually and, therefore, you are asked to vote upon the following proposal that will be presented at the 2017 Annual Meeting:

“RESOLVED, that the shareholders of Praxair, Inc. (the ‘Company’) approve, on an advisory and non-binding basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Company’s proxy statement for the 2017 Annual Meeting of Shareholders, including the compensation tables, the Compensation Discussion and Analysis and any related narrative disclosures.”

This proposal is not intended to address any specific NEO compensation item or issue. However, the Board of Directors and its Compensation & Committee value shareholders’ opinions on this matter and, if there is any significant vote against this proposal, will seek to understand why such a vote was cast, and will consider shareholders’ concerns in evaluating whether any actions are appropriate to address those concerns. The Board recommends that you approve this proposal because the Company’s executive compensation program focuses on motivating performance to effectively build shareholder value.  The Board believes that the executive compensation program has been instrumental in driving the Company’s strong business results.

The Compensation Committee has established the following objectives for Praxair’s executive compensation program:

•	attract and retain executive talent;
•	motivate executives to deliver strong business results in line with shareholder expectations;
•	build and support a sustainable performance-driven culture; and
•	encourage executives to own stock, aligning their interests with those of shareholders.

In addition, the Compensation Committee made significant changes to the executive compensation program during 2015 that were effective in 2016 which it believes more closely aligns pay for performance (see the discussion on page 36 of this Proxy Statement).

In order for this proposal to be approved on an advisory and non-binding basis, a majority of the shares present in person or by proxy and entitled to vote on this matter must be voted FOR approval.  See the vote counting rules on page 76 of this Proxy Statement.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL, ON AN ADVISORY AND NON-BINDING BASIS, OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

62	Praxair, Inc.

ITEM 4: ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE

ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

ITEM 4: ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

This item is a non-binding advisory shareholder vote on how frequently the Company should seek future advisory votes on NEO compensation, such as the Say-on-Pay vote described in Item 3 of this Proxy Statement.  You have the following three choices as to the frequency of such future advisory votes (in addition to being able to abstain from voting): once every one, two or three years.  Accordingly, you are asked to vote upon the following proposal that will be presented at the 2017 Annual Meeting:

“RESOLVED, that the shareholders of Praxair, Inc. (the “Company”) determine, on an advisory and non-binding basis, that an advisory shareholder vote on the compensation of the Company’s Named Executive Officers set forth in the Company’s proxy statement should be held:

Choice 1 — every year (annual);

Choice 2 — every two years (biennial);

Choice 3 — every three years (triennial);

Choice 4 — abstain from voting.”

In 2011, the Company’s shareholders voted, by 82.2%, to prefer an annual Say-on-Pay vote.  The Company has therefore had annual Say-on-Pay votes since 2011.  The Board recommends that future advisory shareholder votes on NEO compensation continue to be held once every year so as to provide timely and frequent feedback to the Board on its NEO compensation program.

The Board of Directors and the Compensation Committee value shareholders’ opinions on this matter and will consider the outcome of the vote in determining on how frequently the Company should seek future advisory votes on NEO compensation.  In particular, the Board of Directors and the Board’s Compensation Committee will consider which, if any, of the three choices receives a majority vote, or if none receives a majority vote, then which of the three choices received the most votes.

The Board recommends that you vote FOR Annual shareholder advisory votes on NEO compensation.  Please note that on this Item 4 you are NOT voting on the Board’s frequency recommendation above; rather, shareholders must choose among the three frequency alternatives or abstain from voting as specified on the proxy card and described above.

In order for any of the three frequency choices to be approved on an advisory and non-binding basis, a majority of the shares present in person or by proxy and entitled to vote on this matter must be voted FOR such choice.  See the vote counting rules on page 76 of this Proxy Statement.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ANNUAL SHAREHOLDER ADVISORY VOTE ON NEO COMPENSATION.

Praxair Inc.	63

ITEM 5: AMENDMENTS TO 2009 LONG TERM INCENTIVE PLAN AND APPROVAL OF PERFORMANCE GOALS

ITEM 5: PROPOSAL TO APPROVE AMENDMENTS TO THE AMENDED AND RESTATED 2009 PRAXAIR, INC. LONG TERM INCENTIVE PLAN TO, AMONG OTHER THINGS, AUTHORIZE ADDITIONAL SHARES FOR GRANT AND TO APPROVE THE MATERIAL TERMS OF PERFORMANCE GOALS FOR AWARDS UNDER THE PLAN

The Board, acting upon the recommendation of its independent Compensation Committee, has approved amendments to the Amended and Restated 2009 Praxair, Inc. Long Term Incentive Plan (the “2009 Plan”), subject to shareholder approval at the Annual Meeting.  The 2009 Plan was approved by shareholders at the 2014 Annual Meeting.  The proposed amendments would authorize eight million additional shares of Common Stock that the Company anticipates will be needed for future awards under the 2009 Plan after 2017, and would limit total aggregate compensation, including awards under the 2009 Plan, to each nonemployee member of the Board of Directors to $750,000 with respect to any calendar year.

Approval of these amendments will also constitute shareholder reapproval of the material terms of performance goals (including award limits, employees eligible to receive awards and a description of the business criteria on which performance goals are based) for performance-based equity awards under the 2009 Plan, allowing the Company to grant performance-based equity awards that are tax deductible under the “performance-based” compensation exception to Section 162(m) of the U.S. Internal Revenue Code (the “Code”).  Applicable regulations require that the material terms of the performance goals be submitted for shareholder approval at least every five years.  These terms were last approved by the Company’s shareholders at the

2014 Annual Meeting and are unchanged from those approved at that time.

Long term incentives are an essential component of Praxair’s overall compensation plan for employees and directors.  Equity awards align employee and shareholder interests through share ownership, motivating them to achieve business objectives established to promote the Company’s long term growth, profitability and success.  Equity awards are also critical to attracting and retaining leaders who are vital to the Company’s sustained financial success.  Oversight responsibility for the 2009 Plan is vested in the independent Compensation Committee and the Governance and Nominating Committee of the Board of Directors.

A summary description of the 2009 Plan, including the proposed amendments, is included below.  The complete text of the proposed amendments and the entire 2009 Plan is presented in Appendix 1 of this Proxy Statement.  Information regarding awards outstanding under the 2009 Plan and other plans is included in the Equity Compensation Plans Table on page 72 of this Proxy Statement.

In order for this proposal to be approved by the shareholders, a majority of the shares present in person or by proxy and entitled to vote on this matter must be voted FOR approval.  See the vote counting rules on page 76 of this Proxy Statement.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THIS ITEM 5, THE PROPOSAL TO APPROVE AMENDMENTS TO THE AMENDED AND RESTATED 2009 PRAXAIR, INC. LONG TERM INCENTIVE PLAN AND TO APPROVE THE MATERIAL TERMS OF PERFORMANCE GOALS FOR AWARDS UNDER THE PLAN.

OVERVIEW

The primary objective of the Company’s compensation program is to incent and reward executives, managers and directors for effectively building shareholder value.  Equity awards meet this objective by aligning employee and shareholder interests through share ownership.  The awards provide value for continued medium and long term growth and are critical to attracting and retaining leaders who are vital to the Company’s sustained financial success.

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ITEM 5: AMENDMENTS TO 2009 LONG TERM INCENTIVE PLAN AND APPROVAL OF PERFORMANCE GOALS

The 2009 Plan permits awards to employees and non-employee directors and provides incentives globally to roughly 2,000 participants per year.

The proposed amendments to the 2009 Plan would allow a maximum of an additional 8 million shares for equity awards, plus the unused authorized shares currently remaining available under the 2009 Plan and any authorized shares that become available again under the terms of the 2009 Plan, such as in connection with the forfeiture of an unvested award.  No more than 2.6 million of the available shares could be granted as “full value” share awards.  If approved by shareholders, the Company anticipates that the additional 8 million shares would allow the Company to extend its annual equity award grants for approximately three more years.

The proposed amendments also extend the 2009 Plan’s existing $750,000 annual limit on awards to non-employee directors to cover not only awards under the 2009 Plan, but also all other forms of compensation payable to a non-employee director with respect to any one calendar year.

In addition, Section 162(m) of the Code generally limits the Company’s tax deductions with respect to compensation in excess of $1 million per year paid to the Company’s CEO and the three other most highly compensated executive officers (other than its CFO), subject to certain restrictions.  The 2009 Plan is intended to allow for awards that satisfy the “qualified performance-based compensation” exception under Section 162(m) in the case of stock options, stock appreciation rights (“SARs”), performance share units and other stock-based awards that are subject to the attainment of performance goals.  If shareholders re-approve the Section 162(m) performance metrics under the 2009 Plan, the Compensation Committee will continue to be able to designate an award as intended to qualify for this exception.

Burn Rate and Overhang

The Compensation Committee focuses closely on “burn rate” and “overhang.”  “Burn rate” is defined as the number of equity award shares granted to plan participants in a given year divided by total common shares outstanding for that year.  “Overhang” is defined as the number of outstanding options and other unvested equity award shares divided by total common shares outstanding.  Each of these metrics is reviewed annually by the Compensation Committee during its consideration of the annual equity award cycle.

The burn rate measures the speed with which the shares authorized under a plan are used and indicates the potential dilutive effect of annual equity grants.  For the past four years, the Company’s burn rate has been consistently below 1% of common stock outstanding.  Assuming similar annual award granting practices, the anticipated burn rate for the 2009 Plan would remain at this level.

Overhang measures the potential dilutive effect of shares subject to existing outstanding equity awards and shares available for future awards.  The anticipated overhang, including shares authorized under the 2009 Plan, would represent approximately 7% of common stock outstanding based upon the equity awards and common shares outstanding at December 31, 2016 as reported in the Company’s Form 10-K and Annual Report.

We believe that the Company’s burn rate and overhang (with or without including the shares requested under the proposed amendments to the 2009 Plan) are reasonable and reflect a judicious use of equity for compensation purposes.

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ITEM 5: AMENDMENTS TO 2009 LONG TERM INCENTIVE PLAN AND APPROVAL OF PERFORMANCE GOALS

2009 Plan Highlights and Best Practices

•

•	Exercise price of stock options and stock appreciation rights must be at least 100% of the fair market value of the Company’s common stock on the date of grant
•	“Double-trigger” change-in-control provisions for equity grants to officers
•	Repricing or exchanges of stock options or SARs is not permitted without shareholder approval
•	Cash buyouts of stock options and SARs is expressly prohibited
•	No “evergreen” provisions that would automatically increase shares available for grant
•	No automatic grants to any participant
•	Only shares associated with expired, forfeited, terminated, cancelled or surrendered awards that have not been exercised or settled, or can be paid in cash, will be available again for grant
•	Any dividend or dividend equivalents that may accrue under restricted stock, performance units, or other stock-based awards are payable only if the grant itself vests and becomes payable
•	Pledging and hedging of awards is prohibited
•	Only downward discretionary adjustments may be made to performance-based awards that are intended to comply with Section 162(m) of the Code
•

Shareholders must approve material changes to the 2009 Plan including: an increase in number of plan shares; an increase in the maximum shares that could be issued to a single participant; reductions in minimum vesting, restriction or performance periods; and a change in the class of individuals eligible to participate in the plan

•	Awards are subject to forfeiture and clawback upon certain specified events
•	Does not allow for grants to consultants, contractors or others who are not employees or Directors
•	An aggregate annual monetary limit is specified for awards and other forms of compensation for non-employee directors
•	No award made to a Director may be subject to or conditioned upon the attainment of any performance goal

Summary Description of Material Terms of the 2009 Plan

The principal features of the 2009 Plan, as proposed to be amended, are summarized below.  The summary is qualified in its entirety by reference to the full text of the 2009 Plan, as proposed to be amended, which is set forth in Appendix 1.  Definitions for terms that are capitalized can be found in the attached full text of the 2009 Plan.

In General. The 2009 Plan allows the Company to grant stock options and stock appreciation rights (“SARs”), and to make restricted stock or restricted stock unit grants, performance unit grants, and other stock-based grants to officers and other employees of the Company and its subsidiaries.  Directors will also be eligible to receive these grants except for performance vesting grants.

Administration. The 2009 Plan will be administered by the Committee. References to the “Committee” mean: (1) the Compensation Committee, with respect to employees of the Company and its subsidiaries, and (2) the Governance and Nominating Committee, with respect to Directors.

The Committee will have the authority:

•	to select the individuals who will participate in the plan
•	to grant options, SARs, restricted stock, restricted stock units, performance units (only to employees), and other stock-based awards
•	to interpret all provisions and to prescribe the form of notices or agreements evidencing awards
•	to amend and rescind rules and regulations pertaining to the administration of the plan
•	to make all other determinations necessary or advisable for the administration of the plan, including revising the terms as they apply to non-U.S. employees or Directors to comply with local law
•	to delegate its authority to administer the plan to any of its members or to any officer(s) of the Company or other individual
•

except with respect to awards to individuals who are subject to Section 16 of the Securities Exchange Act of 1934, to delegate to any officer of the Company the ability to select the employee recipients of awards and to determine the size of any such award

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ITEM 5: AMENDMENTS TO 2009 LONG TERM INCENTIVE PLAN AND APPROVAL OF PERFORMANCE GOALS

Eligibility. Any employee of the Company or any of its subsidiaries selected by the Committee and any non-employee Director selected by the Committee is eligible to receive awards under the 2009 Plan; provided, however, that no Award made to a Director shall be subject to or conditioned upon the attainment of any performance goal.

Shares Subject to the 2009 Plan. Following shareholder approval of the proposed amendments, an additional allotment of 8 million shares of Common Stock plus the unused authorized shares from the 8 million shares currently remaining under the 2009 Plan prior to shareholder approval of the proposed amendments and any authorized shares that become available again under the terms of the 2009 Plan, such as in connection with the forfeiture of an unvested award (including forfeiture of unvested awards granted under the 2009 Plan prior to the date of shareholder approval of the proposed amendments), may be issued under the 2009 Plan.  Following shareholder approval of the proposed amendments, (i) up to 8,000,000 shares may be granted to employees as incentive stock options (“ISOs”), and (ii) a maximum of 2.6 million of the available shares may be granted as full value awards (all awards other than stock options or SARs).

Annual Award limits per Participant:

•	Stock Options and/or SARs: 2,000,000 shares
•	Performance Based Awards: 300,000 shares (if intended to comply as exempt from the deduction limits of Section 162(m) of the Code)
•	Director Awards: $750,000 aggregate to any Director, based upon fair market value at grant date and combined with all other compensation for the calendar year

Shares from awards that expire according to their terms or shares from awards that are forfeited, terminated, canceled or surrendered or are settled, or can be paid, only in cash will be available for issuance pursuant to a new award. Shares that cannot become available for grant are:

•	shares subject to a stock option that is canceled upon the exercise of a tandem SAR,
•	shares underlying any underwater stock option that is voluntarily surrendered
•	shares subject to awards that are surrendered in payment of the exercise price of a stock option or in payment of taxes associated with such awards,
•	any shares subject to a SAR that are not issued in connection with the stock settlement of the SAR upon the exercise thereof, or
•	shares repurchased by the Company using Option proceeds

Shares subject to awards assumed, converted or substituted as a result of the Company’s acquisition of another company will not count against the shares that are authorized for issuance under the 2009 Plan.  Available shares under a stockholder approved plan of an acquired company may be used for Awards under the 2009 Plan and do not reduce the shares authorized.

Adjustments. The maximum numbers of shares available for issuance in total, and for each type of award, is subject to appropriate adjustments to reflect certain events, such as a stock dividend, stock split, reorganization, recapitalization, merger, consolidation or other business combination.  The terms of then outstanding awards and the limitations on individual grants also will be adjusted as the Committee determines is appropriate to reflect such changes.

Term, Amendment and Termination. The 2009 Plan will remain in effect until April 22, 2024, unless sooner terminated by the Board.  Termination will not affect awards then outstanding.  The Board may terminate or amend the 2009 Plan at any time without shareholder approval, unless such approval is necessary to comply with applicable laws and regulations, including the Exchange Act, the Code, the rules and regulations of the NYSE or other applicable law.  In any event, shareholder approval will be required to, among other things, amend the 2009 Plan to (a) increase the maximum number of shares which may be issued; (b) increase any limitation on the number of shares that may be issued, or the aggregate value of Awards that may be made in respect of any Award type to any single Participant; (c) reduce the exercise price for outstanding options and SARs (or other similar actions); (d) reduce the minimum permissible exercise price for options and SAR awards; (e) change the performance measures available for use in awards intended to qualify as performance-based compensation under Section 162(m) of the Code; or (f) change the class of individuals eligible to receive awards, or reduce the minimum vesting period, restriction period or performance period.

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ITEM 5: AMENDMENTS TO 2009 LONG TERM INCENTIVE PLAN AND APPROVAL OF PERFORMANCE GOALS

Awards

Except upon a Chang- in-Control and in certain other limited situations, including the Participant’s death or disability, the following outlines the material terms of equity awards that may be granted.

Type*	Recipient	Time Vesting	Performance Vesting	Dividends
Options/SARs	Employee	May partial vest after 1 year; minimum 3 years full vesting; 10 year maximum term	Minimum 1 year performance period; 10 year term maximum	None
	Director		Not allowed

Restricted Stock & Restricted Stock Units	Employee	Minimum of 3 years for full vesting with partial lapse over 3 year period	Minimum 1 year performance period	Dividend equivalents can be granted and accrue during restriction period; payable only if underlying award vests and becomes payable
	Director	If less than 3 years in full, no more than 130,000 shares in aggregate	Not allowed
Performance Units	Employee	No minimum applies	Minimum 1 year performance period	Dividend equivalents can be accrued; payable only if underlying award vests and becomes payable
	Director		Not allowed

*	Other Stock-Based Awards not otherwise described are allowed; however, directors may not receive performance vesting awards.

Options & SARs. An Option entitles the Participant to purchase Common Stock from the Company at the option exercise price and upon such other terms and conditions that the Committee may specify.  SARs generally entitle the Participant to receive, as to each share of Common Stock subject to the SAR, the excess of the fair market value of a share of Common Stock on the exercise date over the exercise price of the SAR.

Options granted may be ISOs (for employees only) or nonqualified stock options.  The exercise price of a stock option or SAR will be fixed by the Committee at the time the option/SAR is granted, but the price cannot be less than the per share fair market value of Common Stock on the date of grant, except with respect to awards assumed as a result of the Company’s acquisition of another company.  Awards of ISOs may also be subject to other restrictions to the extent necessary to comply with the applicable provisions of the Code.

The Committee may determine that a SAR shall be automatically exercised on one or more specified dates.  The amount payable upon the exercise of a SAR may, in the Committee’s discretion, be settled in cash, Common Stock, or a combination of cash and Common Stock or any other manner approved by the Compensation Committee.

Restricted Stock and Restricted Stock Units. During the restriction period, the Participant is not entitled to delivery of the shares or units, restrictions are placed on the transferability of the shares or units, and all or a portion of the shares or units will be forfeited if the Participant terminates employment or a Director terminates service as a Director for reasons other than as approved by the Committee.  Upon expiration of the applicable restriction period, restricted stock and restricted stock units shall be settled in cash, Common Stock, or a combination of cash and Common Stock or any other manner approved by the Committee.

Performance Units. Employees may be granted performance units representing the contingent right to receive payment based upon the attainment of one of more pre-established performance goals during a specified performance period as determined by the

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ITEM 5: AMENDMENTS TO 2009 LONG TERM INCENTIVE PLAN AND APPROVAL OF PERFORMANCE GOALS

Compensation Committee. Directors may not receive performance units.  Upon expiration of the applicable performance period and the attainment of the applicable performance goal(s), performance units shall be settled in cash, Common Stock, or a combination of cash and Common Stock or any other manner approved by the Committee.

Other Stock-Based Awards. The 2009 Plan also allows the Committee to make other stock-based awards to Participants on such terms and conditions as the Committee prescribes.  To the extent that any other stock-based awards are granted, they may, in the Committee’s discretion, be settled in cash or Common Stock.

Transferability. Awards under the 2009 Plan will not be transferable, assignable, alienable or pledgable, other than by will or the laws of descent and distribution; except that the Committee may permit the transfer of (a) specific non-qualified stock option and SAR grants by gift to the Participant’s spouse, children or grandchildren, or to a trust or partnership for the benefit of any one or more of them, or (b) any grant or award pursuant to a domestic relations order.

Performance Objectives. The Committee may prescribe that, for grants to employees only (1) an option or SAR is exercisable, (2) an award of restricted stock or restricted stock units is vested or transferable or both, (3) that performance units are earned, or (4) that payment under any other stock-based award is earned, only upon the attainment of certain performance objectives.

The performance measure for an award intended to qualify for the performance-based exception to Code Section 162(m) may be based on any of the following criteria, alone or in combination, as the Compensation Committee deems appropriate:

•	Net earnings or net income (before or after taxes)
•	Earnings per share (basic or diluted)
•	Net sales
•	Revenue growth
•	Operating profit
•	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenues)
•	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment)
•	Earnings before or after taxes, interest, depreciation, and/or amortization
•	Gross or operating margins
•	Productivity ratios
•	Share price (including, but not limited to, growth measures and total shareholder return)
•	Expense targets
•	Margins
•	Operating efficiency
•	Market share
•	Working capital targets
•	Economic value added or EVA (net operating profit after tax minus the sum of capital multiplied by the cost of capital)
•	Objective safety measures

Performance goals based on these performance measures may be established on a corporate-wide basis or with respect to and in combination with one or more business units, divisions, subsidiaries or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.  At the same time as the performance goals are established, the Committee will prescribe a formula to determine the amount payable under the award based upon the level of attainment of the performance goals.  The Committee may eliminate or decrease (but not increase) the amount of any award intended to qualify for the performance-based exception to Code Section 162(m).

The Company expects that all stock options and SARs paid, and certain grants of restricted stock, restricted stock units, performance share units and other stock-based grants made to Employees, will be deductible as performance-based compensation not subject to the $1 million limitation on deductibility as prescribed in Section 162(m) of the Code.

The Committee may establish other performance measures for any award to Employees that is not intended to qualify as performance-based compensation under Code Section 162(m) and such measures shall be set forth in the applicable award agreement.

Deferrals. The Committee may require the deferral of the payment of any Award, or permit Participants to defer their receipt of payment, for such period or periods and on such terms and conditions as the Committee may specify.

Change-in-Control Double Trigger Treatment for Officers. The Committee may specify in the applicable Award Agreement the effect, if any, of a Change-in-Control on any award held by a Participant, including the adjustment or other treatment of any performance goals.  However, an Award made to a Participant who is at the time an Officer shall specify that if (i) a Change-in-Control occurs and (ii) within two years thereafter (or such other period of time following the Change-in-Control

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ITEM 5: AMENDMENTS TO 2009 LONG TERM INCENTIVE PLAN AND APPROVAL OF PERFORMANCE GOALS

specified in the applicable Award Agreement), the Officer’s employment with the Company (or an applicable Subsidiary) or any successor thereto is terminated without “cause” (as defined in the Award Agreement) or if the Officer terminates employment for “good reason” (as defined in the Award Agreement), then the Award will become partially or fully vested and, as applicable, exercisable as of the date of such termination of employment.

Notwithstanding the foregoing, in connection with a Change-in-Control, the Committee has the discretion to cancel and terminate all outstanding Awards, whether or not exercisable, in exchange for a payment in cash and/or shares of stock equal in value to the difference, if any, between the consideration received by the Company’s shareholders in respect of a Share in connection with the Change-in-Control transaction and the purchase price per share, if any, under the Award, multiplied by the number of Shares subject to such Award.

Forfeiture and Clawback of Awards. The Committee may specify that a Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events may include, but are not limited to, the Participant’s fraud resulting in the restatement of the Company’s published earnings, and termination of an Employee’s employment or a Director’s service as a director for cause.

Right of Offset. The Company has the right to offset against its obligation to deliver shares of Common Stock (or cash or other property) under the 2009 Plan or any award agreement, any outstanding amounts the Participant then owes to the Company.  The Company’s right of offset is subject to the constraints of Section 409A of the Code.

Federal Income Tax Consequences

The following is a brief description of the current federal income tax treatment generally arising with respect to awards under the 2009 Plan for participants subject to taxation in the United States.  This summary is not intended to constitute tax advice, is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

Grant of Options and SARs. An optionee will not recognize any taxable income at the time an option or SAR is granted and the Company will not be entitled to a federal income tax deduction at that time.

Exercise of ISOs. No ordinary income will be recognized by the holder of an ISO at the time of exercise.  The excess of the fair market value of the shares of Common Stock at the time of exercise over the aggregate option exercise price will be an adjustment to alternative minimum taxable income for purposes of the Federal “alternative minimum tax” at the date of exercise.  If the optionee holds the shares of Common Stock purchased for two years after the date the ISO was granted and one year after the acquisition of such shares, the difference between the aggregate option price and the amount realized upon disposition of the shares will constitute a long term capital gain or loss, as the case may be, and the Company will not be entitled to a Federal income tax deduction.  If the shares of Common Stock are disposed of in a sale, exchange or other “disqualifying disposition” within two years after the date of grant or within one year after the date of exercise, the optionee will realize taxable ordinary income in an amount equal to the lesser of (a) the excess of the fair market value of the shares of Common Stock purchased at the time of exercise over the aggregate option exercise price and (b) the excess of the amount realized upon disposition of such shares over the option exercise price. The Company will be entitled to a Federal income tax deduction equal to that amount.

Exercise of Nonqualified Stock Options. Taxable ordinary income will be recognized by the holder of a non-qualified stock option at the time of exercise in an amount equal to the excess of the fair market value of the shares of Common Stock purchased at the time of such exercise over the aggregate option exercise price.  The Company will be entitled to a Federal income tax deduction equal to that amount. On a subsequent sale of the shares, the optionee will generally recognize a taxable capital gain or loss based upon the difference between the per share fair market value at the time of exercise and the per share selling price at the time of sale.  The capital gain or loss will be short term or long term depending on the period of time the shares are held by the optionee following exercise.

Exercise of SARs. Upon the exercise of a SAR, the holder will realize taxable ordinary income on the amount of cash received and/or the then current fair market value of the shares of Common Stock acquired and the Company will be entitled to a Federal income tax deduction equal to that amount.  The holder’s basis in any shares of Common Stock acquired will be equal to the amount of ordinary income upon which he or she was taxed.  Upon any subsequent disposition, any gain or loss realized will be a capital gain or loss.

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Restricted Stock. A Participant receiving a grant of restricted stock will not recognize income, and the Company will not be allowed a deduction, when restricted shares of Common Stock are granted, unless the Participant makes the election described below.  When the restrictions on the shares of Common Stock are removed or lapse or are fully satisfied, the excess of fair market value of such shares on the date the restrictions are removed or lapse over the amount paid by the Participant for the shares, if any, will be ordinary income to the Participant.  The Company will be entitled to a Federal income tax deduction equal to that amount (subject to the limitations of Code Section 162(m) with respect to any award which does not qualify as performance-based compensation).  Upon disposition of the shares of Common Stock, the gain or loss recognized by the Participant will be treated as a capital gain or loss.  The capital gain or loss will be short term or long term depending upon the period of time the shares are held by the Participant following the removal or lapse of the restrictions.

If a Section 83(b) election is filed by the Participant with the Internal Revenue Service within 30 days after the date of grant, then the Participant will recognize ordinary income and the holding period will commence as of the date of grant.  The amount of ordinary income recognized by the Participant will equal the excess of the fair market value of the shares as of the date of grant over the amount, if any, paid by the Participant for the shares of Common Stock.  The Company will be entitled to a deduction in a like amount (subject to the limitations of Code Section 162(m) with respect to any award which does not qualify as performance-based compensation).  If such election is made and a Participant thereafter forfeits the restricted shares of Common Stock, no refund or deduction will be allowed for the amount previously included in such Participant’s income.

Restricted Stock Units, Performance Units and Other Stock-Based Awards. A Participant receiving an award of restricted stock units, performance units, or other stock-based awards will not recognize income, and the Company will not be allowed a deduction, at the time the award is made.  When a Participant receives payment in settlement of such award, the amount of cash and the fair market value of the shares of Common Stock received will be ordinary income to the Participant and the Company will be entitled to a Federal income tax deduction equal to that amount (subject to the limitations of Code Section 162(m) with respect to any award which does not qualify as performance-based compensation).

Withholding Taxes. No withholding taxes are payable in connection with the grant of any stock option or SAR or the exercise of an ISO.  However, withholding taxes must be paid at the time of exercise of any non-qualified stock option or SAR.  Withholding taxes must also be paid in respect of any restricted stock when the restrictions thereon lapse.  In respect of all other awards, withholding taxes must be paid whenever the Participant recognizes income for tax purposes.

Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a Federal income tax deduction from compensation in excess of $1 million per year per person paid to its “covered employees,” subject to certain exceptions.  The 2009 Plan is intended to permit the issuance of awards that satisfy the “qualified performance-based compensation” exception under Section 162(m) in the case of stock options, SARs and other stock-based awards that are subject to the attainment of performance goals.

Section 409A. The terms of the  2009 Plan and each award granted under it are intended to comply with Section 409A of the Code, which imposes restrictions on nonqualified deferred compensation arrangements.

Equity Compensation Plans Information

The table below provides information as of December 31, 2016 (as updated in the table footnotes) about Common Stock that may be issued upon the exercise of options, warrants and rights granted to employees or Directors under present and former equity compensation plans, including the 2009 Plan.

The Compensation Committee has approved awards under the 2009 Plan to employees aggregating 6,817,926 shares since the 2009 Plan was adopted in April 2014; and the Governance and Nominating Committee has approved awards under the 2009 Plan to Directors aggregating 39,744 shares since that time.  However, the Company is not able to estimate the number of individuals that the Compensation Committee and the Governance and Nominating Committee will select in the future to participate in the 2009 Plan as proposed to be amended, or the type or size of awards that the Committees will approve.  Therefore, the benefits to be allocated to any individual or to various groups of individuals are not presently determinable.

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ITEM 5: AMENDMENTS TO 2009 LONG TERM INCENTIVE PLAN AND APPROVAL OF PERFORMANCE GOALS

EQUITY COMPENSATION PLANS TABLE

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted-average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by shareholders	12,695,921 (1)	$93.67	3,993,818
Equity compensation plans not approved by shareholders	0	$0	0
Total	12,695,921 (2)	$93.67 (3)	3,993,818 (4)
(1)

This amount includes 274,422 restricted shares and 713,620 performance shares.  Up to an additional 713,620 performance shares could be issued if performance goals are achieved at the maximum specified targets.  See Note 15 to the Company’s consolidated financial statements in the 2016 Form 10-K and Annual Report.

(2)

As of February 28, 2017, this amount was 14,517,097, reflecting equity grants of 2,386,069 shares, net of option exercises, restricted stock unit and performance share unit vestings, and equity grant terminations that have occurred since December 31, 2016.  The 14,517,097 includes 281,504 restricted shares and 805,710 performance shares.  Up to an additional 678,720 performance shares could be issued if performance goals are achieved at the maximum specified targets.

(3)	As of February 28, 2017, the weighted-average exercise price was $97.14.
(4)

As of February 28, 2017, 1,706,595 shares of Common Stock remain available to be awarded, after taking into account equity grants of 2,386,069 shares, net of equity grant terminations that have occurred since December 31, 2016.  Up to an additional 678,720 performance shares could be issued if performance goals are achieved at the maximum specified targets.

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Information on Share Ownership

Information on Share Ownership

Principal Holders

The only beneficial owners of more than 5% of Praxair’s Common Stock are the following:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(a)	Percent of Shares Outstanding(b)

Capital World Investors, 333 S. Hope Street, Los Angeles, CA 90071	25,603,518	8.9%
The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355	20,784,297	7.3%
BlackRock, Inc., 55 East 52nd Street, New York, NY 10055	17,457,497	6.1%

(a)

Holdings as of December 31, 2016 as reported in SEC Schedules 13G filed by Capital World Investors, the Vanguard Group, and Blackrock, Inc.  According to its Schedule 13G, Capital World and certain of its affiliates had sole voting power, and sole dispositive power as to all of the reported shares.  According to its Schedule 13G, Vanguard and certain of its affiliates had sole voting power as to 443,403 shares, shared voting power as to 61,299 shares, shared dispositive power as to 504,267 shares, and sole dispositive power as to 20,280,030 shares.  According to its Schedule 13G, BlackRock and certain of its subsidiaries had sole voting power as to 14,843,299 shares, and sole dispositive power as to 17,457,497shares.

(b)	Based on 285,277,245 total shares outstanding on March 1, 2017 excluding shares held for the account of Praxair.

Directors and Executive Officers

The table below sets forth the beneficial ownership of Praxair’s Common Stock as of March 1, 2017 by each director and certain executive officers.  No director or executive officer of Praxair beneficially owned more than 1% of Praxair’s common stock, and directors and executive officers of Praxair as a group (16 persons) beneficially owned approximately 1% of the outstanding shares as of that date.

		SHARES BENEFICIALLY OWNED AND OTHER EQUITY INTERESTS
Name	Position	Common Stock	Stock Units(1)	Total	Stock Options(2)

Stephen F. Angel	Chairman, President & Chief Executive Officer	256,043	65,123	321,166	1,839,815
Matthew J. White	Senior Vice President & Chief Financial Officer	14,796	454	15,250	186,999
Scott E. Telesz	Executive Vice President	17,810	25,795	43,605	219,641
Eduardo F. Menezes	Executive Vice President	42,794	713	43,507	255,293
Anne K. Roby	Senior Vice President	18,950	4,096	23,046	111,673
Oscar Bernardes	Director	6,882	1,499	8,381	0
Nance K. Dicciani	Director	10,260	11,900	22,160	6,146
Edward G. Galante	Director	8,694	15,581	24,275	8,485
Ira D. Hall (3)	Director	153	16,247	16,400	0
Raymond W. LeBoeuf	Director	8,657	50,360	59,017	8,485
Larry D. McVay	Director	8,882	5,925	14,807	0
Martin H. Richenhagen	Director	636	1,499	2,135	0
Wayne T. Smith	Director	17,443	33,309	50,752	0
Robert L. Wood	Director	13,036	1,499	14,535	3,885
Total		425,036	234,000	659,036	2,640,422
Directors, Nominees and Executive Officers as a group	16 persons	429,173	234,087	663,260	2,706,229

(1)

Includes Deferred Stock Units and/or Restricted Stock Units held.  Deferred Stock Units are stock price-based units into which deferred compensation has been invested pursuant to the deferred compensation plans for management and for non-employee directors.  Restricted Stock Units are stock price-based units granted as long term incentive awards to management and as equity compensation to non-employee directors. Holders have no voting rights with respect to either Deferred Stock Units or Restricted Stock Units.  The value of Deferred Stock Units and Restricted Stock Units varies with the price of Praxair’s common stock and, at the end of the deferral period or the restriction period, the units are payable in Praxair common stock on a one-for-one basis.

(2)	Represent shares that may be acquired upon exercise of options exercisable within 60 days of March 1, 2017.
(3)	Mr. Hall is retiring from the Board immediately prior to the Annual Meeting.

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INFORMATION About the Annual Meeting and Voting

General Information

Information about the Annual Meeting and Voting

This Proxy Statement is furnished to shareholders of Praxair, Inc. in connection with the solicitation of proxies for the Annual Meeting of Shareholders to be held at the Ritz-Carlton Westchester Hotel, Three Renaissance Square, White Plains, New York on April

25, 2017, at 11:00 a.m. or any adjournment or postponement thereof.  This Proxy Statement and a form of proxy are first being sent to shareholders on or about March 15, 2017.  Proxies are being solicited on behalf of the Board of Directors of Praxair.

General Information

Availability of Annual Report and Proxy Statement On-Line

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 25, 2017:

This Proxy Statement and the 2016 Form 10-K and Annual Report are now available for viewing and downloading on the Internet at:

2016 Form 10-K and Annual Report: www.praxair.com/annualreport.

2017 Notice of Meeting and Proxy Statement: www.praxair.com/proxy.

As allowed by SEC and NYSE rules, Praxair is sending to most shareholders by mail a notice informing them that they can access and download this 2017 Proxy Statement and the 2016 Form 10-K and Annual Report on the Internet at the websites noted above, rather than sending printed copies.  If you have received printed copies in the mail, rather than the notice of Internet availability, it is likely that this occurred because either: (1) you have specifically requested printed copies this year or previously, or (2) Praxair has voluntarily sent you printed copies.

If you are receiving printed copies, you can save Praxair future postage and printing expense by consenting to receive future annual reports, meeting notices, and proxy statements on-line on the Internet.  Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.  This will help with Praxair’s overall sustainability efforts by reducing paper usage.  You will be given the opportunity to consent to future Internet delivery when you vote your proxy.  For some shareholders, this option is only available if they vote by Internet.  If you are not given an opportunity to consent to Internet delivery when you vote your proxy, contact the bank, broker or other holder of record through which you hold your shares and inquire about the availability of that option for you.

If you consent, your account will be so noted and, when Praxair’s 2017 Form 10-K and Annual Report, meeting notice, and the proxy statement for the 2018 annual meeting of shareholders become available, you will be notified on how to access them on the Internet.  Any prior consent you have given will remain in effect until specifically revoked by you in the manner specified by the bank or broker that manages your account.  If you do consent to receive your Praxair materials via the Internet, you can still request paper copies by contacting the bank or broker that manages your account or, if you are a shareholder of record, you may contact the Company through its stock transfer agent, Wells Fargo Shareowner Services, 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120-4100.  Wells Fargo Shareowner Services, can also be reached by telephone at 1-855-217-6360 Toll Free and 651-450-4064 outside the United States, or online at shareowneronline.com.

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INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Proxy and Voting Procedures

Shareholders Sharing an Address

If you share an address with another shareholder, you may receive only one notice of Internet availability, or one set of printed proxy materials (including this Proxy Statement and the 2016 Form 10-K and Annual Report to shareholders) unless you have provided contrary instructions.  If you wish to receive a separate notice of Internet availability or set of proxy materials now or in the future, you may contact the bank or broker that manages your account or, if you are a shareholder of record, you may contact Wells

Fargo Shareowner Services at the address cited above.  Similarly, if you share an address with another shareholder and have received multiple copies of the notice of Internet availability or proxy materials, you may contact the bank or broker that manages your account or, if you are a shareholder of record, you may contact Wells Fargo Shareowner Services at the above address to request delivery of only a single copy of these materials to your household.

Proxy and Voting Procedures

Who are the Shareholders Entitled to Vote at this Meeting?

Common Stock shareholders of record at the close of business on March 1, 2017 will be entitled to vote at the Annual Meeting.  As of that date, a total of 285,277,245 shares of Praxair’s Common Stock were outstanding and entitled to vote.  Each share of Common Stock is entitled to one vote.

How do I Submit My Vote by Means of a Proxy?

Your vote is important.  Because many shareholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy.  Most shareholders have a choice of voting over the Internet, by using a toll-free telephone number, or by completing a proxy card or voting instruction card, as described below.

Vote on the Internet. If you have Internet access, you may access the Proxy Statement and 2016 Form 10-K and Annual Report and submit your proxy or voting instructions by following the instructions provided in the notice of Internet availability, or if you received printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.  If you vote on the Internet, you can also request electronic delivery of future proxy materials.

Vote by telephone. You can also vote by telephone by following the instructions provided on the Internet voting site, or if you received printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.  Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

Vote by Mail. If you received printed proxy materials by mail, you may choose to vote by mail by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided.

How are the Proxies Voted?

All shares entitled to vote and represented by a properly completed proxy (either by Internet, telephone or mail) will be voted at the Annual Meeting as indicated on the proxy unless earlier revoked by you.  If no instructions are indicated for a matter on an otherwise properly completed proxy from a shareholder of record, the shares represented by that proxy will be voted on that matter as recommended by the Board of Directors.  See also the vote counting rules below.  Execution of the proxy also confers discretionary authority on the proxy holders to vote your shares on other matters that may properly come before the Annual Meeting.

How Can I Revoke my Proxy?

You may revoke your proxy at any time before it is voted by filing with Praxair’s Corporate Secretary a written revocation, by timely delivery of a properly completed, later-dated proxy (including by Internet or telephone), or by voting in person at the Annual Meeting.

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INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Proxy and Voting Procedures

May I Still Vote at the Annual Meeting Even if I Have Submitted a Proxy?

The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person.  If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote at the Annual Meeting.  See “Attending the Annual Meeting” below for attendance requirements and directions to the Annual Meeting.

What is the Necessary Quorum to Transact Business at the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote shall constitute a quorum.  The shares represented by abstentions and broker non-votes on filed proxies and ballots will be considered present for quorum purposes (for an explanation of “broker non-votes,” see the vote counting rules below).

How are the Votes Counted for Each Item of Business?

If you are a shareholder of record and submit a proxy (whether by Internet, telephone or mail) without specifying a choice on any given matter to be considered at this Annual Meeting, the proxy holders will vote your shares according to the Board’s recommendation on that matter.

If you hold your shares in a brokerage account, then, under NYSE rules and Delaware corporation law:

With respect to Item #1 (Election of Directors), your broker is not entitled to vote your shares on this matter if no instructions are received from you.  If your broker does not vote (a “broker non-vote”), this is not considered a vote cast and, therefore, will have no effect on the election of directors.  Abstentions also will have no effect on the election of directors.

With respect to Item #2 (Ratification of the Appointment of the Independent Auditor), your broker is entitled to vote your shares on this matter if no instructions are received from you.  A vote to “Abstain” will have the effect of a vote against this item.

With respect to Item #3 (Advisory Vote on Named Executive Officer Compensation), Item #4 (Advisory vote on the Frequency of holding future advisory votes on Named Executive Officer Compensation), and Item #5 (Approval of amendments to the Amended and Restated 2009 Praxair, Inc. Long Term Incentive Plan and approval of performance goals under the Plan), your broker is not entitled to vote your shares on these items if no instructions are received from you.  Broker non-votes are not considered shares entitled to vote on these matters and, therefore, will have no effect on the vote on these items.  However, a vote to “Abstain” will have the effect of a vote against these items.

If you hold your shares in the employees’ retirement savings plan of Praxair, Inc., Praxair Puerto Rico BV, or the Dow Chemical Company, and if the plan trustee receives no voting instructions from you, then, under the applicable plan trust agreement, the plan trustee will: (i) vote your shares in the same proportion on each matter as it votes the shares for which it has received instructions under the Praxair, Inc. and Dow Chemical plans, and (ii) not vote your shares under the Praxair Puerto Rico BV plan.

Attending the Annual Meeting

Admission Requirements

You may attend the Annual Meeting whether or not you want to vote your shares at the Annual Meeting or by proxy.  However, only shareholders and the invited guests of Praxair will be granted admission to the Annual Meeting.  To assure admittance:

•	If you hold shares of Praxair, Inc. common stock through a broker, bank or other nominee, please bring a copy of your broker, bank or nominee statement evidencing your ownership of Praxair common stock as of the March 1, 2017 record date;
•	Please bring a photo ID, if you hold shares of record as of March 1, 2017, including shares in certificate or book form or in the Praxair, Inc. Dividend Reinvestment and Stock Purchase Plan;
•	Please bring your Praxair ID if you are an employee shareholder.

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INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Miscellaneous

Directions

Directions to the location for the Annual Meeting are available at www.praxair.com in the Investors/Annual Meeting section, or you may contact Praxair as noted below.

Questions

For Questions Regarding:	Contact:
Annual Meeting	Praxair Investor Relations, (203) 837-2210
Stock Ownership for Shareholders of Record

Wells Fargo Shareowner Services, 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120-4100 or online at shareowneronline.com, or by telephone at 1-855-217-6360 Toll Free and 651-450-4064 outside the United States.

Stock Ownership for Beneficial Holders	Your bank, broker or nominee

Other Business

Praxair knows of no other business that will be considered for action at the Annual Meeting.  If any other business calling for a vote of shareholders is properly presented at the meeting, the proxy holders will have the discretion to vote your shares in accordance with their best judgment.

Miscellaneous

Shareholder Proposals, Director Nominations and Other Business for the 2018 Annual Meeting

SEC Rule 14a-8:  In order to be included in Praxair’s proxy statement and form of proxy for Praxair’s 2018 annual meeting of shareholders, a shareholder proposal must be received in writing at Praxair’s principal executive offices on or before November 17, 2017.

Proxy Access:  In January, 2016, the Board of Directors amended our By-Laws to implement a Proxy Access structure.  This allows a shareholder or a group of up to 20 shareholders owning shares representing at least 3% of Praxair’s common stock continuously for at least three years, to nominate and include in our Proxy Statement their own Director nominee(s) constituting up to 20% of the total number of Directors then serving on the Board (with a minimum of up to two Director nominees), provided that the shareholder(s) and the nominee(s) satisfy the Proxy Access requirements in our By-Laws.

Notice of Director nominees must include the information required under our By-Laws and must be received by our Corporate Secretary at our principal executive offices no earlier than the close of business (5:00 p.m. Eastern Time) on October 16, 2017 and no later than the close of business on November 15, 2017, unless the date of the 2018 Annual Meeting of Shareholders has been changed by more than 30 calendar days from the anniversary of the 2017 Annual Meeting.  In that case, such notice must be received by our Corporate Secretary no earlier than the close of business on the 180th calendar day before the date of the 2018 Annual Meeting of Shareholders and no later than the close of business on the later of (i) the 150th calendar day before the date of the 2018 Annual Meeting of Shareholders and (ii) the 10th calendar day following the date on which public announcement of the date of the 2018 Annual Meeting of Shareholders is first made.

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INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Miscellaneous

Advance Notice Provisions:  Under the terms of Praxair’s Certificate of Incorporation, a shareholder who intends to present any item of business or a Director nomination at the 2018 Annual Meeting of Shareholders (other than through inclusion in Praxair’s Proxy Statement under SEC Rule 14a-8 or the Proxy Access Provisions of our By-Laws), must provide us with written notice of such business at our principal executive offices, including the information specified in the Certificate of Incorporation, which must be received no earlier than January 25, 2018 and no later than February 24, 2018, unless the date of the 2018 Annual Meeting of Shareholders has been advanced by more than 30 calendar days or delayed by more than 60 calendar days from the anniversary of the 2017 Annual Meeting.  In that case, such notice must be received by our Corporate Secretary no earlier than the close of business on the 90th calendar day before the date of the 2018 Annual Meeting of Shareholders and no later than the close of business on the later of (i) the 60th calendar day before the date of the 2018 Annual Meeting of Shareholders and (ii) the 10th calendar day following the date on which the notice of the meeting was sent or a public disclosure of the date of the 2018 Annual Meeting of Shareholders is first made, whichever occurs first.

Shareholder proposals, director nominations or related written notices must be delivered to the Corporate Secretary, Praxair, Inc., 10 Riverview Drive, Danbury, CT 06810-6268.

Annual Reports

Shareholders of record on March 1, 2017 should have received either (1) a notice that Praxair’s 2016 Form 10-K and Annual Report is available on the Internet or (2) a printed copy of both this Proxy Statement and the 2016 Form 10-K and Annual Report.  If you have received a printed copy of this Proxy Statement without the 2016 Form 10-K and Annual Report, please contact Investor Relations at the address below and a copy will be sent to you.

A COPY OF PRAXAIR’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2016 IS AVAILABLE TO EACH HOLDER OR BENEFICIAL OWNER OF PRAXAIR’S COMMON STOCK AS OF MARCH 1, 2017.  THIS REPORT WILL BE FURNISHED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE INVESTOR RELATIONS DEPARTMENT, PRAXAIR, INC., 10 RIVERVIEW DRIVE, DANBURY, CT 06810-6268, OR CALL AT (203) 837-2210.

Cost of Proxy Solicitation

The entire cost of soliciting proxies will be borne by Praxair including the expense of preparing, printing and mailing this Proxy Statement.  Solicitation costs include payments to brokerage firms and others for forwarding solicitation materials to beneficial owners of Praxair’s stock and reimbursement of out-of-pocket costs incurred for any follow up mailings.  Praxair also has engaged Morrow Sodali LLC to assist in the solicitation of proxies from shareholders at a fee of $8,000 plus reimbursement of out-of-pocket expenses.  In addition to use of the mail, proxies may be solicited personally or by telephone by employees of Praxair without additional compensation, as well as by employees of Morrow Sodali LLC.

BY ORDER OF THE BOARD OF DIRECTORS

GUILLERMO BICHARA,
Vice President, General Counsel & Secretary

March 15, 2017

YOU ARE URGED TO PROMPTLY COMPLETE AND SUBMIT YOUR PROXY

78	Praxair, Inc.

APPENDIX 1: AMENDED AND RESTATED 2009 PRAXAIR, INC. LONG TERM INCENTIVE PLAN

APPENDIX 1

Set forth below is the text of the proposed amendments to the Amended and Restated 2009 Praxair, Inc. Long Term Incentive Plan (the “Plan”) followed by the full text of the entire Plan, reflecting the proposed amendments.  Proposed deletions are highlighted in red strikethroughs and proposed additions are highlighted in green underscores.

FIRST AMENDMENT TO THE

Amended and Restated

2009 Praxair, Inc. Long Term Incentive Plan

This First Amendment to the Amended and Restated 2009 Praxair, Inc. Long Term Incentive Plan (the “Plan”) was adopted by the Board of Directors of Praxair, Inc. on January 24, 2017, and shall become effective upon shareholder approval on April 25, 2017 (the “Amendment Effective Date”).  The Plan is hereby amended as follows:

1.  Section 4.1 of the Plan is hereby amended in its entirety as follows:

“4.1  Number of Shares Available for Awards.  Subject to adjustment as provided in Section 4.5, the total number of Shares ~~which~~that may be issued pursuant to Awards under this Plan on or after April 25, 2017 (the “Amendment Effective Date ~~shall be 8,000,000 Shares~~”) is 8,000,000 Shares, plus the number of authorized Shares remaining available from the 8,000,000 Shares authorized for grant under the terms of this Plan immediately prior to the Amendment Effective Date and any additional Shares that become available for issuance under the Plan in accordance with Section 4.2 (including, for the avoidance of doubt, under Awards granted under this Plan prior to the Amendment Effective Date) (the “Share Authorization”).  The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.  The maximum number of Shares of the Share Authorization that may be issued pursuant to ISOs under this Plan following the Amendment Effective Date shall be 8,000,000 Shares.  The maximum number of Shares of the Share Authorization that may be issued under this Plan pursuant to Awards other than Options or SARs following the Amendment Effective Date shall be 2,600,000 Shares.”

2.  Section 4.2 of the Plan is amended to add the following sentence to the end thereof:

“Notwithstanding the foregoing, in no event shall Shares underlying any underwater Option that is voluntarily surrendered by a Participant become available for grant under the Plan pursuant hereto.”

3.  Section 4.4 of the Plan is hereby amended in its entirety as follows:

“4.4  Director Awards.  In order to retain and compensate Directors for their services, and to strengthen the alignment of their interests with those of the shareholders of the Company, the Plan permits the grant of stock-based awards to Directors. Aggregate compensation (including Awards) to any one Director in respect of any calendar year, solely with respect to his or her service as a Director, may not exceed $~~750,000~~750,000, with the value of any Awards hereunder based on the Fair Market Value of stock-based Awards, determined as of the Grant Date.”

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APPENDIX 1: AMENDED AND RESTATED 2009 PRAXAIR, INC. LONG TERM INCENTIVE PLAN

AMENDED AND RESTATED 2009 PRAXAIR, INC. LONG TERM INCENTIVE PLAN – EFFECTIVE APRIL 22, 2014

Table of Contents

Article 1.	Establishment, Purpose, and Duration
Article 2.	Definitions
Article 3.	Administration
Article 4.	Shares Subject to this Plan and Maximum Awards
Article 5.	Eligibility and Participation
Article 6.	Stock Options
Article 7.	Stock Appreciation Rights
Article 8.	Restricted Stock Grants
Article 9.	Performance Units
Article 10.	Other Stock-Based Awards
Article 11.	Transferability of Awards
Article 12.	Performance Measures
Article 13.	Dividend Equivalents
Article 14.	Termination of Employment or Service as a Director
Article 15.	Rights of Participants
Article 16.	Change in Control
Article 17.	Amendment, Modification, Suspension, and Termination
Article 18.	Tax Withholding; No Liability with Respect to Tax Qualification or Adverse Tax Treatment
Article 19.	Successors
Article 20.	General Provisions

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APPENDIX 1: AMENDED AND RESTATED 2009 PRAXAIR, INC. LONG TERM INCENTIVE PLAN

Amended and Restated

2009 Praxair, Inc.

Long Term Incentive Plan

Article 1. Establishment, Purpose, and Duration

1.1Establishment. Praxair, Inc., a Delaware corporation (hereinafter referred to as the “Company”), hereby amends and restates its 2009 Praxair, Inc. Long Term Incentive Plan (the Amended and Restated 2009 Praxair, Inc. Long Term Incentive Plan, hereinafter referred to as the “Plan”), as set forth in this document.

This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights (“SARs”), Restricted Stock, Restricted Stock Units, Performance Units, and Other Stock-Based Awards.

This Plan was originally adopted by the Board on February 24, 2009, became effective upon shareholder approval on April 28, 2009 and was subsequently amended, effective as of April 27, 2010, January 25, 2011 and October 23, 2012.  This amendment and restatement of the Plan was adopted by the Board on January 28, 2014 and shall become effective upon shareholder approval on April 22, 2014 (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2Purpose of this Plan. The purpose of this Plan is to provide a means whereby Employees develop personal involvement in the financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders.  A further purpose of this Plan is to provide a means through which the Company may attract and retain able Employees and to provide a means whereby those individuals can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.  This Plan also provides a means of compensating Directors in the form of equity as a complement to other elements of the Directors’ overall compensation program and to align their interests with those of the Company’s shareholders.

1.3Duration of this Plan. Unless sooner terminated as provided herein, this Plan shall terminate April 22, 2024.  After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

Article 2. Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1“Acquisition Awards” has the meaning set forth in Section 4.2.

2.2“Administrator” has the meaning set forth in Section 3.4.

2.3“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4“Award Agreement” means either (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof.  The Committee may provide for the use of electronic, Internet or other non-paper Award Agreements, and the use of electronic, Internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.5“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6“Board” means the Board of Directors of the Company.

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APPENDIX 1: AMENDED AND RESTATED 2009 PRAXAIR, INC. LONG TERM INCENTIVE PLAN

2.7“Change in Control” means the occurrence of any one of the following events with respect to the Company:

(a) individuals who, on January 1, 2014, constitute the Board (the “Incumbent Directors”) cease, for any reason, to constitute at least a majority of the Board, provided that any person becoming a director subsequent to January 1, 2014, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the Company proxy statement in which such person is named as a nominee for director, without objection to such nomination) shall be an Incumbent Director; provided, however, that no individual elected or nominated as a director of the Company initially as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed an Incumbent Director;

(b) any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Praxair Voting Securities”); provided, however, that the event described in this Subsection 2.7(b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any of its subsidiaries; (B) by any employee benefit plan sponsored or maintained by the Company or any of its subsidiaries; (C) by any underwriter temporarily holding securities pursuant to an offering of such securities; or (D) pursuant to a Non-Qualifying Transaction (as defined in Subsection 2.7(c));

(c) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has Beneficial Ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Praxair Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, shares into which such Praxair Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Praxair Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the Beneficial Owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale or disposition of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, to the extent an Award is subject to Code Section 409A, the Committee shall have the discretion to define Change in Control for such Award in a manner which complies with such Code Section.

2.8“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.  For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.9“Committee” means, with respect to Awards granted to (a) Employees, the Compensation and Management Development Committee of the Board, and (b) Directors, the Governance and Nominating

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APPENDIX 1: AMENDED AND RESTATED 2009 PRAXAIR, INC. LONG TERM INCENTIVE PLAN

Committee of the Board, and in each case, any other committee designated by the Board to administer this Plan with respect to Employee or Director Awards.  The Committee shall consist of not less than two directors.  However, if a member of the Committee is not an “outside director” within the meaning of Code Section 162(m) or is not a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, the Committee may, from time to time, delegate some or all of its functions under the Plan to a committee or subcommittee composed of members that meet the relevant requirements.  The term “Committee” includes any such committee or subcommittee, to the extent of the Compensation and Management Development Committee’s delegation, or the Governance and Nominating Committee’s delegation, as the case may be.  If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee, other than any actions required to be carried out by a committee of at least two “outside directors” or “non-employee directors”.

2.10“Company” means Praxair, Inc., a Delaware corporation, and any successor thereto as provided in Article 18 herein.

2.11“Covered Employee” means any Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of (a) ninety (90) days after the beginning of the Performance Period, or (b) the period prior to the date twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

2.12“Director” means any director of the Company who is not an Employee.

2.13“Effective Date” has the meaning set forth in Section 1.1.

2.14“Employee” means any individual performing services for the Company or a Subsidiary and designated as an employee of the Company or its Subsidiaries on the payroll records thereof.  An Employee shall not include any individual during any period he or she is classified or treated by the Company or its Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company or its Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company or its Subsidiary during such period.

2.15“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.16“Fair Market Value” or “FMV” means, in respect of any date on or as of which a determination thereof is being or to be made, the closing market price of a Share reported on the New York Stock Exchange Composite Transactions tape on such date, or, if no Shares were traded on such date, on the next preceding day on which sales of Shares were reported on the New York Stock Exchange Composite Transactions tape.

2.17“Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

2.18“Grant Price” means the price established at the time of grant of a SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.19“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

2.20“Insider” shall mean an individual who is, on the relevant date, an executive officer of the Company or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.21“Market Price” means, in respect of any date on or as of which a determination thereof is being or to be made, the average of the high and low prices of a Share reported on the New York Stock Exchange Composite Transactions tape on such date, or, if no Shares were traded on such date, on the next preceding day on which sales of Shares were reported on the New York Stock Exchange Composite Transactions tape.

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2.22“Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.23“Officer” means an Employee who is either (a) an “executive officer” (within the meaning of Rule 3b-7 of the Exchange Act), or (b) an “officer” elected by the Board and holding a position with a Company salary level of 18 or higher (or the future equivalent thereof).

2.24“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.25“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.26“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.27“Participant” means any Employee or a Director to whom an Award is granted.

2.28“Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees.  Any Award granted hereunder that is intended to be Performance-Based Compensation within the meaning of Code Section 162(m) shall be subject to the terms and provisions of this Plan and not the Praxair, Inc. Plan for Determining Performance-Based Awards Under Section 162(m).

2.29“Performance Goal” means, with respect to any applicable Award to an Employee, the one or more targets, goals or levels of attainment required to be achieved in terms of the specified Performance Measures during the specified Performance Period, as set forth in the related Award Agreement.

2.30“Performance Measures” means: (a) with respect to any Award to an Employee intended to qualify as Performance-Based Compensation, any one or more of the measures described in Article 12 on which the Performance Goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation; and (b) with respect to any other Award, such performance measures as determined by the Committee in its sole discretion and set forth in the applicable Award Agreement for purposes of determining the applicable Performance Goal.

2.31“Performance Period” means the period of time during which the Performance Goals must be met in order to determine the degree of payout and/or vesting with respect to an Award granted to an Employee.

2.32“Performance Unit” means an Award to an Employee under Article 9 herein and subject to the terms of this Plan, denominated in Units, the value of which at the time it is payable is determined as a function of the extent to which corresponding Performance Goal(s) has been achieved during the applicable Performance Period.

2.33“Plan” means this Amended and Restated 2009 Praxair, Inc. Long Term Incentive Plan.

2.34“Restricted Stock” means Shares issued pursuant to a Restricted Stock Grant under Article 8, so long as the Shares remain subject to the restrictions and conditions specified in the Award Agreement pursuant to which such Restricted Stock Grant is made.

2.35“Restricted Stock Grant” means an Award of Restricted Stock or Restricted Stock Units made pursuant to the provisions of Article 8.

2.36“Restricted Stock Unit” means a Unit issued pursuant to a Restricted Stock Grant under Article 8 so long as the Units remain subject to the restrictions and conditions specified in the Award Agreement.

2.37“Restriction Period” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of Performance Goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

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2.38“Share” means a share of common stock of the Company, $0.01 par value per share or any security issued by the Company in substitution or exchange therefor or in lieu thereof.

2.39“Share Equivalent” means a Unit (or fraction thereof, if authorized by the Committee) substantially equivalent to a hypothetical Share, credited to the Participant and having a value at any time equal to the FMV of a Share (or fraction thereof) at such time.

2.40“Stock Appreciation Right” or “SAR” means an Award, designated as a SAR, pursuant to the terms of Article 7 herein.

2.41“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of fifty percent (50%) or greater by reason of stock ownership or otherwise; provided, however, that (a) for purposes of determining whether any Employee can be a Participant with respect to any Award of Incentive Stock Option, the term “Subsidiary” has the meaning given to such term in Code Section 424, as interpreted by the regulations thereunder and applicable law; and (b) for purposes of determining whether any individual may be a Participant with respect to any Award of Options or SARs that are intended to be exempt from Code Section 409A, the term “Subsidiary” means any corporation or other entity to which the Company is an “eligible issuer of service recipient stock” within the meaning of Code Section 409A.

2.42“Unit” means a bookkeeping entry used by the Company to record and account for the grant or settlement of an Award until such time as the Award is paid, canceled, forfeited or terminated, as the case may be, which, except as otherwise specified by the Committee, shall be equal to one Share Equivalent.

Article 3. Administration

3.1General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan.  The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals.  All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to, or in connection with, this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper.  Such authority shall include, but not be limited to, (a) selecting Participants, (b) establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, (c) granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, (d) construing any ambiguous provision of the Plan or any Award Agreement, (e) determining whether, to what extent and under what circumstances and method or methods (1) Awards may be (A) settled in cash, Shares, other securities, other Awards or other property, (B) exercised or (C) canceled, forfeited or suspended, (2) Shares, other securities, other Awards or other property, and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant thereof or of the Committee, and (3) Awards may be settled by the Company or any of its designees, and (f) subject to Article 16 adopting modifications and amendments to this Plan or any Award Agreement, including, without limitation, any that are necessary to comply with the laws, rules or regulations of the countries and other jurisdictions in which the Company and/or its Subsidiaries operate or to accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised.

3.3Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan.  The Committee may, by resolution, authorize the Chief Executive Officer of the Company (the “CEO”) or any other officer of the Company, to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such

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responsibilities for any Awards to be granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards the CEO or officer may grant; and (iii) the CEO or officer, as applicable, shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

3.4Indemnification. No member of the Committee or any person to whom administrative duties or powers have been delegated in accordance with Section 3.3 (each, an “Administrator”) will have any liability to any person (including any Participant) for any action taken or omitted or any determination made in good faith with respect to the Plan or any Award.  Each Administrator will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Administrator in connection with or resulting from any action, suit or proceeding to which such Administrator may be a party or in which such Administrator may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and against and from any and all amounts paid by such Administrator, with the Company’s approval, in settlement thereof, or paid by such Administrator in satisfaction of any judgment in any such action, suit or proceeding against such Administrator, provided that the Company will have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company will have sole control over such defense with counsel of the Company’s choice.  To the extent any taxable expense reimbursement under this paragraph is subject to Section 409A of the Code, (a) the amount thereof eligible in one taxable year shall not affect the amount eligible in any other taxable year; (b) in no event shall any expenses be reimbursed after the last day of the taxable year following the taxable year in which the Administrator incurred such expenses; and (c) in no event shall any right to reimbursement be subject to liquidation or exchange for another benefit.  The foregoing right of indemnification will not be available to an Administrator to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Administrator giving rise to the indemnification claim resulted from such Administrator’s bad faith, fraud or willful misconduct.  The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which an Administrator may be entitled under the Company’s certificate of incorporation or by-laws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

Article 4. Shares Subject to this Plan and Maximum Awards

4.1 Number of Shares Available for Awards. Subject to adjustment as provided in Section 4.5, the total number of Shares that may be issued pursuant to Awards under this Plan on or after April 25, 2017 (the “Amendment Effective Date”) is 8,000,000 Shares, plus the number of authorized Shares remaining available from the 8,000,000 Shares authorized for grant under the terms of this Plan immediately prior to the Amendment Effective Date and any additional Shares that become available for issuance under the Plan in accordance with Section 4.2 (including, for the avoidance of doubt, under Awards granted under this Plan prior to the Amendment Effective Date) (the “Share Authorization”).  The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.  The maximum number of Shares of the Share Authorization that may be issued pursuant to ISOs under this Plan following the Amendment Effective Date shall be 8,000,000 Shares.  The maximum number of Shares of the Share Authorization that may be issued under this Plan pursuant to Awards other than Options or SARs following the Amendment Effective Date shall be 2,600,000 Shares.

4.2Share Usage. Shares subject to an Award that expires according to its terms or is forfeited, terminated, canceled or surrendered, in each case, without having been exercised or settled, or can be paid only in cash, will be available again for grant under the Plan, without reducing the number of Shares that are available for Awards under the Plan.  In no event shall (a) any Shares subject to an Option that is cancelled upon the exercise of a tandem SAR, (b) any Shares subject to an Award that are surrendered in payment of the exercise price of an Option or in payment of the taxes associated with an Award, (c) any Shares subject to a SAR that are not issued in connection with the stock settlement of the SAR upon exercise thereof, or (d) any Shares repurchased by the Company using Option proceeds, become available for grant under the Plan pursuant to this Section.  Shares subject to awards that are assumed, converted or substituted under the Plan as a result of the Company’s acquisition of another company (including by way of merger, combination or similar transaction) (“Acquisition Awards”) will not count against the Share Authorization.  Available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and do not reduce the Share Authorization, subject to applicable stock exchange requirements.  Notwithstanding the foregoing, in no event shall Shares underlying

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any underwater Option that is voluntarily surrendered by a Participant become available for grant under the Plan pursuant hereto.

4.3Annual Award Limits. The following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”), as adjusted pursuant to Section 4.5, shall apply to grants of Awards to Employees under this Plan, whether or not such Awards are intended to qualify as Performance-Based Compensation:

(a)Options and SARS: The maximum aggregate number of Shares subject to Options, SARs or any combination thereof granted in any one calendar year to any one Participant shall be 2,000,000 (with tandem Options and SARs being counted only once with respect to this limit).

(b)Other Awards Intended to be Performance-Based Compensation: The maximum aggregate number of Shares subject to Awards of Restricted Stock, Restricted Stock Units, Performance Units or Other Stock-Based Compensation that are intended to be Performance-Based Compensation granted in any one calendar year to any one Participant shall be 300,000 Shares or, in the event such Award is payable in cash, the equivalent cash value thereof on the first day of the performance period to which such Award relates, as determined by the Committee.

4.4Director Awards. In order to retain and compensate Directors for their services, and to strengthen the alignment of their interests with those of the shareholders of the Company, the Plan permits the grant of stock-based awards to Directors.  Aggregate compensation (including Awards) to any one Director in respect of any calendar year, solely with respect to his or her service as a Director, may not exceed $750,000, with the value of any Awards hereunder based on the Fair Market Value of stock-based Awards, determined as of the Grant Date.

4.5Adjustments in Authorized Shares. In the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, other distribution of cash or property (other than normal cash dividends) to shareholders of the Company, stock split, reverse stock split, split up, spin-off, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure affecting the number or type of outstanding Shares, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards (including, without limitation, the substitution of other securities, cash or property in lieu thereof), the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

To further reflect any of the foregoing events, transactions or adjustments, the Committee, in its sole discretion, may also make adjustments in the terms of any Awards under this Plan and may modify any other terms of outstanding Awards, including modifications of Performance Goals and changes in the length of Performance Periods, as it deems necessary or appropriate.  The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

Subject to the provisions of Article 16 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan in a manner consistent with FASB ASC Topic 718).

Article 5. Eligibility and Participation

Only Employees and Directors shall be eligible to participate in this Plan. Subject to the provisions of this Plan, the designated Committee may, from time to time, select those Employees or Directors to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award; provided, however, that no Award made to a Director shall be subject to or conditioned upon the attainment of any Performance Goal.

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Article 6. Stock Options

6.1Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion.  Options may be granted in addition to, or in tandem with or independent of, SARs or any other Awards under the Plan.

6.2Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the term of the Option, the number of Shares to which the Option pertains, the conditions, including any Performance Goals, upon which an Option shall become vested and exercisable, and such other terms and conditions as the Committee shall determine which are not inconsistent with the terms of this Plan.  The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.  To the extent that an Award Agreement does not specify whether the Option is intended to be an ISO or an NQSO, such Option shall be an NQSO.

6.3Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price (other than the Option Price of Acquisition Awards) must be at least equal to 100% of the FMV of the Shares as determined on the Grant Date.

6.4Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the day before the tenth (10th) anniversary of its Grant Date.

6.5Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.  Except upon a Change in Control and in certain limited situations (including, but not limited to, the death or disability of the Participant): (a) Awards of Options subject solely to the continued service of the Participant shall become exercisable no earlier than three (3) years after the Grant Date, provided that such Option may partially vest after no less than one (1) year following such Grant Date; and (b) any other Award of Options shall become exercisable no earlier than one (1) year after the Grant Date.

6.6Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price.  The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Market Price at the time of exercise equal to the Option Price (provided that the Shares that are tendered may be subject to a minimum holding period, as determined by the Committee in its discretion, prior to their tender to satisfy the Option Price if acquired under this Plan or any other compensation plan maintained by the Company or have been purchased on the open market); (c) by having the Company withhold Shares that otherwise would be delivered to the exerciser pursuant to the exercise of the Option having a value equaling the aggregate Option Price due; (d) by a cashless (broker-assisted) exercise; (e) by a combination of (a), (b), (c) and/or (d); or (f) any other method approved or accepted by the Committee in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating

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to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

Article 7. Stock Appreciation Rights

7.1Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee, in its sole discretion.  Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.  SARs may be granted under the Plan alone, in tandem with, in addition to or independent of, Options or any other Awards under the Plan.

7.2SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, the number of Shares to which the SAR pertains, the conditions, including any Performance Goals, upon which the SAR shall become vested and exercisable, and such other terms and conditions as the Committee shall determine, which are not inconsistent with the terms of this Plan.

7.3Term of SAR. The term of a SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and specified in the SAR Award Agreement; provided, however, no SAR shall be exercisable later than the tenth (10th) anniversary of its Grant Date.

7.4Grant Price. The Grant Price for each Award of a SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price must be at least equal to 100% of the FMV of the Shares as determined on the Grant Date (other than the Grant Price of Acquisition Awards).

7.5Exercise of SARs. SARs granted under this Article 7 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.  Except upon a Change in Control and in certain limited situations (including, but not limited to, the death or disability of the Participant): (a) Awards of SARs subject solely to the continued service of the Participant shall become exercisable no earlier than three (3) years after the Grant Date provided that such SAR may partially vest after no less than one (1) year following such Grant Date; and (b) any other Award of SARs shall become exercisable no earlier than one (1) year after the Grant Date.  The Committee may provide that a SAR shall be automatically exercised on one or more specified dates.

7.6Payment of SARs. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)The excess of the FMV of a Share on the date of exercise over the Grant Price; by

(b)The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon exercise of a SAR may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion.  The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

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Article 8. Restricted Stock Grants

8.1Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Restricted Stock Grants to Participants in such amounts as the Committee shall determine.  A Restricted Stock Grant is the issue of Shares or Units in the name of a Participant subject to such terms and conditions as the Committee shall deem appropriate, including, without limitation, restrictions on the sale, assignment, transfer or other disposition of such Shares or Units and the requirement that the Participant forfeit such Shares or Units back to the Company (a) upon termination of employment of an Employee or termination of service as a Director for specified reasons within a specified period of time; (b) if any specified Performance Goals are not achieved during a specified Performance Period; or (c) if such other conditions as the Committee may specify are not satisfied.

8.2Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock Grant shall be evidenced by an Award Agreement that shall specify the Restriction Period(s), the number of Shares of Restricted Stock and/or Restricted Stock Units granted, the conditions and restrictions imposed upon the Restricted Stock Grant, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

8.3Restriction Period. Each Restricted Stock Grant shall provide that in order for a Participant to receive unrestricted Shares or payment in settlement of a Restricted Stock Unit, the Participant must remain an Employee or a Director, as the case may be, for a period of time specified by the Committee in the Award Agreement.  The Committee may also establish one or more Performance Goals that are required to be achieved during one or more Performance Periods within the Restriction Period as a condition to the lapse of restrictions of Awards to Employees.  Except upon a Change in Control and in certain limited situations (including, but not limited to, the death or disability of the Participant): (a) Except as provided in clause (c) of this Section 8.3, Awards of Restricted Stock and/or Restricted Stock Units subject solely to the continued service of the Participant shall have a Restriction Period of not less than three (3) years from the Grant Date; (b) Awards to Employees of Restricted Stock and/or Restricted Stock Units subject to the achievement of one or more Performance Goals shall have a minimum Restriction Period of one (1) year; and (c) Awards of Restricted Stock and/or Restricted Stock Units subject solely to the continued service of a Director shall have such Restriction Period as the Committee shall determine; provided, however, that the aggregate number of Shares subject to Restricted Stock or Restricted Stock Unit Awards granted to Directors under clause (c) of this Section 8.3 with a vesting period of less than three (3) years shall not exceed five percent (5%) of the 2,600,000 Share Authorization under Section 4.1 of this Plan applicable to Awards other than Options or SARs, as may be adjusted from time to time pursuant to the provisions of this Plan.  The Committee may provide for the lapse of restrictions in installments during the Restriction Period.

8.4Restrictions. During the Restriction Period, the Participant may not sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of or realize on the Shares or Units subject to the Restricted Stock Grant.  Unless otherwise directed by the Committee, (i) all certificates representing Shares of Restricted Stock will be held in custody by the Company until all restrictions thereon have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares, or (ii) all uncertificated Shares of Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Shares of Restricted Stock.  The Committee may, in its sole discretion, include such other restrictions and conditions as it may deem appropriate.

8.5Payment. Subject to Section 12.4 below, if applicable, upon expiration of the Restriction Period and if all conditions have been satisfied and any applicable Performance Goals attained, the Shares of Restricted Stock will be made available to the Participant or the Restricted Stock Units will be vested in the account of the Participant, free of all restrictions, provided that the Committee may, in its discretion, require (a) the further deferral of any Restricted Stock Grant beyond the initially specified Restriction Period; (b) that the Restricted Stock or Restricted Stock Units be retained by the Company; and (c) that the Participant receive a cash payment in lieu of unrestricted Shares or Units.

8.6Rights as a Shareholder. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, the Participant shall have, with respect to shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and receive any dividends paid thereon.  Any such dividends shall be reinvested on the dividend payment date in additional Shares of

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Restricted Stock under the Restricted Stock Grant and shall be subject to the restrictions and other terms and conditions set forth therein.  A Participant shall not have, with respect to Restricted Stock Units, any voting or other rights of a shareholder of the Company; provided, however, that if determined by the Committee and set forth in the Participant’s Award Agreement, the Participant shall have the right to receive Dividend Equivalents in accordance with the provisions of Article 13.

8.7Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b).  If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

8.8Restricted Stock Grants Intended to be Performance-Based Compensation. Restricted Stock Grant that is intended to be Performance-Based Compensation shall also be subject to the terms and conditions of Article 12 below and the termination provisions in the Award Agreement shall comply with the requirements of Code Section 162(m) (including any regulations, rulings, notices and procedures thereunder).

Article 9. Performance Units

9.1Grant of Performance Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units to Employees in such amounts and upon such terms as the Committee shall determine.  Each Performance Unit shall represent the prospective contingent right to receive payment based upon Company and/or Subsidiary performance over a specified Performance Period.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant and need not be equivalent to the value of a Share Equivalent.  At the time of grant, the Committee, in its sole discretion, shall establish the Performance Period, Performance Measures, Performance Goals and such other terms and conditions applicable to such Award.  The number of Shares and/or the amount of cash or other consideration earned in settlement of a Performance Unit shall be determined at the end of the Performance Period.  Any Performance Unit that is intended to be Performance-Based Compensation shall also be subject to the terms and conditions of Article 12 below and the termination provisions in the Award Agreement shall comply with the requirements of Code Section 162(m) (including any regulations, rulings, notices and procedures thereunder).

9.2Earning of Performance Units. Each Performance Unit Award Agreement shall provide that in order for an Employee to receive a payment in settlement of the Award, the Company must achieve certain Performance Goals over a designated Performance Period, with attainment of one or more Performance Goals determined using one or more specific Performance Measures.  The Performance Goals and the Performance Period shall be established by the Committee in its sole discretion; provided, however, that except upon a Change in Control and in certain limited situations (including, but not limited to, the death or disability of the Participant), the Performance Period must have a minimum duration of one (1) year.  The Committee shall establish one or more Performance Measures for each Performance Period for determining the portion of the Performance Unit Award, which will be earned or forfeited, based on the extent to which the Performance Goals are achieved or exceeded.  Such Performance Goals may include minimum, maximum and target levels of performance, with the size of the payment payable in settlement of the Performance Unit Award based on the level attained.

9.3Form of Performance Unit Award. Performance Unit Awards shall be made on such terms and conditions not inconsistent with the Plan, and in such form or forms, as the Committee may, from time to time, approve.  Performance Units may be awarded alone, in addition to, or independent of other Awards under the Plan.  Subject to the terms of the Plan, the Committee shall, in its discretion, determine the number of Units subject to each Performance Unit Award made to an Employee and may impose different terms and conditions on any particular Performance Unit Award made to any Employee.  The Performance Goals, Performance Period or Periods, Performance Measures and other terms and conditions applicable to any Performance Unit Award shall be set forth in the relevant Award Agreement.

9.4Payment of Performance Units. Subject to the terms of this Plan and the applicable Award Agreement, after the later of the date the applicable Performance Period has ended or the date on which any other terms and conditions applicable to such Performance Unit Award have been satisfied, the holder of

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Performance Units shall be entitled to receive payout of the value and number of Performance Units earned by the Employee over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.  Subject to Section 12.4 below, if applicable, such payment shall be as determined by the Committee and as evidenced in the Award Agreement.  Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units in the form of Shares, cash, any combination thereof, or any other form as designated by the Committee in its sole discretion, equal to the value of the earned Performance Units at the close of the applicable Performance Period, or at such other time as specified in the Award Agreement. Any Shares paid in settlement of such Performance Units may be granted subject to any restrictions deemed appropriate by the Committee.  The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the applicable Award Agreement.

Article 10. Other Stock-Based Awards

10.1Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including, subject to the limitations below, the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine.  Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.  Notwithstanding any provision in this Plan to the contrary, Awards of unrestricted Shares shall only be made in lieu of salary and/or cash bonuses/variable compensation paid to Employees or cash fees paid to Directors.

10.2Value of Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of Shares or Units, as determined by the Committee.  The Committee may, in its discretion, establish Performance Goals with respect to any Other Stock-Based Awards.  If the Committee exercises its discretion to establish Performance Goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant may depend on the extent to which the Performance Goals are met.

10.3Payment of Other Stock-Based Awards. Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

10.4Other Stock-Based Awards Intended to be Performance-Based Compensation. Any Other Stock-Based Award that is intended to be Performance-Based Compensation shall also be subject to the terms and conditions of Article 12 below and the termination provisions in the Award Agreement shall comply with the requirements of Code Section 162(m) (including any regulations, rulings, notices and procedures thereunder).

Article 11. Transferability of Awards

No Award under the Plan, and no right or interest therein, shall be (a) assignable, alienable, pledgable or transferable by a Participant, except by will or the laws of descent and distribution, or (b) subject to any obligation, or the lien or claims of any creditor, of any Participant, or (c) subject to any lien, encumbrance or claim of any party made in respect of or through any Participant, however arising.  During the lifetime of a Participant, Options and SARs are exercisable only by, Shares issued upon the exercise of Options and SARs or in settlement of other Awards will be issued only to, and other payments in settlement of any Award will be payable only to, the Participant or his or her legal representative. Notwithstanding the foregoing, the Committee may, in its sole discretion and on and subject to such terms and conditions as it shall deem appropriate, which terms and conditions shall be set forth in the related Award Agreement: (i) authorize a Participant to transfer all or a portion of any Nonqualified Stock Option or SAR, as the case may be, granted to such Participant, provided that in no event shall any transfer be made to any person or persons other than such Participant’s spouse, children or grandchildren, or a trust or partnership for the exclusive benefit of one or more such persons, which transfer must be made as a gift and without any consideration; and (ii) provide for the transferability of a particular grant or Award pursuant to a domestic relations order.  All other transfers and any retransfer by any permitted transferee are prohibited and any such purported transfer shall be null and void.  Each Nonqualified Stock Option or SAR which becomes the subject of a permitted transfer (and the Participant

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to whom it was granted by the Company) shall continue to be subject to the same terms and conditions as were in effect immediately prior to such permitted transfer.  The Participant shall remain responsible to the Company for the payment of all withholding taxes incurred as a result of any exercise of such Option or SAR.  In no event shall any permitted transfer of an Option, SAR or other grant or Award create any right in any party in respect of any Option, SAR or other grant or Award, other than the rights of the qualified transferee in respect of such Option, SAR or other Award specified in the related Award Agreement.

Article 12. Performance Measures

12.1Performance Measures. The Performance Goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)	Net earnings or net income (before or after taxes);

(b)	Earnings per share (basic or diluted);

(c)	Net sales;

(d)	Revenue growth;

(e)	Operating profit;

(f)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(g)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(h)	Earnings before or after taxes, interest, depreciation, and/or amortization;

(i)	Gross or operating margin

(j)	Productivity ratios;

(k)	Share price (including, but not limited to, growth measures and total shareholder return);

(l)	Expense targets;

(m)	Margins;

(n)	Operating efficiency;

(o)	Market share;

(p)	Working capital targets;

(q)	Economic value added or EVA (net operating profit after tax minus the sum of capital multiplied by the cost of capital); and

(r)	Objective safety measures.

Any Performance Measure(s) may be used to measure the performance of the Company and/or its Subsidiary as a whole or any business unit of the Company and/or its Subsidiary or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Committee may select Share price as a Performance Measure as compared to various stock market indices.  The Committee also has the authority to provide in an Award

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Agreement for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Measures specified in this Article 12, subject to compliance with Section 162(m) of the Code, to the extent an Award is intended to be Performance-Based Compensation.

Except as otherwise expressly provided in the Plan or an Award Agreement, all financial terms are used as defined under Generally Accepted Accounting Principles or such other objective accounting principles, as may be designated by the Committee.

12.2Establishment of the Performance Period, Performance Goals and Formula. Except as otherwise required under applicable law, rule or regulation, a Participant’s Award that is intended to be Performance-Based Compensation shall be determined based on the attainment of written objective Performance Goals approved by the Committee for a Performance Period established by the Committee (i) while the outcome for that Performance Period is substantially uncertain and (ii) no more than 90 days after the commencement of the Performance Period to which the Performance Goal relates or, if less, the number of days which is equal to 25% of the relevant Performance Period.  At the same time as the Performance Goals are established, the Committee will prescribe a formula to determine the amount of Performance-Based Compensation under the Award that may be payable based upon the level of attainment of the Performance Goals during the Performance Period.

12.3Evaluation of Performance. The Committee may provide at the time of any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs and impairments; (b) gain/loss on sale of assets; (c) litigation or claim judgments or settlements (including insurance proceeds); (d) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (e) any reorganization and restructuring programs; (f) extraordinary nonrecurring items as described in FASB ASC Topic 105 (or such other applicable accounting principle, as may be designated by the Committee) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders and/or other public filings for the applicable year; (g) acquisitions or divestitures; (h) foreign exchange gains and losses; and (i) the effect of any materially adverse and unforeseen market conditions beyond the control of the Company and its Subsidiaries, Employees, officers and directors.  To the extent such inclusions or exclusions affect Awards to Covered Employees that are intended to be Performance-Based Compensation, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

12.4Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward.  The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

12.5Committee Discretion. In the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 12.1.

Article 13. Dividend Equivalents

Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares or Share Equivalents that are subject to any Award (other than Options and SARs), to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests, settled or expires, as determined by the Committee (“Dividend Equivalents”).  Except as otherwise provided in the Plan or the applicable Award Agreement, such Dividend Equivalents shall be converted to cash or additional Shares or Share Equivalents by such formula, at such time and subject to such limitations as may be determined by the Committee; provided, however, that in no event shall any Dividend Equivalents become payable earlier than the date on which the underlying Award becomes vested and payable.

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Article 14. Termination of Employment or Service as a Director

14.1Stock Options and SARs. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise an Option or SAR following termination of, as the case may be, (a) an Employee’s employment with the Company and/or its Subsidiaries or (b) a Director’s service as a director of the Company.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options and SARs issued under this Plan, and may reflect distinctions based on the reasons for termination.

14.2Restricted Stock Grant, Performance Units and Other Stock-Based Awards. The Award Agreement for each Restricted Stock Grant, Performance Unit and Other Stock-Based Award shall set forth the extent to which such Award shall vest and/or may be forfeited upon termination of, as the case may be, (a) the Employee’s employment with the Company and/or its Subsidiaries or (b) Director’s service as a director of the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all such Awards, and may reflect distinctions based on the reasons for termination. Notwithstanding the foregoing, to the extent a Restricted Stock grant, Performance Unit or Other Stock-Based Award is intended to be Performance-Based Compensation, the termination provisions in the Award Agreement shall comply with the requirements of Code Section 162(m) (including any regulations, rulings, notices and procedures thereunder).

Article 15. Rights of Participants

15.1Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company and/or its Subsidiaries, to terminate any Employee’s employment at any time or for any reason not prohibited by law, nor confer upon any Employee any right to continue his employment, or upon any Director a right to continue to serve as a Director, for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company and/or its Subsidiaries for an Employee or a contract for service as a director with the Company for a Director and, accordingly, subject to Article 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company and/or its Subsidiaries.

15.2Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

15.3Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 16. Change in Control

The Committee, in its sole discretion, may specify in the applicable Award Agreement the effect, if any, of a Change in Control on any Award held by a Participant, including the adjustment or other treatment of Performance Goals; provided, however, that any such provision included in an Award Agreement granted to a Participant who is at the time an Officer shall specify that if (i) a Change in Control occurs and (ii) within two (2) years thereafter (or such other period of time following the Change in Control specified in the applicable Award Agreement), such Officer’s employment with the Company (or an applicable Subsidiary) or any successor thereto is terminated without “cause” (as defined in the applicable Award Agreement) or if the Officer terminates employment for “good reason” (as defined in the applicable Award Agreement), then such Award shall become partially or fully vested (including the lapsing of restrictions and conditions) and, as applicable, exercisable as of the date of such termination of employment.

Notwithstanding the foregoing, the Committee may, in its sole discretion, determine in connection with a Change in Control that any or all outstanding Awards granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination, the holder of such Award may receive for each Share subject to such Awards a cash payment (or the delivery of shares of stock,

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other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by shareholders of the Company in respect of a Share in connection with such transaction and the purchase price per share, if any, under the Award, multiplied by the number of Shares subject to such Award; provided that if such product is zero or less, the Award will be canceled and terminated without payment therefor.

Article 17. Amendment, Modification, Suspension, and Termination

17.1Amendment, Modification, Suspension, and Termination. Subject to Section 17.2, the Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part without approval of the Company’s shareholders, unless such approval is necessary to comply with applicable laws, including the Exchange Act and the Code, or the rules and regulations of any securities exchange on which the Shares are listed. In no event may the Board amend the Plan without the prior approval of the Company’s shareholders to (a) increase the maximum number of Shares which may be issued pursuant to the Plan; (b) increase any limitation set forth in the Plan on the number of Shares which may be issued, or the aggregate value of Awards which may be made, in respect of any type of Award to any single Participant during any specified period; (c) change the class of individuals eligible to participate in the Plan; (d) reduce the minimum Option Price or the minimum SAR Grant Price as set forth in Sections 6.3 and 7.4; or (e) reduce the minimum vesting period, Restriction Period or Performance Period requirements applicable to Awards under the Plan.  Furthermore, except as provided in Sections 4.5 and 16.1, in no event may the terms of a previously granted Option or SAR be amended to reduce its Option Price or Grant Price, as applicable, or to cancel the Award in exchange for cash or an Option, SAR, or other Award with an Option Price, Grant Price or other exercise price that is less than the Option Price or Grant Price, as applicable, of the original Option or SAR, without obtaining approval of the Company’s shareholders.

17.2Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 17.3), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

17.3Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 17.3 to any Award granted under the Plan without further consideration or action.

Article 18. Tax Withholding; No Liability with Respect to Tax Qualification or Adverse Tax Treatment

All Awards under the Plan will be made subject to any applicable withholding for taxes of any kind. The Company shall have the right to deduct from any amount payable under the Plan, including delivery of Shares to be made under the Plan, all federal, state, city, local or foreign taxes of any kind required by law to be withheld with respect to such payment and to take such other actions as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.  The Company shall have the right to require a Participant to pay cash to satisfy withholding taxes as a condition to the payment of any amount (whether in cash or Shares) under the Plan.

Notwithstanding anything to the contrary contained herein, in no event shall the Company be liable to a Participant on account of an Award’s failure to (a) qualify for favorable United States or foreign tax treatment or (b) avoid adverse tax treatment under United States or foreign law, including, without limitation, Section 409A of the Code.

Article 19. Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect

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purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 20. General Provisions

20.1Forfeiture Events and Clawback. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events may include, but shall not be limited to, any Participant’s fraud resulting in the restatement of the Company’s published earnings, termination of an Employee’s employment or a Director’s service as a director for cause, termination of the Participant’s provision of services to the Company and/or its Subsidiary, violation of material Company and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries.  In addition, Awards shall be subject to the clawback or recapture policy, if any, that the Company may adopt from time to time to the extent provided in such policy and, in accordance with such policy, may be subject to the requirement that the Awards be repaid to the Company after they have been distributed or paid to the Participant.

20.2Legend; Restrictions on Share Transferability; Stock Ownership Policy. The certificates for Shares may include any legend, which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.  The Committee may impose such restrictions on any Shares acquired pursuant to an Award as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.  In addition, as applicable, each Participant shall at all times be subject to compliance with the Company’s Executive Stock Ownership Policy, as in effect from time to time, with respect to each Award.

20.3Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

20.4Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.5Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

20.6Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)

Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

20.7Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20.8Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

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20.9Employees or Directors Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company and/or its Subsidiaries operate or have Employees or in which Directors may reside, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Subsidiaries shall be covered by this Plan;

(b)	Determine which Employees or Directors outside the United States are eligible to participate in this Plan;

(c)	Modify the terms and conditions of any Award granted to Employees or Directors outside the United States to comply with applicable foreign laws;

(d)

Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable.  Any subplans and modifications to Plan terms and procedures established under this Section 20.9 by the Committee shall be attached to this Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

20.10Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

20.11Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries may make to aid it in meeting its obligations under this Plan.  Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual.  To the extent that any individual acquires a right to receive payments from the Company and/or its Subsidiaries under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or a Subsidiary, as the case may be.  All payments to be made hereunder shall be paid from the general funds of the Company or a Subsidiary, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

20.12No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. To the extent settlement or payout of an Award would result in a fractional Share being issuable, the number of Shares subject to settlement or payout under such Award shall be rounded down to the nearest whole Share and any rights to any fractional Shares (or payment therefor) shall be forfeited.

20.13Section 409A of the Code; Deferrals. The Committee shall have full authority to give effect to any statement in an Award Agreement to the effect that an Award is intended to be “deferred compensation” subject to Section 409A, to be exempt from Section 409A or to have other intended treatment under Section 409A and/or other provision of the Code.  To the extent necessary to give effect to this authority, in the case of any conflict or potential inconsistency between the Plan and a provision of any Award or Award Agreement with respect to the subject matter of this section, the Plan shall govern. With respect to any Award made under the Plan that is intended to be “deferred compensation” subject to Section 409A: (a) references to termination of the Participant’s employment will mean the Participant’s “separation from service” with the Company or any applicable Subsidiary within the meaning of Section 409A; (b) any payment to be made with respect to such Award in connection with the Participant’s separation from service with the Company or any applicable Subsidiary that would be subject to the limitations in Section 409A(a)(2)(b) of the Code shall be delayed until six months after the Participant’s separation from service (or earlier death) in accordance with the requirements of Section 409A; (c) to the extent necessary to comply with Section 409A, any cash, other securities, other Awards or other property that the Company may deliver in lieu of Shares in respect of an Award shall not have

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the effect of deferring delivery or payment beyond the date on which such delivery or payment would occur with respect to the Shares that would otherwise have been deliverable (unless the Committee elects a later date for this purpose in accordance with the requirements of Section 409A); (d) if the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the regulations promulgated under the Code), the Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment; and (e) if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the regulations promulgated under the Code), the Participant’s right to the dividend equivalents shall be treated separately from the right to other amounts under the Award.

To the extent permitted by Code Section 409A, the Committee may, whether at the time of grant or at any time thereafter prior to payment or settlement, require a Participant to defer, or permit (subject to such conditions as the Committee may from time to time establish) a Participant to elect to defer, receipt of all or any portion of any payment of cash or Shares that would otherwise be due to such Participant in payment or settlement of any Award under the Plan.  If any such deferral is required by the Committee (or is elected by the Participant with the permission of the Committee), the Committee shall establish rules and procedures for payment of such deferrals.  The Committee may provide for the payment or crediting of interest, at such rate or rates as it shall in its discretion deem appropriate, on such deferred amounts credited in cash and the payment or crediting of Dividend Equivalents in respect of deferred amounts credited in Share Equivalents or Restricted Stock Units.  Deferred amounts may be paid in a lump sum or in installments in the manner and to the extent permitted, and in accordance with rules and procedures established by the Committee.  This Section shall not apply to any grant of Options or SARs that are intended to be exempt from Code Section 409A.

20.14Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant or Participants.

20.15No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or a Subsidiary to take any action which such entity deems to be necessary or appropriate.

20.16Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Connecticut, excluding any conflict of laws or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.  Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Connecticut, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

20.17Right of Offset. Except with respect to Awards that are intended to be “deferred compensation” subject to Section 409A, the Company will have the right to offset against its obligation to deliver Shares (or cash, other securities or other property) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement.

20.18No Third Party Beneficiaries. Except as expressly provided therein, neither the Plan nor any Award Agreement will confer on any person other than the Company and the Participant of any Award any rights or remedies thereunder.  The exculpation and indemnification provisions of Section 3.4 will inure to the benefit of an Administrator’s estate and beneficiaries and legatees.

20.19Plan Headings. The headings in the Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

Praxair, Inc.	1-21

IF YOU WISH TO VOTE BY INTERNET OR TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW PROXY VOTING INSTRUCTIONS VOTE BY INTERNET -www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 24, 2017. Have your proxy PRAXAIR, INC. card in hand when you access the web site and follow the instructions to obtain your 10 RIVERVIEW DRIVE records and to create an electronic voting instruction form. DANBURY, CT 06810 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 24, 2017. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. E20528-P87713. FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL PRAXAIR, INC. 1. Election of Directors. The Board of Directors recommends a vote "FOR" the nominees listed below. For Against Abstain Nominees 1a. Stephen F. Angel ! ! ! The Board of Directors recommends that you vote "FOR" PROPOSALS 2, 3 and 5 and “FOR“ the 1 Year alternative in Item 4. 1b. Oscar Bernardes ! ! ! For Against Abstain 1c. Nance K. Dicciani ! ! ! 2. To ratify the appointment of the Independent Auditor ! ! ! 3. To approve, on an advisory and non-binding basis, the 1d. Edward G. Galante ! ! ! compensation of Praxair’s Named Executive Officers as ! ! ! disclosed in the 2017 Proxy Statement 1e. Raymond W. LeBoeuf ! ! ! 1 Year 2 Years 3 Years Abstain 4. To recommend, on an advisory and non-binding basis, 1f. Larry D. McVay ! ! ! ! ! ! ! the frequency of holding future advisory votes on Named Executive Officer compensation 1g. Martin H. Richenhagen For Against Abstain ! ! ! 5. To approve amendments to the Amended and Restated 1h. Wayne T. Smith ! ! ! 2009 Praxair, Inc. Long Term Incentive Plan and to approve ! ! ! Section 162(m) performance measures under the Plan 1i. Robert L. Wood ! ! ! In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any Have written comments or change of address on this card ! adjournment or postponement thereof. Consent to future electronic delivery of the Annual Report/ ! ! Proxy Statement (see explanation in the Proxy Statement) Yes No Please be sure to sign and date this Proxy in the box below. Please sign name exactly as it appears on this card. Joint owners should each sign. Attorneys, trustees, executors, administrators, custodians, guardians or corporate officers should give full title.

ANNUAL MEETING OF SHAREHOLDERS — April 25, 2017 AT 11:00 A.M. THE RITZ-CARLTON WESTCHESTER HOTEL, WHITE PLAINS, NEW YORK IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE NOTE: * Only shareholders, and the invited guests of Praxair, will be granted admission to the Annual Meeting. * To assure admittance: – If you hold shares of Praxair, Inc. common stock through a broker, bank or other nominee, please bring a copy of your broker, bank or nominee statement evidencing your ownership of Praxair common stock as of the March 1, 2017 record date – Please bring a photo ID, if you hold shares of record as of March 1, 2017, including shares in certificate or book form or in the Praxair, Inc. Dividend Reinvestment and Stock Purchase Plan (“DRISP”) – Please bring your Praxair ID if you are an employee shareholder * The Annual Meeting will start promptly at 11:00 A.M. on Tuesday, April 25, 2017. DIRECTIONS TO THE HOTEL From North of White Plains: Take the Taconic State Parkway South. Continue on the Sprain Brook Parkway South (signs for New York City/Sprain Parkway). Take the exit on the left onto the Cross Westchester Expressway/I-287 E toward White Plains. Take exit 5 for RT-100 S/RT-119 E toward White Plains. Merge onto RT-100 S/RT-119 S/Tarrytown Road/White Plains Road. Continue to follow RT-119 S as it becomes Main Street. Turn left on Renaissance Square to arrive at the hotel. From South of White Plains: Head north on Post Road/RT-22/White Plains Road toward Drake Road. Continue to follow Post Road/RT-22. Turn left at Court Street. Court Street turns into Renaissance Square, where hotel is located, or Take the Hutchinson River Parkway North to Exit 23N- Mamaroneck Avenue toward White Plains. Take Mamaroneck Avenue approximately 4 miles to Martine Avenue. Turn left on Martine Avenue and make the first right turn onto Court Street.  Court Street turns into Renaissance Square, where the hotel is located. From Connecticut: Take I-95 S toward New York City, entering New York. Take exit 21 to merge onto Cross Westchester Expressway/I-287 W toward White Plains/Tappan Zee Bridge. Take exit 8 to merge onto Westchester Avenue toward White Plains/Westchester Mall Pl. Turn left at S Broadway/RT-22 S. Make a slight right turn at Martine Avenue. Turn right at Court Street. Court Street turns into Renaissance Square, where the hotel is located. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 25, 2017: THE PROXY STATEMENT AND 2016 FORM 10-K AND ANNUAL REPORT ARE NOW AVAILABLE FOR VIEWING AND DOWNLOADING AT: 2016 Form 10-K and Annual Report: www.praxair.com/annualreport 2017 Notice of Meeting and Proxy Statement: www.praxair.com/proxy Save Praxair future postage and printing expense by consenting to receive future annual reports and proxy statements on the Internet. Whether you vote by Internet, by telephone or by mail, you will be given an opportunity to consent to future electronic delivery. See the proxy statement for more information about this option. Your vote is important! . FOLD AND DETACH HERE • E20529-P87713 PROXY/VOTING INSTRUCTION CARD This proxy is solicited on behalf of the Board of Directors of Praxair, Inc. for the Annual Meeting of Shareholders on April 25, 2017 I (we) hereby authorize Matthew J. White and Guillermo Bichara, or either of them, and each with the power to appoint his substitute, to vote as Proxy for me (us) at the Annual Meeting of Shareholders of Praxair, Inc. to be held at the Ritz-Carlton Westchester Hotel, Three Renaissance Square, White Plains, New York on April 25, 2017 at 11:00 A.M., or any adjournment or postponement thereof, the number of shares of common stock of Praxair, Inc. which I (we) would be entitled to vote if personally present. The proxies shall vote such shares as directed on the reverse side of this card and the proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. I (we) revoke all proxies heretofore given to vote at the Annual Meeting. If I (we) properly sign and return this proxy card, my (our) shares will be voted as I (we) specify on each Proposal. If I (we) do not specify a choice on one or more Proposals, the proxies will vote my (our) shares as the Board of Directors recommends on each such Proposal. For Participants in the Praxair Retirement Savings Plan, the Savings Program for Employees of Praxair Puerto Rico, BV and its Participating Subsidiary Companies, or the Dow Chemical Company Employee Savings Plans: As to those shares of Praxair, Inc. common stock, if any, that are held for me in the aforementioned Savings Plans, I instruct the Trustee of the applicable Savings Plan to vote my shares as I have directed on the reverse side of this proxy card. Where I do not specify a choice, the shares will be voted in the same proportion as the trustee votes the shares for which it receives instructions. Address Changes/Comments: _______________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. (Continued, and to be marked, dated and signed, on the other side)